FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-190246-15

Dated July 7, 2015	JPMBB 2015-C30

Free Writing Prospectus

Structural and Collateral Term Sheet

JPMBB 2015-C30

$1,331,456,099
(Approximate Mortgage Pool Balance)

$1,231,597,000
(Approximate Offered Certificates)

J.P. Morgan Chase Commercial Mortgage Securities Corp.
Depositor

COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES SERIES 2015-C30

JPMorgan Chase Bank, National Association Barclays Bank PLC Starwood Mortgage Funding II LLC Redwood Commercial Mortgage Corporation MC-Five Mile Commercial Mortgage Finance LLC Mortgage Loan Sellers

J.P. Morgan	Barclays
Co-Lead Manager and Joint Bookrunner	Co-Lead Manager and Joint Bookrunner

Drexel Hamilton Co-Manager

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Dated July 7, 2015	JPMBB 2015-C30

This material is for your information, and none of J.P. Morgan Securities LLC (“JPMS”), Barclays Capital Inc. (“Barclays”) or Drexel Hamilton, LLC (“Drexel”) (each individually, an “Underwriter”, and together, the “Underwriters”) is soliciting any action based upon it. This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.

The Depositor has filed a registration statement (including a prospectus) with the SEC (SEC File no. 333-190246) for the offering to which this free writing prospectus relates. Before you invest, you should read the prospectus in the registration statement and other documents the Depositor has filed with the SEC for more complete information about the Depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the Depositor or any Underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1 (866) 400-7834 or by emailing cmbs-prospectus@jpmorgan.com.

Neither this document nor anything contained in this document shall form the basis for any contract or commitment whatsoever. The information contained in this document is preliminary as of the date of this document, supersedes any previous such information delivered to you and will be superseded by any such information subsequently delivered prior to the time of sale. These materials are subject to change, completion or amendment from time to time.

This document has been prepared by the Underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000 as amended or other offering document.

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) that have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected in this document. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these certificates. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the Computational Materials. The specific characteristics of the certificates may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any certificate described in the Computational Materials are subject to change prior to issuance. None of the Underwriters nor any of their respective affiliates make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the certificates.

This information is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change.

This document contains forward-looking statements. Those statements are subject to certain risks and uncertainties that could cause the success of collections and the actual cash flow generated to differ materially from the information set forth in this document. While such information reflects projections prepared in good faith based upon methods and data that are believed to be reasonable and accurate as of their dates, the Depositor undertakes no obligation to revise these forward-looking statements to reflect subsequent events or circumstances. Investors should not place undue reliance on forward-looking statements and are advised to make their own independent analysis and determination with respect to the forecasted periods, which reflect the Depositor’s view only as of the date of this document.

J.P. Morgan is the marketing name for the investment banking businesses of JPMorgan Chase & Co. and its subsidiaries worldwide. Securities, syndicated loan arranging, financial advisory and other investment banking activities are performed by JPMS and its securities affiliates, and lending, derivatives and other commercial banking activities are performed by JPMorgan Chase Bank, National Association and its banking affiliates. JPMS is a member of SIPC and the NYSE.

THE CERTIFICATES REFERRED TO IN THESE MATERIALS ARE SUBJECT TO MODIFICATION OR REVISION (INCLUDING THE POSSIBILITY THAT ONE OR MORE CLASSES OF CERTIFICATES MAY BE SPLIT, COMBINED OR ELIMINATED AT ANY TIME PRIOR TO ISSUANCE OR AVAILABILITY OF A FINAL PROSPECTUS) AND ARE OFFERED ON A “WHEN, AS AND IF ISSUED” BASIS. PROSPECTIVE INVESTORS SHOULD UNDERSTAND THAT, WHEN CONSIDERING THE PURCHASE OF THESE CERTIFICATES, A CONTRACT OF SALE WILL COME INTO BEING NO SOONER THAN THE DATE ON WHICH THE RELEVANT CLASS OF CERTIFICATES HAS BEEN PRICED AND THE UNDERWRITERS HAVE CONFIRMED THE ALLOCATION OF CERTIFICATES TO BE MADE TO INVESTORS; ANY “INDICATIONS OF INTEREST” EXPRESSED BY ANY PROSPECTIVE INVESTOR, AND ANY “SOFT CIRCLES” GENERATED BY THE UNDERWRITERS, WILL NOT CREATE BINDING CONTRACTUAL OBLIGATIONS FOR SUCH PROSPECTIVE INVESTORS, ON THE ONE HAND, OR THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE OTHER HAND.

AS A RESULT OF THE FOREGOING, A PROSPECTIVE INVESTOR MAY COMMIT TO PURCHASE CERTIFICATES THAT HAVE CHARACTERISTICS THAT MAY CHANGE, AND EACH PROSPECTIVE INVESTOR IS ADVISED THAT ALL OR A PORTION OF THE CERTIFICATES REFERRED TO IN THESE MATERIALS MAY BE ISSUED WITHOUT ALL OR CERTAIN OF THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. EACH UNDERWRITER’S OBLIGATION TO SELL CERTIFICATES TO ANY PROSPECTIVE INVESTOR IS CONDITIONED ON THE CERTIFICATES AND THE TRANSACTION HAVING THE CHARACTERISTICS DESCRIBED IN THESE MATERIALS. IF THE UNDERWRITERS DETERMINE THAT A CONDITION IS NOT SATISFIED IN ANY MATERIAL RESPECT, SUCH PROSPECTIVE INVESTOR WILL BE NOTIFIED, AND NEITHER THE DEPOSITOR NOR THE UNDERWRITERS WILL HAVE ANY OBLIGATION TO SUCH PROSPECTIVE INVESTOR TO DELIVER ANY PORTION OF THE CERTIFICATES THAT SUCH PROSPECTIVE INVESTOR HAS COMMITTED TO PURCHASE, AND THERE WILL BE NO LIABILITY OR OBLIGATION BETWEEN THE UNDERWRITERS, THE DEPOSITOR OR ANY OF THEIR RESPECTIVE AGENTS OR AFFILIATES, ON THE ONE HAND, AND SUCH PROSPECTIVE INVESTOR, ON THE OTHER HAND, AS A CONSEQUENCE OF THE NON-DELIVERY.

THE UNDERWRITERS MAY FROM TIME TO TIME PERFORM INVESTMENT BANKING SERVICES FOR, OR SOLICIT INVESTMENT BANKING BUSINESS FROM, ANY COMPANY NAMED IN THESE MATERIALS. THE UNDERWRITERS AND/OR THEIR AFFILIATES OR RESPECTIVE EMPLOYEES MAY FROM TIME TO TIME HAVE A LONG OR SHORT POSITION IN ANY CERTIFICATE OR CONTRACT DISCUSSED IN THESE MATERIALS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30
Indicative Capital Structure

Publicly Offered Certificates

Class	Expected Ratings (Moody’s / DBRS / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
A-1	Aaa(sf) / AAA(sf) / AAA(sf)	$55,133,000	30.000%	2.88	8/15-4/20	45.8%	15.3%
A-2	Aaa(sf) / AAA(sf) / AAA(sf)	$87,279,000	30.000%	4.89	4/20-7/20	45.8%	15.3%
A-3	Aaa(sf) / AAA(sf) / AAA(sf)	$24,337,000	30.000%	6.93	6/22-7/22	45.8%	15.3%
A-4	Aaa(sf) / AAA(sf) / AAA(sf)	$250,000,000	30.000%	9.77	11/24-6/25	45.8%	15.3%
A-5	Aaa(sf) / AAA(sf) / AAA(sf)	$424,851,000	30.000%	9.93	6/25-7/25	45.8%	15.3%
A-SB	Aaa(sf) / AAA(sf) / AAA(sf)	$90,419,000	30.000%	7.12	4/20-11/24	45.8%	15.3%
X-A(6)	Aa1(sf) / AAA(sf) / AAA(sf)	$1,028,550,000	N/A	N/A	N/A	N/A	N/A
X-B(6)	NR / AAA(sf) / AAA(sf)	$88,209,000	N/A	N/A	N/A	N/A	N/A
A-S(7)(8)	Aa2(sf) / AAA(sf) / AAA(sf)	$96,531,000	22.750%	9.96	7/25-7/25	50.6%	13.9%
B(7)(8)	NR / AA(low)(sf) / AA-(sf)	$88,209,000	16.125%	9.96	7/25-7/25	54.9%	12.8%
C(7)(8)	NR / A(low)(sf) / A-(sf)	$58,251,000	11.750%	9.96	7/25-7/25	57.8%	12.1%
EC(7)(8)(9)	NR / A(low)(sf) / A-(sf)	$242,991,000	11.750%	9.96	7/25-7/25	57.8%	12.1%
D	NR / BBB(low)(sf) / BBB-(sf)	$56,587,000	7.500%	9.96	7/25-7/25	60.6%	11.6%

Privately Offered Certificates(10)

Class	Expected Ratings (Moody’s / DBRS / KBRA)	Approximate Initial Certificate Balance or Notional Amount(1)	Approximate Initial Credit Support(2)	Expected Weighted Avg. Life (years)(3)	Expected Principal Window(3)	Certificate Principal to Value Ratio(4)	Underwritten NOI Debt Yield(5)
X-C(6)	NR / AAA(sf) / AAA(sf)	$58,251,000	N/A	N/A	N/A	N/A	N/A
X-D(6)	NR / AAA(sf) / BBB-(sf)	$56,587,000	N/A	N/A	N/A	N/A	N/A
X-E(6)	NR / AAA(sf) / BB(sf)	$33,286,000	N/A	N/A	N/A	N/A	N/A
X-F(6)	NR / AAA(sf) / B(sf)	$18,308,000	N/A	N/A	N/A	N/A	N/A
X-NR(6)	NR / AAA(sf) / NR	$48,265,099	N/A	N/A	N/A	N/A	N/A
E	NR / BB(low)(sf) / BB(sf)	$33,286,000	5.000%	9.96	7/25-7/25	62.2%	11.3%
F	NR / B(sf) / B(sf)	$18,308,000	3.625%	9.96	7/25-7/25	63.1%	11.1%
NR	NR / NR / NR	$48,265,099	0.000%	9.96	7/25-7/25	65.5%	10.7%
(1)	In the case of each such Class, subject to a permitted variance of plus or minus 5%.
(2)	The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates represent the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates in the aggregate.
(3)	Assumes 0% CPR / 0% CDR and a July 28, 2015 closing date. Based on modeling assumptions as described in the Free Writing Prospectus dated July 7, 2015 (the “Free Writing Prospectus”).
(4)	The “Certificate Principal to Value Ratio” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average Cut-off Date LTV Ratio for the mortgage loans, multiplied by (b) a fraction, the numerator of which is the total initial Certificate Balance of such Class of Certificates and all Classes of Principal Balance Certificates senior to such Class of Certificates and the denominator of which is the total initial Certificate Balance of all of the Principal Balance Certificates. The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificate Principal to Value Ratios are calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that excess mortgaged property value associated with a mortgage loan will not be available to offset losses on any other mortgage loan.
(5)	The “Underwritten NOI Debt Yield” for any Class (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) is calculated as the product of (a) the weighted average UW NOI Debt Yield for the mortgage loans and (b) the total initial Certificate Balance of all of the Classes of Principal Balance Certificates divided by the total initial Certificate Balance for such Class and all Classes of Principal Balance Certificates senior to such Class of Certificates. The Underwritten NOI Debt Yield for each of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates is calculated in the aggregate for those Classes as if they were a single Class. Investors should note, however, that net operating income from any mortgaged property supports only the related mortgage loan and will not be available to support any other mortgage loan.
(6)	The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR Notional Amounts are defined in the Free Writing Prospectus.
(7)	A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange such Classes of Certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged for a ratable portion of each class of Exchangeable Certificates.
(8)	The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. See “Exchangeable Certificates and the Class EC Certificates” below.
(9)	Although the Class EC Certificates are listed below the Class C Certificates in the chart, the Class EC Certificates’ payment entitlements and subordination priority will be a result of the payment entitlements and subordination priority at each level of the related component classes of Class A-S, Class B and Class C Certificates. For purposes of determining the Approximate Initial Credit Support, Certificate Principal to Value Ratio and Underwritten NOI Debt Yield for Class EC Certificates, the calculation is based on the aggregate initial Certificate Balance of Class A-S, Class B and Class C Certificates as if they were a single class.
(10)	The Class X-C, Class X-D, Class X-E, Class X-F, Class X-NR, Class E, Class F, Class NR, Class R and Class Z Certificates are not being offered by the Free Writing Prospectus and this Term Sheet. The Class Z and Class R Certificates are not shown above.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Summary of Transaction Terms

Securities Offered:	$1,231,597,000 monthly pay, multi-class, commercial mortgage REMIC Pass-Through Certificates.

Co-Lead Managers	J.P. Morgan Securities LLC and Barclays Capital Inc.
and Joint Bookrunners:

Co-Manager:	Drexel Hamilton, LLC.

Mortgage Loan Sellers:	JPMorgan Chase Bank, National Association (“JPMCB”) (67.5%), Barclays Bank PLC (“Barclays”) (15.6%), Starwood Mortgage Funding II LLC (“SMF II”) (6.2%), Redwood Commercial Mortgage Corporation (“RCMC”) (6.1%) and MC-Five Mile Commercial Mortgage Finance LLC (4.6%).

Master Servicer:	Wells Fargo Bank, National Association (“Wells Fargo”).

Special Servicer:	Torchlight Loan Services, LLC (“Torchlight”).

Directing Certificateholder:	Torchlight Investors, LLC.

Trustee:	Wilmington Trust, National Association.

Certificate Administrator:	Wells Fargo Bank, National Association.

Senior Trust Advisor:	Pentalpha Surveillance LLC.

Rating Agencies:	Moody’s Investors Service, Inc. (“Moody’s”), DBRS, Inc. (“DBRS”) and Kroll Bond Rating Agency, Inc. (“KBRA”).

Pricing Date:	On or about July 14, 2015.

Closing Date:	On or about July 28, 2015.

Cut-off Date:	With respect to each mortgage loan, the related due date in July 2015, or with respect to any mortgage loan that has its first due date in August 2015, the date that would otherwise have been the related due date in July 2015.

Distribution Date:	The 4th business day after the Determination Date in each month, commencing in August 2015.

Determination Date:	11th day of each month, or if the 11th day is not a business day, the next succeeding business day, commencing in August 2015.

Assumed Final Distribution Date:	The Distribution Date in July 2025, which is the latest anticipated repayment date of the Certificates.

Rated Final Distribution Date:	The Distribution Date in July 2048.

Tax Treatment:	The Publicly Offered Certificates are expected to be treated as REMIC regular interests for U.S. federal income tax purposes.

Form of Offering:	The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class A-S, Class B, Class C, Class EC and Class D Certificates will be offered publicly (the “Publicly Offered Certificates”). The Class X-C, Class X-D, Class X-E, Class X-F, Class X-NR, Class E, Class F, Class NR, Class R and Class Z Certificates (the “Privately Offered Certificates”) will be offered domestically to Qualified Institutional Buyers and to Institutional Accredited Investors and to institutions that are not U.S. Persons pursuant to Regulation S.

SMMEA Status:	The Certificates will not constitute “mortgage related securities” for purposes of SMMEA.

ERISA:	The Publicly Offered Certificates are expected to be ERISA eligible.

Optional Termination:	1.0% clean-up call.

Minimum Denominations:	The Publicly Offered Certificates (other than the Class X-A and Class X-B Certificates) will be issued in minimum denominations of $10,000 and integral multiples of $1 in excess of $10,000. The Class X-A and Class X-B Certificates will be issued in minimum denominations of $1,000,000 and in integral multiples of $1 in excess of $1,000,000.

Settlement Terms:	DTC, Euroclear and Clearstream Banking.

Analytics:	The transaction is expected to be modeled by Intex Solutions, Inc. and Trepp, LLC and is expected to be available on Bloomberg L.P., Blackrock Financial Management Inc., Interactive Data Corporation and Markit.

Risk Factors:	THE CERTIFICATES INVOLVE CERTAIN RISKS AND MAY NOT BE SUITABLE FOR ALL INVESTORS. SEE THE “RISK FACTORS” SECTION OF THE FREE WRITING PROSPECTUS.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Collateral Characteristics

Loan Pool
Initial Pool Balance (“IPB”):	$1,331,456,099
Number of Mortgage Loans:	70
Number of Mortgaged Properties:	150
Average Cut-off Date Balance per Mortgage Loan:	$19,020,801
Weighted Average Current Mortgage Rate:	4.32684%
10 Largest Mortgage Loans as % of IPB:	44.2%
Weighted Average Remaining Term to Maturity(1):	114 months
Weighted Average Seasoning:	1 month

Credit Statistics
Weighted Average UW NCF DSCR(2):	1.82x
Weighted Average UW NOI Debt Yield(2):	10.7%
Weighted Average Cut-off Date Loan-to-Value Ratio (“LTV”)(2)(3):	65.5%
Weighted Average Maturity Date LTV(1)(2)(3):	57.2%

Other Statistics
% of Mortgage Loans with Additional Debt:	35.4%
% of Mortgaged Properties with Single Tenants:	9.5%

Amortization
Weighted Average Original Amortization Term(4):	354 months
Weighted Average Remaining Amortization Term(4):	354 months
% of Mortgage Loans with Partial Interest-Only followed by Amortizing Balloon:	51.1%
% of Mortgage Loans with Amortizing Balloon:	27.4%
% of Mortgage Loans with Interest-Only:	18.4%
% of Mortgage Loans with ARD-Interest-Only-Balloon:	1.8%
% of Mortgage Loans with ARD-Interest-Only:	1.2%

Cash Management(5)
% of Mortgage Loans with In-Place, CMA Lockboxes:	51.0%
% of Mortgage Loans with In-Place, Hard Lockboxes:	26.7%
% of Mortgage Loans with In-Place, Springing Lockboxes:	18.9%
% of Mortgage Loans with In-Place, Soft Lockboxes:	3.0%
% of Mortgage Loans with No Lockbox:	0.5%

Reserves
% of Mortgage Loans Requiring Monthly Tax Reserves:	76.3%
% of Mortgage Loans Requiring Monthly Insurance Reserves:	25.8%
% of Mortgage Loans Requiring Monthly CapEx Reserves(6):	75.3%
% of Mortgage Loans Requiring Monthly TI/LC Reserves(7):	57.6%

(1) In the case of Loan Nos. 19 and 26, each with an anticipated repayment date, as of the related anticipated repayment date.

(2) In the case of Loan Nos. 1, 2, 3, 4, 11, 12, 23 and 25 the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loans.

(3) In the case of Loan Nos. 1, 3, 6, 10, 14, 15, 16, 26, 45 and 50 the Cut-off Date LTV and the Maturity Date LTV are calculated at least in part by using one or more appraised values based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

(4) Excludes 8 mortgage loans that are interest-only for the entire term or until the anticipated repayment date, as applicable.

(5) For a detailed description of Cash Management, refer to “Description of the Mortgage Pool—Lockbox Accounts” in the Free Writing Prospectus.

(6) CapEx Reserves include FF&E reserves for hotel properties.

(7) Calculated only with respect to the Cut-off Date Balance of mortgage loans secured or partially secured by retail, industrial, office and mixed use properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Collateral Characteristics

Mortgage Loan Seller	Number of Mortgage Loans	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of IPB
JPMCB	29	95	$898,623,403	67.5%
Barclays	20	28	207,703,430	15.6
SMF II	8	14	82,814,266	6.2
RCMC	8	8	81,505,000	6.1
MC-Five Mile	5	5	60,810,000	4.6
Total:	70	150	$1,331,456,099	100.0%

Ten Largest Mortgage Loans

No.	Loan Name	Mortgage Loan Seller	No. of Prop.	Cut-off Date Balance	% of IPB	SF/Units/ Rooms	Property Type	UW NCF DSCR(1)	UW NOI Debt Yield(1)	Cut-off Date LTV(1)	Maturity Date LTV(1)
1	One Shell Square	JPMCB	1	$90,000,000	6.8%	1,240,539	Office	1.78x	11.1%	69.8%	57.5%
2	Pearlridge Center	JPMCB	1	$72,000,000	5.4%	903,692	Retail	4.63x	18.0%	30.5%	30.5%
3	Sunbelt Portfolio	JPMCB	3	$70,000,000	5.3%	1,324,863	Office	1.70x	11.5%	72.2%	58.0%
4	Brunswick Portfolio	JPMCB	58	$65,000,000	4.9%	2,275,293	Retail	1.47x	12.3%	58.1%	43.2%
5	Parker Plaza	JPMCB	1	$51,000,000	3.8%	307,327	Office	1.40x	9.8%	67.6%	58.8%
6	Castleton Park	JPMCB	1	$51,000,000	3.8%	903,326	Office	1.47x	11.8%	73.9%	64.7%
7	Bethesda Office Center	JPMCB	1	$50,000,000	3.8%	174,449	Office	1.32x	8.4%	77.0%	68.6%
8	55 West 125th Street	JPMCB	1	$47,000,000	3.5%	218,281	Office	2.14x	10.6%	55.6%	55.6%
9	College Park Office	SMF II	6	$46,550,000	3.5%	357,075	Office	1.48x	10.0%	66.2%	56.8%
10	Boulevard Square	JPMCB	1	$45,500,000	3.4%	220,597	Retail	1.20x	7.6%	77.1%	67.2%

	Top 3 Total/Weighted Average		5	$232,000,000	17.4%			2.64x	13.4%	58.3%	49.3%
	Top 5 Total/Weighted Average		64	$348,000,000	26.1%			2.24x	12.6%	59.6%	49.5%
	Top 10 Total/Weighted Average		74	$588,050,000	44.2%			1.95x	11.4%	63.9%	54.9%

(1)   In the case of Loan Nos. 1, 2, 3 and 4, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan No. 2, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loans.

Pari Passu Note Loan Summary

No.	Loan Name	Trust Cut- off Date Balance	Pari Passu Loan Cut-off Date Balance	Total Mortgage Loan Cut-off Date Balance	Controlling Pooling & Servicing Agreement	Master Servicer	Special Servicer	Voting Rights
1	One Shell Square	$90,000,000	$36,100,000	$146,100,000	JPMBB 2015-C30	Wells Fargo	Torchlight	JPMBB 2015-C30
2	Pearlridge Center	$72,000,000	$58,400,000	$225,000,000	(2)	KeyBank	KeyBank	(2)
3	Sunbelt Portfolio	$70,000,000	$76,700,000	$168,200,000	JPMBB 2015-C30(1)	Wells Fargo	Torchlight	JPMBB 2015-C30
4	Brunswick Portfolio	$65,000,000	$55,000,000	$120,000,000	JPMBB 2015-C30	Wells Fargo	Torchlight	JPMBB 2015-C30
11	Scottsdale Quarter	$42,000,000	$53,000,000	$165,000,000	(2)	KeyBank	KeyBank	(2)
12	One City Centre	$40,000,000	$60,000,000	$100,000,000	JPMBB 2015-C29	Wells Fargo	Midland	JPMBB 2015-C30
23	Marriott - Pittsburgh	$19,060,000	$25,000,000	$51,200,000	JPMBB 2015-C29	Wells Fargo	Midland	JPMBB 2015-C30
25	JAGR Portfolio	$17,500,000	$30,000,000	$55,000,000	JPMBB 2015-C29	Wells Fargo	Midland	JPMBB 2015-C29

(1)  In the case of Loan No. 3, the loan is serviced under the JPMBB 2015-C30 Pooling and Servicing Agreement until such time the controlling piece has been securitized, at which point the loan will be serviced under the related pooling and servicing agreement.

(2)  In the case of Loan Nos. 2 and 11 the loans are expected to be serviced under the pooling and servicing agreement entered into in connection with a private CMBS securitization. See “Servicing of the Mortgage Loans —Servicing of the Pearlridge Center Mortgage Loan and the Scottsdale Quarter Mortgage Loan” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

6 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Collateral Characteristics

Additional Debt Summary(1)

No.	Loan Name	Trust Cut-off Date Balance	Subordinate Debt Cut-off Date Balance	Total Debt Cut-off Date Balance	Mortgage Loan UW NCF DSCR(2)	Total Debt UW NCF DSCR	Mortgage Loan Cut-off Date LTV(2)	Total Debt Cut-off Date LTV	Mortgage Loan UW NOI Debt Yield(2)	Total Debt UW NOI Debt Yield
1	One Shell Square	$90,000,000	$20,000,000	$146,100,000	1.78x	1.39x	69.8%	80.9%	11.1%	9.6%
2	Pearlridge Center	$72,000,000	$94,600,000	$225,000,000	4.63x	2.68x	30.5%	52.6%	18.0%	10.4%
3	Sunbelt Portfolio	$70,000,000	$21,500,000	$168,200,000	1.70x	1.36x	72.2%	82.7%	11.5%	10.0%
8	55 West 125th Street	$47,000,000	$12,500,000	$59,500,000	2.14x	1.32x	55.6%	70.4%	10.6%	8.4%
11	Scottsdale Quarter	$42,000,000	$70,000,000	$165,000,000	4.00x	2.30x	27.1%	47.0%	15.4%	8.9%
13	215 West 125th Street	$33,000,000	$4,500,000	$37,500,000	1.83x	1.39x	58.9%	67.0%	9.4%	8.3%
15	300 North Greene Street	$32,600,000	$4,000,000	$36,600,000	1.43x	1.16x	74.9%	84.0%	11.0%	9.8%
21	The Fort Apartments	$21,250,000	$1,750,000	$23,000,000	1.26x	1.11x	76.7%	83.0%	7.8%	7.3%
23	Marriott - Pittsburgh	$19,060,000	$7,140,000	$51,200,000	1.78x	1.40x	68.8%	80.0%	10.9%	9.3%
25	JAGR Portfolio	$17,500,000	$7,500,000	$55,000,000	1.78x	1.41x	64.6%	74.8%	11.4%	9.8%
26	111 South Jackson	$15,700,000	$8,500,000	$24,200,000	2.78x	1.17x	43.6%	67.2%	12.1%	7.9%
45	10 Main Street	$7,569,288	$3,000,000	$10,569,288	1.38x	NAP	70.1%	97.9%	8.5%	6.1%
57	Ramada Plaza	$4,250,000	$1,470,000	$5,720,000	1.95x	1.41x	60.7%	81.7%	11.8%	8.8%

(1)	In the case of Loan Nos. 1, 3, 15, 21, 23 and 25, subordinate debt represents mezzanine loans. In the case of Loan Nos. 2, 8, 11, 13, 26 and 57, subordinate debt represents subordinate debt. In the case of Loan No. 45, subordinate debt represents a second lien mortgage.

(2)	In the case of Loan Nos. 1, 2, 3, 23 and 25, Mortgage Loan UW NCF DSCR, Mortgage Loan Cut-off Date LTV and Mortgage Loan UW NOI Debt Yield calculations include the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loans.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

7 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Collateral Characteristics

Mortgaged Properties by Type(1)

						Weighted Average
Property Type	Property Subtype	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)
Office	CBD	13	$338,703,442	25.4%	90.3%	1.82x	10.5%	65.9%	59.1%
	Suburban	12	255,796,558	19.2	86.8%	1.45x	10.2%	72.1%	62.8%
	Medical	2	16,380,000	1.2	92.3%	1.29x	8.9%	70.0%	59.5%
	Subtotal:	27	$610,880,000	45.9%	88.9%	1.65x	10.3%	68.6%	60.6%

Retail	Anchored	7	$133,900,000	10.1%	92.5%	1.33x	8.5%	73.9%	64.0%
	Super Regional Mall	1	72,000,000	5.4	94.4%	4.63x	18.0%	30.5%	30.5%
	Freestanding	60	69,765,000	5.2	100.0%	1.46x	12.1%	58.3%	43.5%
	Unanchored	3	27,775,000	2.1	97.7%	1.46x	9.0%	71.8%	64.1%
	Shadow Anchored	3	22,772,976	1.7	91.1%	1.47x	9.5%	71.5%	58.3%
	Single Tenant	3	16,505,000	1.2	100.0%	1.62x	10.8%	63.2%	55.0%
	Subtotal:	77	$342,717,976	25.7%	95.1%	2.08x	11.4%	60.8%	52.0%

Multifamily	Garden	9	$87,235,640	6.6%	95.3%	1.44x	8.9%	72.7%	62.4%
	Student	3	31,459,482	2.4	96.6%	1.38x	9.3%	69.3%	63.6%
	Mid Rise	1	24,510,000	1.8	96.1%	1.41x	8.9%	73.2%	66.5%
	High Rise	2	20,569,288	1.5	99.0%	1.42x	8.9%	70.7%	61.0%
	Subtotal:	15	$163,774,410	12.3%	96.1%	1.42x	9.0%	71.9%	63.1%

Hotel	Limited Service	7	$54,797,524	4.1%	72.7%	1.73x	11.2%	66.8%	51.9%
	Full Service	5	40,560,000	3.0	65.6%	1.91x	11.9%	63.8%	57.6%
	Extended Stay	2	7,972,682	0.6	81.1%	1.89x	12.8%	62.3%	46.2%
	Subtotal:	14	$103,330,206	7.8%	70.6%	1.81x	11.6%	65.3%	53.7%

Mixed Use	Retail/Office	1	$42,000,000	3.2%	95.6%	4.00x	15.4%	27.1%	27.1%
	Office/Retail	1	2,200,000	0.2	79.7%	1.33x	9.0%	74.2%	63.4%
	Industrial/Office	1	1,890,000	0.1	100.0%	1.32x	8.7%	78.9%	71.8%
	Subtotal:	3	$46,090,000	3.5%	95.0%	3.76x	14.8%	31.5%	30.7%

Industrial	Flex	4	$17,350,000	1.3%	97.2%	1.52x	9.9%	77.1%	68.0%
	Warehouse	2	14,197,132	1.1	94.3%	1.71x	10.6%	68.4%	59.2%
	Warehouse/Distribution	3	9,865,000	0.7	98.8%	2.37x	11.4%	58.9%	55.3%
	Subtotal:	9	$41,412,132	3.1%	96.6%	1.79x	10.5%	69.8%	62.0%

Self Storage	Self Storage	3	$12,255,000	0.9%	89.6%	1.48x	9.4%	69.0%	62.8%

Manufactured Housing	Manufactured Housing	2	$10,996,375	0.8%	95.4%	1.53x	9.5%	70.2%	60.4%

	Total / Weighted Average:	150	$1,331,456,099	100.0%	90.5%	1.82x	10.7%	65.5%	57.2%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.

(2)	In the case of Loan Nos. 1, 2, 3, 4, 11, 12, 23 and 25, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loans.

(3)	In the case of Loan Nos. 1, 3, 6, 10, 14, 15, 16, 26, 45 and 50, the Cut-off Date LTV and the Maturity Date LTV are calculated using an appraised value based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

8 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Collateral Characteristics

Mortgaged Properties by Location(1)

				Weighted Average
State	Number of Properties	Cut-off Date Principal Balance	% of IPB	Occupancy	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(2)(3)
New Jersey	12	$115,553,193	8.7%	91.7%	1.47x	10.0%	67.7%	58.4%
New York	7	104,200,488	7.8	96.5%	1.94x	10.4%	58.3%	56.4%
Louisiana	2	96,129,634	7.2	91.1%	1.78x	11.2%	69.7%	57.0%
Texas	10	84,313,447	6.3	89.7%	1.74x	9.4%	68.2%	63.3%
Maryland	6	75,184,167	5.6	85.8%	1.48x	9.0%	72.9%	65.5%
California	12	74,272,334	5.6	94.0%	1.41x	9.3%	68.9%	59.8%
Indiana	2	72,250,000	5.4	86.5%	1.41x	10.6%	74.7%	65.5%
Hawaii	1	72,000,000	5.4	94.4%	4.63x	18.0%	30.5%	30.5%
Florida	6	63,151,275	4.7	86.1%	1.30x	8.3%	74.0%	63.3%
Arizona	8	53,755,184	4.0	95.6%	3.45x	14.5%	34.7%	32.3%
Alabama	3	53,330,772	4.0	80.1%	1.70x	11.5%	71.9%	57.7%
Georgia	13	50,414,339	3.8	93.8%	1.41x	9.8%	73.7%	63.7%
Connecticut	8	48,350,000	3.6	88.0%	1.55x	10.0%	70.3%	60.6%
Ohio	3	45,161,195	3.4	96.8%	1.39x	8.9%	72.1%	64.4%
Massachusetts	3	42,000,000	3.2	95.8%	1.46x	9.1%	74.1%	62.0%
Colorado	9	36,557,347	2.7	93.1%	1.57x	11.1%	70.2%	57.5%
North Carolina	1	32,600,000	2.4	83.5%	1.43x	11.0%	74.9%	69.1%
Virginia	1	29,250,000	2.2	94.0%	1.35x	8.5%	66.8%	53.9%
South Carolina	3	29,150,078	2.2	89.5%	1.82x	11.6%	69.8%	57.9%
Pennsylvania	3	27,088,489	2.0	80.0%	1.66x	10.5%	68.7%	59.9%
Michigan	4	26,178,267	2.0	90.1%	1.48x	9.8%	69.9%	63.4%
Washington	3	20,032,631	1.5	91.0%	2.50x	11.8%	47.7%	45.0%
Illinois	12	14,046,698	1.1	96.8%	1.43x	11.2%	62.5%	48.9%
Tennessee	3	13,985,458	1.1	95.1%	1.56x	10.2%	68.1%	53.7%
Wisconsin	1	12,700,000	1.0	69.0%	1.66x	11.0%	69.4%	50.9%
Kansas	2	9,129,488	0.7	85.1%	1.66x	10.9%	64.9%	50.5%
Mississippi	1	8,316,368	0.6	67.7%	1.78x	11.4%	64.6%	61.7%
Minnesota	4	6,267,868	0.5	100.0%	1.47x	12.3%	58.1%	43.2%
Missouri	3	5,927,620	0.4	100.0%	1.41x	10.6%	58.1%	43.0%
Maine	1	4,250,000	0.3	69.0%	1.95x	11.8%	60.7%	53.1%
Nevada	1	3,000,000	0.2	81.9%	1.43x	9.4%	64.0%	60.0%
West Virginia	1	1,505,000	0.1	100.0%	1.44x	10.2%	70.0%	56.9%
Ontario	1	1,404,758	0.1	100.0%	1.47x	12.3%	58.1%	43.2%
Total / Weighted Average:	150	$1,331,456,099	100.0%	90.5%	1.82x	10.7%	65.5%	57.2%
(1)	Because this table presents information relating to the mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 11, 12, 23 and 25, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s). In the case of Loan Nos. 2 and 11, the UW NCF DSCR, UW NOI Debt Yield, Cut-off Date LTV and Maturity Date LTV calculations exclude the related Subordinate Companion Loans.
(3)	In the case of Loan Nos. 1, 3, 6, 10, 14, 15, 16, 26, 45 and 50 the Cut-off Date LTV and the Maturity Date LTV are calculated at least in part by using one or more appraised values based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

9 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Collateral Characteristics

Cut-off Date Principal Balance

					Weighted Average
Range of Principal Balances		Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)((2)(3)
$2,197,132	$9,999,999	34	$189,276,618	14.2%	4.44560%	113	1.66x	10.4%	67.9%	57.9%
$10,000,000	$19,999,999	14	200,670,000	15.1	4.41356%	111	1.66x	10.2%	68.7%	59.6%
$20,000,000	$24,999,999	4	87,360,000	6.6	4.40126%	119	1.36x	8.6%	74.0%	64.2%
$25,000,000	$49,999,999	11	405,149,482	30.4	4.32559%	110	1.83x	10.0%	63.6%	58.3%
$50,000,000	$90,000,000	7	449,000,000	33.7	4.22468%	120	2.05x	12.1%	63.2%	53.4%
Total / Weighted Average:		70	$1,331,456,099	100.0%	4.32684%	114	1.82x	10.7%	65.5%	57.2%

Mortgage Interest Rates

						Weighted Average
Range of Mortgage Interest Rates			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)((2)(3)
3.53000%	-	4.20000%	12	$449,145,000	33.7%	3.96955%	117	2.35x	11.6%	59.2%	53.6%
4.20001%	-	4.40000%	21	361,407,538	27.1	4.32118%	120	1.63x	9.9%	69.3%	60.4%
4.40001%	-	4.60000%	16	231,807,132	17.4	4.48940%	119	1.49x	10.1%	71.1%	60.7%
4.60001%	-	4.80000%	16	222,321,429	16.7	4.68919%	109	1.48x	10.6%	65.0%	53.8%
4.80001%	-	5.06070%	5	66,775,000	5.0	4.99003%	72	1.60x	11.3%	69.7%	63.1%
Total / Weighted Average:			70	$1,331,456,099	100.0%	4.32684%	114	1.82x	10.7%	65.5%	57.2%

Original Term to Maturity/ARD in Months(1)

				Weighted Average
Original Term to Maturity/ARD in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)((2)(3)
60	6	$94,214,482	7.1%	4.85491%	59	1.52x	10.7%	68.7%	63.6%
84	2	25,000,000	1.9	4.00882%	84	2.31x	11.1%	55.8%	53.8%
120	62	1,212,241,618	91.0	4.29236%	119	1.84x	10.7%	65.5%	56.8%
Total / Weighted Average:	70	$1,331,456,099	100.0%	4.32684%	114	1.82x	10.7%	65.5%	57.2%

Remaining Term to Maturity/ARD in Months(1)

						Weighted Average
Remaining Term to Maturity/ARD in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)((2)(3)
57	-	60	6	$94,214,482	7.1%	4.85491%	59	1.52x	10.7%	68.7%	63.6%
61	-	120	64	1,237,241,618	92.9	4.28663%	119	1.85x	10.7%	65.3%	56.7%
Total / Weighted Average:			70	$1,331,456,099	100.0%	4.32684%	114	1.82x	10.7%	65.5%	57.2%
(1)	In the case of Loan Nos. 19 and 26, each of which has an anticipated repayment date, Remaining Loan Term, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 11, 12, 23 and 25, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loans.
(3)	In the case of Loan Nos. 1, 3, 6, 10, 14, 15, 16, 26, 45 and 50 the Cut-off Date LTV and the Maturity Date LTV are calculated at least in part by using one or more appraised values based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

10 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Collateral Characteristics

Original Amortization Term in Months

			Weighted Average
Original Amortization Term in Months	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)((2)(3)
Interest Only	8	$261,235,000	19.6%	3.87047%	117	3.12x	13.1%	45.0%	45.0%
300	9	110,870,206	8.3	4.70761%	117	1.61x	12.3%	60.1%	44.8%
360	53	959,350,894	72.1	4.40711%	114	1.49x	9.8%	71.7%	61.9%
Total / Weighted Average:	70	$1,331,456,099	100.0%	4.32684%	114	1.82x	10.7%	65.5%	57.2%

Remaining Amortization Term in Months

						Weighted Average
Remaining Amortization Term in Months			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)((2)(3)
Interest Only			8	$261,235,000	19.6%	3.87047%	117	3.12x	13.1%	45.0%	45.0%
241	-	299	4	18,095,206	1.4	4.50959%	118	1.84x	12.3%	65.7%	48.4%
300	-	360	58	1,052,125,894	79.0	4.43701%	114	1.50x	10.1%	70.6%	60.4%
Total / Weighted Average:			70	$1,331,456,099	100.0%	4.32684%	114	1.82x	10.7%	65.5%	57.2%

Amortization Types

				Weighted Average
Amortization Types	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)((2)(3)
IO-Balloon	37	$680,685,000	51.1%	4.36966%	117	1.49x	9.8%	72.0%	62.7%
Balloon	24	365,026,099	27.4	4.58749%	108	1.55x	10.8%	67.7%	54.9%
Interest Only	7	245,535,000	18.4	3.86500%	119	3.14x	13.2%	45.1%	45.1%
ARD-IO-Balloon	1	24,510,000	1.8	4.12000%	117	1.41x	8.9%	73.2%	66.5%
ARD-Interest Only	1	15,700,000	1.2	3.95600%	84	2.78x	12.1%	43.6%	43.6%
Total / Weighted Average:	70	$1,331,456,099	100.0%	4.32684%	114	1.82x	10.7%	65.5%	57.2%

Underwritten Net Cash Flow Debt Service Coverage Ratios(1)

						Weighted Average
Underwritten Net Cash Flow Debt Service Coverage Ratios			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)((2)(3)
1.20x	-	1.35x	13	$258,240,000	19.4%	4.36329%	120	1.30x	8.3%	74.6%	65.2%
1.36x	-	1.45x	13	237,888,769	17.9	4.46513%	102	1.40x	9.5%	71.3%	62.7%
1.46x	-	1.55x	14	257,604,352	19.3	4.52043%	117	1.49x	10.8%	67.9%	57.1%
1.56x	-	1.65x	4	37,260,640	2.8	4.50597%	120	1.62x	10.2%	71.0%	59.0%
1.66x	-	1.80x	10	243,289,402	18.3	4.37610%	115	1.75x	11.3%	70.2%	57.8%
1.81x	-	2.00x	6	57,240,804	4.3	4.40088%	120	1.87x	10.8%	61.1%	55.1%
2.01x	-	4.63x	10	239,932,132	18.0	3.84723%	115	3.27x	13.8%	42.9%	42.7%
Total / Weighted Average:			70	$1,331,456,099	100.0%	4.32684%	114	1.82x	10.7%	65.5%	57.2%
(1)	In the case of Loan Nos. 19 and 26, each of which has an anticipated repayment date, Remaining Loan Term, Original Term To Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 11, 12, 23 and 25, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loans.
(3)	In the case of Loan Nos. 1, 3, 6, 10, 14, 15, 16, 26, 45 and 50 the Cut-off Date LTV and the Maturity Date LTV are calculated at least in part by using one or more appraised values based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Collateral Characteristics

LTV Ratios as of the Cut-off Date(1)(2)

						Weighted Average
Range of Cut-off Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)((2)(3)
27.1%	-	59.9%	11	$296,012,132	22.2%	4.09010%	117	2.88x	13.6%	45.2%	41.5%
60.0%	-	64.9%	8	86,897,682	6.5	4.38234%	104	1.88x	10.3%	62.3%	58.1%
65.0%	-	69.9%	15	327,586,358	24.6	4.41347%	113	1.58x	10.3%	68.2%	57.3%
70.0%	-	78.9%	36	620,959,928	46.6	4.38623%	116	1.44x	9.6%	74.2%	64.5%
Total / Weighted Average:			70	$1,331,456,099	100.0%	4.32684%	114	1.82x	10.7%	65.5%	57.2%

LTV Ratios as of the Maturity Date(1)(2)

						Weighted Average
Range of Maturity Date LTVs			Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)((2)(3)
27.1%	-	44.9%	8	$209,797,132	15.8%	4.02808%	115	3.21x	15.0%	40.4%	35.3%
45.0%	-	49.9%	4	20,277,315	1.5	4.61038%	119	1.89x	12.8%	63.7%	47.1%
50.0%	-	54.9%	8	78,547,242	5.9	4.46531%	120	1.62x	9.8%	66.0%	53.3%
55.0%	-	59.9%	15	420,304,288	31.6	4.34070%	120	1.68x	10.5%	67.0%	57.7%
60.0%	-	64.9%	25	361,660,122	27.2	4.40726%	110	1.54x	9.8%	71.2%	63.2%
65.0%	-	71.9%	10	240,870,000	18.1	4.37313%	110	1.34x	8.7%	76.3%	68.6%
Total / Weighted Average:			70	$1,331,456,099	100.0%	4.32684%	114	1.82x	10.7%	65.5%	57.2%

Prepayment Protection

				Weighted Average
Prepayment Protection	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)((2)(3)
Defeasance	46	$776,850,015	58.3%	4.27455%	118	1.88x	10.6%	65.4%	56.9%
Yield Maintenance	24	554,606,085	41.7	4.40009%	109	1.74x	10.7%	65.7%	57.5%
Total / Weighted Average:	70	$1,331,456,099	100.0%	4.32684%	114	1.82x	10.7%	65.5%	57.2%

Loan Purpose

				Weighted Average
Loan Purpose	Number of Loans	Cut-off Date Principal Balance	% of IPB	Mortgage Rate	Remaining Loan Term(1)	UW NCF DSCR(2)	UW NOI DY(2)	Cut-off Date LTV(2)(3)	Maturity Date LTV(1)((2)(3)
Refinance	46	$612,601,466	46.0%	4.41937%	114	1.51x	9.5%	69.2%	60.0%
Acquisition	21	599,354,634	45.0	4.38041%	115	1.65x	10.6%	68.8%	59.8%
Recapitalization	3	119,500,000	9.0	3.58385%	116	4.30x	17.0%	29.9%	29.7%
Total / Weighted Average:	70	$1,331,456,099	100.0%	4.32684%	114	1.82x	10.7%	65.5%	57.2%
(1)	In the case of Loan Nos. 19 and 26, each of which has an anticipated repayment date, Remaining Loan Term, Original Term To Maturity/ARD, Remaining Term to Maturity/ARD and Maturity Date LTV are as of the related anticipated repayment date.
(2)	In the case of Loan Nos. 1, 2, 3, 4, 11, 12, 23 and 25, the UW NCF DSCR, UW NOI DY, Cut-off Date LTV and Maturity Date LTV calculations include the related Pari Passu Companion Loan(s), but excludes any related Subordinate Companion Loans.
(3)	In the case of Loan Nos. 1, 3, 6, 10, 14, 15, 16, 26, 45 and 50 the Cut-off Date LTV and the Maturity Date LTV are calculated at least in part by using one or more appraised values based on certain hypothetical assumptions. Refer to “Description of the Mortgage Pool—Assessments of Property Value and Condition” in the Free Writing Prospectus for additional details.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Collateral Characteristics

Previous Securitization History(1)

No.	Loan Name	Location	Property Type	Previous Securitization
2	Pearlridge Center	Aiea, HI	Retail	MSC 2011-C1
6	Castleton Park	Indianapolis, IN	Office	CSFB 2005-TF2A
8	55 West 125th Street	New York, NY	Office	BACM 2006-2
9	College Park Office(2)	Princeton, NJ	Office	JPMCC 2005-LDP4
12	One City Centre	Houston, TX	Office	GCCFC 2005-GG5
13	215 West 125th Street	New York, NY	Office	BACM 2006-2
15	300 North Greene Street	Greensboro, NC	Office	WBCMT 2005-C17
18.04	1001 Farmington Avenue	West Hartford, CT	Mixed Use	LBUBS 2005-C5
20	Shaw's Plaza - Carver	Carver, MA	Retail	CD 2007-CD4
22	Points East Shopping Center	Mentor, OH	Retail	JPMCC 2006-CB17
23	Marriott - Pittsburgh	Pittsburgh, PA	Hotel	GCCFC 2005-GG5
24	River View Shopping Center	Fresno, CA	Retail	BSCMS 2005-PWR8
25	JAGR Portfolio(3)	Various, Various	Hotel	CSMC 2006-C1
27	Exposition Marketplace	Los Angeles, CA	Retail	JPMCC 2007-LD11
30	Arapahoe Village	Centennial, CO	Retail	GECMC 2005-C3
34	250 Ballardvale	Wilmington, MA	Industrial	CD 2005-CD1
38	Brookfield Apartments	Dallas, TX	Multifamily	FNA 2013-M10
39	Shaw's Plaza - Hanson	Hanson, MA	Retail	WBCMT 2015-C17; BACM 2005-4
40	Pleasant Run Apartments	Lancaster, TX	Multifamily	LBUBS 2007-C7
41	Delilah Terrace & Stoney Fields MHCs	Egg Harbor Township, NJ	Manufactured Housing	BACM 2005-3
42.01	1600 Malone Street	Millville, NJ	Industrial	BSCMS 2005-PWR8
43	La Puente Pavilion	La Puente, CA	Retail	BACM 2006-4
44	West Village II	Dallas, TX	Retail	GSMS 2006-GG8
46	Hampton Inn Groton	Groton, CT	Hotel	CSFB 2005-C5
50	Hampton Inn Shreveport	Bossier City, LA	Hotel	BACM 2005-2
54	Deer Creek Marketplace	Overland Park, KS	Retail	CSFB 2005-C3
57	Ramada Plaza	Portland, ME	Hotel	JPMCC 2006-LDP6
58	Stonecrest Village	Lithonia, GA	Retail	JPMCC 2006-CB15
60	Antioch Crossing	Antioch, IL	Retail	WBCMT 2005-C21
62	Interlaken Inn	Lakeville, CT	Hotel	JPMCC 2006-LDP6
65.01	2125 West Pioneer Parkway	Grand Prairie, TX	Industrial	JPMCC 2005-LDP4
66	Walgreens St Joseph	Saint Joseph, MO	Retail	WBCMT 2005-C22
(1)	The table above represents the properties for which the previously existing debt was most recently securitized, based on information provided by the related borrower or obtained through searches of a third-party database.
(2)	In the case of Loan No. 9, College Park Office, two office properties, Loan No. 9.01, 400 College Road East and Loan No. 9.04, 201 College Road East, were not included in the JPMCC 2005-LDP4 securitization.
(3)	In the case of Loan No. 25, JAGR Portfolio, one hotel property, Loan No. 25.01, Hilton Jackson, was not included in the CSMC 2006-C1 securitization.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Collateral Characteristics

Class A-2(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Maturity Date LTV Ratio
15	300 North Greene Street	Greensboro, NC	$32,600,000	2.4%	$30,098,599	34.5%	60	60	1.43x	11.0%	74.9%	69.1%
16	Woodlark Fund Portfolio	Various, Various	31,459,482	2.4	28,888,932	33.1	60	59	1.38x	9.3%	69.3%	63.6%
25	JAGR Portfolio	Various, Various	17,500,000	1.3	16,720,148	19.2	60	57	1.78x	11.4%	64.6%	61.7%
51	69-02 Garfield Avenue	Woodside, NY	5,500,000	0.4	4,869,140	5.6	60	60	2.19x	15.8%	43.3%	38.3%
59	Bargain Storage Bar 4	Gilbert, AZ	4,155,000	0.3	3,888,700	4.5	60	60	1.48x	9.4%	69.3%	64.8%
67	Bargain Storage Sunrise	Las Vegas, NV	3,000,000	0.2	2,814,612	3.2	60	60	1.43x	9.4%	64.0%	60.0%
Total / Weighted Average:			$94,214,482	7.1%	$87,280,131	100.0%	60	59	1.52x	10.7%	68.7%	63.6%
(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-2 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable. Each class of Certificates, including the Class A-2 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.
(2)	Reflects the percentage equal to the Maturity Balance divided by the initial Class A-2 Certificate Balance.

Class A-3(1)

No.	Loan Name	Location	Cut-off Date Balance	% of IPB	Maturity Balance	% of Certificate Class(2)	Original Loan Term	Remaining Loan Term	UW NCF DSCR	UW NOI Debt Yield	Cut-off Date LTV Ratio	Maturity Date LTV Ratio
26	111 South Jackson	Seattle, WA	$15,700,000	1.2%	$15,700,000	64.5%	84	84	2.78x	12.1%	43.6%	43.6%
38	Brookfield Apartments	Dallas, TX	9,300,000	0.7	8,637,907	35.5	84	83	1.51x	9.4%	76.5%	71.1%
Total / Weighted Average:			$25,000,000	1.9%	$24,337,907	100.0%	84	84	2.31x	11.1%	55.8%	53.8%
(1)	The table above presents the mortgage loans whose balloon payments would be applied to pay down the principal balance of the Class A-3 Certificates, assuming a 0% CPR and applying the “Modeling Assumptions” described in the Free Writing Prospectus, including the assumptions that (i) none of the mortgage loans in the pool experience prepayments, defaults or losses; (ii) there are no extensions of maturity dates of any mortgage loans in the pool; and (iii) each mortgage loan in the pool is paid in full on its stated maturity date or anticipated repayment date, as applicable. Each class of Certificates, including the Class A-3 Certificates, evidences undivided ownership interests in the entire pool of mortgage loans. Debt service coverage ratio, debt yield and loan-to-value ratio information does not take into account subordinate debt (whether or not secured by the mortgaged property), if any, that is allowed under the terms of any mortgage loan. See Annex A-1 to the Free Writing Prospectus.
(2)	Reflects the percentage equal to the Maturity Balance divided by the initial Class A-3 Certificate Balance.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

■	Accrual:	Each Class of Certificates (other than the Class R Certificates) will accrue interest on a 30/360 basis. The Class R Certificates will not accrue interest. On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related due period will be distributed to the holders of the Class Z Certificates.

■	Distribution of Interest:	On each Distribution Date, accrued interest for each Class of Certificates (other than the Class R Certificates) at the applicable pass-through rate will be distributed in the following order of priority to the extent of available funds: first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR Certificates, on a pro rata basis, based on the interest entitlement for each such Class on such date, and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, in each case until the interest entitlement for such date payable to each such Class is paid in full.

The pass-through rate applicable to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates on each Distribution Date will be a per annum rate equal to one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

The pass-through rate for the Class X-A Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the weighted average of the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates, weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date and calculated without giving effect to any exchange and conversion of any Class A-S Certificates for Class EC Certificates.

The pass-through rate for the Class X-B Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class B Certificates for that Distribution Date.

The pass-through rate for the Class X-C Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class C Certificates for that Distribution Date.

The pass-through rate for the Class X-D Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class D Certificates for that Distribution Date.

The pass-through rate for the Class X-E Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class E Certificates for that Distribution Date.

The pass-through rate for the Class X-F Certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate on the Class F Certificates for that Distribution Date.

The pass-through rate for the Class X-NR certificates for any Distribution Date will equal the excess, if any, of (a) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate of the Class NR certificates for that Distribution Date.

The Class EC Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been converted in an exchange for such Class EC Certificates.

On each Distribution Date, any excess interest collected in respect of any mortgage loan in the trust with an anticipated repayment date during the related due period will be distributed to the holders of the Class Z Certificates.

See “Description of the Certificates—Distributions” in the Free Writing Prospectus.

■	Distribution of Principal:	On any Distribution Date prior to the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to the planned principal balance for the related Distribution Date set forth in Annex E to the Free Writing Prospectus, second, to the Class A-1 Certificates, until the Certificate Balance of such Class is reduced to zero, third, to the Class A-2 Certificates, until the Certificate Balance of such Class is reduced to zero, fourth, to the Class A-3 Certificates until the Certificate Balance of such Class is reduced to zero, fifth, to the Class A-4 Certificates until the Certificate Balance of such Class is reduced to zero, sixth, to the Class A-5 Certificates, until the Certificate Balance of such Class is reduced to zero, seventh, to the Class A-SB Certificates, until the Certificate Balance of such Class is reduced to zero and then to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

On any Distribution Date on or after the Cross-Over Date, payments in respect of principal of the Certificates will be distributed first, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such Class until the Certificate Balance of each such Class is reduced to zero and then, to the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates, in that order, until the Certificate Balance of each such Class is reduced to zero.

The “Cross-Over Date” means the Distribution Date on which the aggregate Certificate Balances of the Class A-S, Class B, Class C, Class D, Class E, Class F and Class NR Certificates (without giving effect to any exchange of the Exchangeable Certificates for Class EC Certificates) have been reduced to zero (after taking into account any allocation of realized losses on the mortgage loans (exclusive of any related companion loan) to such Classes on or prior to such date). If Exchangeable Certificates are converted in an exchange for Class EC Certificates, all principal that would otherwise be distributable to such converted Exchangeable Certificates will be distributed to such Class EC Certificates.

The Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR Certificates (the “Class X Certificates”) will not be entitled to receive distributions of principal; however, the notional amount of the Class X-A Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-A Certificates’ notional amount (the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB and Class A-S Certificates (determined without giving effect to any exchange and conversion of any Class A-S Certificates for Class EC Certificates)), the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

notional amount of the Class X-B Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-B Certificates’ notional amount (the Certificate Balance of the Class B Certificates (determined without giving effect to any exchange and conversion of any Class B Certificates for Class EC Certificates)), the notional amount of the Class X-C Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to Certificates that are components of the Class X-C Certificates’ notional amount (the Certificate Balance of the Class C Certificates (determined without giving effect to any exchange and conversion of any Class C Certificates for Class EC Certificates)), the notional amount of the Class X-D Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-D Certificates’ notional amount (the Certificate Balance of the Class D Certificates), the notional amount of the Class X-E Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-E Certificates’ notional amount (the Certificate Balance of the Class E Certificates), the notional amount of the Class X-F Certificates will be reduced by the aggregate amount of principal distributions, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-F Certificates’ notional amount (the Certificate Balance of the Class F Certificates) and the notional amount of the Class X-NR Certificates will be reduced by the aggregate amount of principal distribution, realized losses and trust fund expenses allocated to the Certificates that are components of the Class X-NR Certificates’ notional amount (the Certificate Balance of the Class NR Certificates).

■	Exchangeable Certificates and the Class EC Certificates:	A holder of Class A-S, Class B and Class C Certificates (the “Exchangeable Certificates”) may exchange and convert such Classes of Certificates (on an aggregate basis) for a related amount of Class EC Certificates, and Class EC Certificates may be exchanged and converted for a ratable portion of each Class of Exchangeable Certificates.

The initial Certificate Balance of a Class of Exchangeable Certificates represents the principal balance of such Class without giving effect to any exchange and conversion for Class EC Certificates. The initial Certificate Balance of the Class EC Certificates is equal to the aggregate of the initial Certificate Balances of the Exchangeable Certificates and represents the maximum principal balance of such Class that could be issued in an exchange. In the event that no Exchangeable Certificates are exchanged and converted for Class EC Certificates, the Class EC Certificate Balance would be equal to zero. Any exchange of (a) a portion of the Exchangeable Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of a proportionate share of each related component Class of the Exchangeable Certificates and an increase, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates, and (b) any amount of the Class EC Certificates will result in a conversion and reduction, on a dollar-for-dollar basis, of the Certificate Balance of the Class EC Certificates and an increase, on a dollar-for-dollar basis, of a proportionate share of the related Certificate Balances of each Class of Certificates that are components of the Exchangeable Certificates.

The Class EC Certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest otherwise distributable on the portion of Exchangeable Certificates that have been exchanged and converted for such Class EC Certificates.

If an exchange and conversion has occurred, the Class EC Certificates received in such exchange will be entitled to receive on each Distribution Date distributions equal to the aggregate amount of Interest Distribution Amounts, Accrued Interest From Recoveries, distributions of principal, Yield Maintenance Charges and reimbursements of Collateral Support Deficits that would be distributable to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates.

If an exchange and conversion has occurred, the Class EC Certificates received in such exchange and conversion will be allocated the aggregate amount of Collateral Support Deficits, Net Prepayment Interest Shortfalls and other interest shortfalls (including those

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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resulting from Appraisal Reduction Events) that would be allocated to the Exchangeable Certificates that were exchanged and converted for such Class EC Certificates.

■	Yield Maintenance / Fixed Penalty Allocation:	For purposes of the distribution of Yield Maintenance Charges on any Distribution Date, Yield Maintenance Charges collected in respect of the mortgage loans will first be allocated pro rata between four groups (based on the amount of principal distributed to the Principal Balance Certificates in each group), consisting of (a) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class X-A and Class A-S Certificates (calculated without giving effect to any exchange and conversion of Class A-S Certificates for Class EC Certificates), on the one hand (“YM Group A”), (b) the Class B and Class X-B Certificates (calculated without giving effect to any exchange and conversion of Class B Certificates for Class EC Certificates) (“YM Group B”), (c) the Class C and Class X-C Certificates (calculated without giving effect to any exchange and conversion of Class C Certificates for Class EC Certificates) (“YM Group C”) and (d) the Class D and Class X-D Certificates (“YM Group D”). As among the Classes of Certificates in each YM Group, each Class of Certificates entitled to distributions of principal will receive an amount calculated generally in accordance with the following formula and as more specifically described in the Free Writing Prospectus, with any remaining Yield Maintenance Charges on such Distribution Date being distributed to the class of Class X Certificates in such YM Group.

		YM Charge	X	Principal Paid to Class	x	(Pass-Through Rate on Class – Discount Rate)
				Total Principal Paid		(Mortgage Rate on Loan – Discount Rate)

No Yield Maintenance Charges will be distributed to the Class X-E, Class X-F, Class X-NR, Class E, Class F, Class NR, Class Z or Class R Certificates. Once the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-SB, Class A-S, Class B, Class C and Class D Certificates have been reduced to zero, all Yield Maintenance Charges will be distributed to the holders of the Class X-C Certificates, regardless of whether the notional amount of such Class of Certificates has been reduced to zero.

If Exchangeable Certificates are converted in an exchange for Class EC Certificates, any Yield Maintenance Charges that otherwise would have been distributable to such Exchangeable Certificates had they not been converted will be distributed to the Class EC Certificates.

■	Realized Losses:	Realized losses on the mortgage loans (exclusive of losses on any related companion loan) will be allocated first to the Class NR, Class F, Class E, Class D, Class C, Class B and Class A-S Certificates, in that order, in each case until the Certificate Balance of each such Class has been reduced to zero, and then, to the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates, on a pro rata basis, based on the Certificate Balance of each such class, until the Certificate Balance of each such class has been reduced to zero. The notional amount of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR Certificates will be reduced by the aggregate amount of realized losses allocated to Certificates that are components of the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class X-F and Class X-NR Certificates, respectively.

Realized losses on each whole loan will be allocated first to the related subordinate companion loan(s), if any, and then, pro rata, between the related mortgage loan and the related pari passu companion loan(s), based upon their respective Stated Principal Balances.

The Class EC Certificates will be allocated the realized losses and other shortfalls otherwise allocable to the Class A-S, Class B and Class C Certificates that are converted in an exchange for such Class EC Certificates.

■	Interest Shortfalls:	A shortfall with respect to the amount of available funds distributable in respect of interest can result from, among other sources: (a) delinquencies and defaults by borrowers; (b) shortfalls resulting from the application of Appraisal Reductions to reduce P&I

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Advances; (c) shortfalls resulting from interest on Advances made by the Master Servicer or the Trustee; (d) shortfalls resulting from the payment of Special Servicing Fees and other additional compensation that the Special Servicer is entitled to receive; (e) shortfalls resulting from extraordinary expenses of the trust, including indemnification payments payable to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Senior Trust Advisor; (f) shortfalls resulting from a modification of a mortgage loan’s interest rate or principal balance; and (g) shortfalls resulting from other unanticipated or default-related expenses of the trust. Any such shortfalls that decrease the amount of available funds distributable in respect of interest to the Certificateholders will reduce distributions to the classes of Certificates (other than the Class R Certificates) beginning with those with the lowest payment priorities, in reverse sequential order. See “Description of the Certificates—Distributions—Priority” in the Free Writing Prospectus.

■	Appraisal Reductions:	With respect to mortgage loans serviced under the Pooling and Servicing Agreement, upon the occurrence of certain trigger events with respect to a mortgage loan, which are generally tied to certain events of default under the related mortgage loan documents, the Special Servicer will be obligated to obtain an appraisal of the related mortgaged property and the Master Servicer will calculate the Appraisal Reduction amount. The “Appraisal Reduction” amount is generally the amount by which the current principal balance of the related mortgage loan or whole loan, plus outstanding advances, real estate taxes, unpaid servicing fees and certain similar amounts exceeds 90% of the appraised value of the related mortgaged property, plus the amount of any escrows and letters of credit.

With respect to the Pearlridge Center mortgage loan, the Sunbelt Portfolio mortgage loan (after the securitization of the related pari passu companion loans), the Scottsdale Quarter mortgage loan, the One City Centre mortgage loan, the Marriott - Pittsburgh mortgage loan and the JAGR Portfolio mortgage loan, any Appraisal Reduction will be similarly determined pursuant to the applicable pooling and servicing agreement under which it is serviced.

In general, the Appraisal Reduction amounts that are allocated to the mortgage loans (exclusive of amounts allocated to a Companion Loan (defined below)) are notionally allocated to reduce, in reverse sequential order, the Certificate Balance of each Class of Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5 and Class A-SB Certificates) beginning with the Class NR Certificates for certain purposes, including certain voting rights and the determination of the controlling class.

With respect to each whole loan, the Appraisal Reduction amount is notionally allocated first to the related subordinate companion loan(s), if any (until the principal balance of such subordinate companion loan is notionally reduced to zero by such Appraisal Reductions), and then, pro rata, between the related mortgage loan and the related pari passu companion loan(s), based upon their respective Stated Principal Balances.

■	Appraisal Reduced Interest:	Accrued and unpaid interest at the related Mortgage Rate for a mortgage loan that is not advanced by the Master Servicer or the Trustee as backup master servicer due to the application of Appraisal Reduction amounts to such mortgage loan.

■	Master Servicer Advances:	The Master Servicer will be required to advance certain delinquent scheduled mortgage loan payments of principal and interest and certain property protection advances, in each case, to the extent the Master Servicer deems such advances to be recoverable. At any time that an Appraisal Reduction amount exists, the amount that would otherwise be required to be advanced by the Master Servicer in respect of delinquent payments of interest on the mortgage loan will be reduced to equal the product of (x) the interest portion of the amount that would be advanced without regard to any Appraisal Reduction and (y) a fraction, the numerator of which is the then-outstanding principal balance of the mortgage loan minus the Appraisal Reduction amount and the denominator of which is the then-outstanding principal balance of the mortgage loan. The Master Servicer will not make any principal or interest advances with respect to any companion loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Whole Loans:	Eight mortgage loans are each evidenced by one or more separate notes and are each, together with one or more companion loans (each a “Companion Loan” and collectively with the related mortgage loan, a “Whole Loan”), secured by the same mortgage(s) on the related mortgaged property or portfolio of related mortgaged properties. Each such mortgage loan and its related Companion Loan(s) are subject to an intercreditor agreement. None of these Companion Loans will be part of the trust.

In the case of two of these Whole Loans, referred to as the “Pearlridge Center Whole Loan” and “Scottsdale Quarter Whole Loan”, the Companion Loans are (i) two related pari passu Companion Loans, and (ii) two related subordinate Companion Loans (each a “Subordinate Companion Loan”).

In the case of six of these Whole Loans, referred to as the “One Shell Square Whole Loan”, the “Sunbelt Portfolio Whole Loan”, the “Brunswick Portfolio Whole Loan”, the “One City Centre Whole Loan”, the “Marriott - Pittsburgh Whole Loan” and the “JAGR Portfolio Whole Loan”, a related Companion Loan is pari passu with the related mortgage loan (these Companion Loans, together with the pari passu Companion Loans related to the Pearlridge Center Whole Loan and the Scottsdale Quarter Whole Loan, are also referred to as the “Pari Passu Companion Loans”).

The One Shell Square Whole Loan, the Sunbelt Portfolio Whole Loan (prior to the securitization of the related Pari Passu Companion Loan) and the Brunswick Portfolio Whole Loan (the “Serviced Whole Loans”) will be serviced under the pooling and servicing agreement for the JPMBB 2015-C30 transaction (the “Pooling and Servicing Agreement”).

The One City Centre Whole Loan, the Marriott - Pittsburgh Whole Loan and the JAGR Portfolio Whole Loan is being serviced pursuant to the JPMBB 2015-C29 pooling and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans— One City Centre Whole Loan”, “—JAGR Portfolio Whole Loan” and “ —Marriott - Pittsburgh Whole Loan” in the Free Writing Prospectus.

The Pearlridge Center Whole Loan and the Scottsdale Quarter Whole Loan will be serviced pursuant to a pooling and servicing agreement as described under “Description of the Mortgage Pool—The Whole Loans—Pearlridge Center” and “ —Scottsdale Quarter Whole Loan” in the Free Writing Prospectus.

■	Liquidated Loan Waterfall:	On liquidation of any mortgage loan, all net liquidation proceeds related to the mortgage loan (but not any related Companion Loan) will be applied so that amounts allocated as a recovery of accrued and unpaid interest will not, in the first instance, include any Appraisal Reduced Interest. After the adjusted interest amount is so allocated, any remaining liquidation proceeds will be allocated to offset certain advances and to pay principal on the mortgage loan until the unpaid principal amount of the mortgage loan has been reduced to zero. Any remaining liquidation proceeds will then be allocated to pay Appraisal Reduced Interest. Any liquidation proceeds in respect of each such mortgage loan in excess of the related outstanding balance will first be applied to offset any interest shortfalls allocated to the Certificates (other than the Class X Certificates), in sequential order, and then to offset any realized losses allocated to the Certificates (other than the Class X Certificates), in sequential order. Any liquidation proceeds remaining after such applications will be distributed to the Class R Certificates.

■	Sale of Defaulted Mortgage Loans and REO Properties:	The Special Servicer may offer to sell or may offer to purchase any defaulted mortgage loan or REO property, if the Special Servicer determines that no satisfactory arrangements can be made for collection of delinquent payments and the sale would be in the best economic interests of the trust (or in the case of any Whole Loan, the trust and the holder of the related Pari Passu Companion Loan, as a collective whole, taking into account the pari passu nature of any Pari Passu Companion Loan), on a net present value basis. The Special Servicer is required to accept the highest offer for any defaulted mortgage loan or REO property in an amount at least equal to par plus accrued interest plus all other outstanding amounts due under such mortgage loan and any outstanding expenses of the trust relating to such mortgage loan (the “Defaulted Loan Purchase Price”) except as described in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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With respect to each Serviced Whole Loan, any such sale of the related defaulted mortgage loan will also include the related Pari Passu Companion Loan, and the prices will be adjusted accordingly.

In connection with such sale and fair value determination, within 30 days of a mortgage loan becoming a specially serviced mortgage loan, the Special Servicer is required to order an appraisal and, within 30 days of receipt of such appraisal, is required to determine the fair value of such defaulted mortgage loan in accordance with the applicable servicing standard. If, however, the Special Servicer is already in the process of obtaining an appraisal with respect to the related mortgaged property, the Special Servicer is required to make its fair value determination as soon as reasonably practicable (but in any event within 30 days) after its receipt of such appraisal. Additionally, with respect to the mortgage loans that have mezzanine debt (whether in existence now or permitted in the future) or any subordinate companion loan(s), the mezzanine lenders or the subordinate companion loan holder may have the option to purchase the related mortgage loan after certain events of default under such mortgage loan.

The Directing Certificateholder will not have a right of first refusal to purchase a defaulted mortgage loan.

If the Special Servicer does not receive an offer at least equal to the Defaulted Loan Purchase Price, the Special Servicer may purchase the defaulted mortgage loan or REO property at the Defaulted Loan Purchase Price. If the Special Servicer does not elect to purchase the defaulted mortgage loan or REO property at the Defaulted Loan Purchase Price, the Special Servicer is required to accept the highest offer received from any person that is determined to be a fair price (supported by an appraisal required to be obtained by the Special Servicer within 30 days of a mortgage loan becoming a specially serviced mortgage loan) for such defaulted mortgage loan or REO property, provided that the highest offeror is a person other than the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee, the Senior Trust Advisor, any borrower, any manager of a mortgaged property, any independent contractor engaged by the Special Servicer, a holder of any related Companion Loan (but only with respect to the related Serviced Whole Loan) or mezzanine loan (but only with respect to the related mortgage loan), or any known affiliate of any such person (each, an “Interested Person”). If the highest offer is made by an Interested Person, the Trustee must approve the purchase of the defaulted mortgage loan or REO property based upon its determination of the fair price for the defaulted mortgage loan or REO property (based upon updated appraisals received by the Trustee) and the Trustee may conclusively rely on the opinion of an independent appraiser or other independent expert retained by the Trustee in connection with making such determination. Neither the Trustee nor any of its affiliates may make an offer for or purchase any defaulted mortgage loan or REO property.

If the Special Servicer does not receive any offers that are at least equal to the Defaulted Loan Purchase Price, the Special Servicer is not required to accept the highest offer and may accept a lower offer for a defaulted mortgage loan or REO property if the Special Servicer determines, in accordance with the servicing standard, that a rejection of such offer would be in the best interests of the Certificateholders and, with respect to a Serviced Whole Loan, the holder of any related Pari Passu Companion Loan, as a collective whole, so long as such lower offer was not made by the Special Servicer or any of its affiliates.

If title to any mortgaged property is acquired by the trust fund, the Special Servicer will be required to sell such mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (a) the IRS grants or has not denied an extension of time to sell such mortgaged property or (b) the Trustee, the Certificate Administrator and the Master Servicer receive an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three-year period will not result in the imposition of a tax on any REMIC of the trust fund or cause any REMIC of the trust fund to fail to qualify as a REMIC.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The foregoing applies to mortgage loans serviced under the Pooling and Servicing Agreement. With respect to the Pearlridge Center Whole Loan, the Scottsdale Quarter Whole Loan, the One City Centre Whole Loan, the Marriott – Pittsburgh Whole Loan, the JAGR Portfolio Whole Loan and, after the securitization of the related Pari Passu Companion Loan, the Sunbelt Portfolio Whole Loan, if the special servicer under the applicable pooling and servicing agreement determines to sell the related Companion Loan as described above, then the applicable special servicer will be required to sell the related Whole Loan, including the related mortgage loan included in the related trust and the related Companion Loan(s), as a single loan. In connection with any such sale, the then-applicable special servicer will be required to follow procedures substantially similar to those set forth above.

■	Control Eligible Certificates:	Classes E, F and NR.

■	Control Rights:	The Control Eligible Certificates will have certain control rights attached to them. The “Directing Certificateholder” will be the Controlling Class Certificateholder (or its representative) selected by more than 50% of the Controlling Class Certificateholders; provided, however, that (1) absent that selection, (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class (or its representative) will be the Directing Certificateholder; provided, however, that in the case of this clause (3), in the event no one holder owns the largest aggregate Certificate Balance of the Controlling Class, then there will be no Directing Certificateholder until appointed in accordance with the terms of the Pooling and Servicing Agreement. The Directing Certificateholder will be entitled to direct the Special Servicer to take, or refrain from taking certain actions with respect to a mortgage loan. Furthermore, the Directing Certificateholder will also have the right to receive notice and provide consent with respect to certain material actions that the Master Servicer and the Special Servicer plan on taking with respect to a mortgage loan. With respect to any mortgage loan that has, or may in the future have, mezzanine debt, pursuant to the related intercreditor agreement, the related mezzanine lender may have certain consent rights with respect to certain modifications related to such mortgage loan.

With respect to the Pearlridge Center mortgage loan, the Scottsdale Quarter mortgage loan, the One City Centre Mortgage Loan, the Marriott – Pittsburgh Mortgage Loan and the JAGR Portfolio mortgage loan (and the Sunbelt Portfolio mortgage loan after the securitization of the related Pari Passu Companion Loan as described below), direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the applicable directing certificateholder or applicable controlling class representative under the applicable pooling and servicing agreement.

In addition, prior to the securitization of the Sunbelt Portfolio Pari Passu Companion Loan, direction, consent and consultation rights with respect to the related Whole Loan will be exercised by the Directing Certificateholder. After the securitization of such Pari Passu Companion Loan, the direction, consent and consultation rights referenced in the prior sentence will be exercised by the directing certificateholder under the securitization of the Sunbelt Portfolio Pari Passu Companion Loan, subject to the consultation rights of the Directing Certificateholder pursuant to the related intercreditor agreement. See “Risk Factors—Potential Conflicts of Interest—Potential Conflicts of Interest of the Directing Certificateholder” in the Free Writing Prospectus.

■	Directing Certificateholder:	Torchlight Investors, LLC is expected to be appointed the initial directing certificateholder.

■	Controlling Class:	The “Controlling Class” will at any time of determination be the most subordinate Class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction amounts allocable to such Class, equal to no less than 25% of the initial Certificate Balance for such Class. Each holder of a certificate of the Controlling Class is referred to herein as a “Controlling Class Certificateholder”.

The Controlling Class as of the Closing Date will be the Class NR Certificates.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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■	Control Event:	A “Control Event” will occur when (i) the Certificate Balance of the Class E Certificates (taking into account the application of Appraisal Reductions to notionally reduce the Certificate Balance of the Class E Certificates) has been reduced to less than 25% of the initial Certificate Balance of such Class as of the Closing Date or (ii) a holder of the Class E Certificates becomes the majority Controlling Class Certificateholder and irrevocably waives its right to exercise any rights of the Controlling Class Certificateholder and such rights have not been reinstated to a successor Controlling Class Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Controlling Class will no longer have any control rights. After the occurrence and during the continuance of a Control Event, the Directing Certificateholder will relinquish its right to direct certain actions of the Special Servicer and will no longer have consent rights with respect to certain actions that the Master Servicer or the Special Servicer plan on taking with respect to a mortgage loan. Following the occurrence and during the continuance of a Control Event, the Directing Certificateholder will retain consultation rights with the Special Servicer with respect to certain material actions that the Special Servicer plans on taking with respect to a mortgage loan. Such consultation rights will continue until the occurrence of a Consultation Termination Event.

■	Consultation Termination Event:	A “Consultation Termination” Event will occur (i) when, without regard to the application of any Appraisal Reduction amount (i.e., giving effect to principal reductions through principal payments and realized losses only), there is no Class of Control Eligible Certificates that satisfies the requirement of a Controlling Class or (ii) during such time as the Class E Certificates are the only Class of Control Eligible Certificates that have a then-outstanding Principal Balance, net of Appraisal Reductions, at least equal to 25% of the initial Certificate Balance of such Class, and the then-Controlling Class Certificateholder has irrevocably waived its right to appoint a Directing Certificateholder and to exercise any of the rights of the Controlling Class Certificateholder and such rights have not been reinstated.

Upon the occurrence of a Consultation Termination Event, there will be no Class of Certificates that will act as the Controlling Class. After the occurrence of a Consultation Termination Event, the Directing Certificateholder will have no rights under the Pooling and Servicing Agreement, other than those rights generally available to all Certificateholders.

■	Appraised-Out Class:	A Class of Control Eligible Certificates that has been determined, as a result of Appraisal Reduction amounts allocable to such Class, to no longer be the Controlling Class.

■	Remedies Available to Holders of an Appraised-Out Class:	Holders of the majority of any Class of Control Eligible Certificates that are determined at any date of determination to no longer be the Controlling Class as a result of an Appraisal Reduction allocable to such class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal report from an MAI appraiser (selected by the Special Servicer) for any mortgage loan that results in the Class becoming an Appraised-Out Class.

Upon receipt of that second appraisal, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of the second appraisal, any recalculation of the Appraisal Reduction amount is warranted, and if so warranted, the Special Servicer is required to recalculate the Appraisal Reduction amount based on the second appraisal and if required by such recalculation, the Appraised-Out Class will be reinstated as the Controlling Class. The holders of an Appraised-Out Class requesting a second appraisal are not permitted to exercise any control or consent rights of the Controlling Class until such time, if any, as the Class is reinstated as the Controlling Class.

■	Senior Trust Advisor:	The Senior Trust Advisor will initially be Pentalpha Surveillance LLC. The Senior Trust Advisor will have certain review and consultation rights relating to the performance of the Special Servicer and with respect to its actions taken in connection with the resolution

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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and/or liquidation of specially serviced mortgage loans. The Senior Trust Advisor will generally be responsible for reviewing the Special Servicer’s operational practices with respect to the resolution and liquidation of specially serviced mortgage loans. In addition, after the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will have certain consultation rights with respect to the specially serviced mortgage loans. The Senior Trust Advisor will generally have no obligations or consultation rights under the Pooling and Servicing Agreement with respect to the One Shell Square Whole Loan, the Marriott Pittsburgh Whole Loan, the JAGR Portfolio Whole Loan or (after to the securitization of the related Companion Loan) the Sunbelt Portfolio Whole Loan. However, Pentalpha Surveillance LLC is also the senior trust advisor under the JPMBB Commercial Mortgage Securities Trust 2015-C29 pooling and servicing agreement and, in such capacity, will have certain obligations and consultation rights with respect to the One City Centre Whole Loan, the Marriott – Pittsburgh Whole Loan and the JAGR Portfolio Whole Loan, as applicable, that are substantially similar to those of the senior trust advisor under the Pooling and Servicing Agreement. After the securitization of the Sunbelt Portfolio Pari Passu Companion Loan, the senior trust advisor under the pooling and servicing agreement related to that securitization is expected to have obligations and consultation rights similar, with respect to the related Whole Loan, to those of the senior trust advisor under the Pooling and Servicing Agreement. There will be no senior trust advisor under the servicing agreement with respect to the Pearlridge Center Whole Loan and the Scottsdale Quarter Whole Loan.

The Senior Trust Advisor will be responsible for:

•	after the occurrence and during the continuance of a Control Event, consulting with the Special Servicer with respect to each asset status report prepared by the Special Servicer and recommending proposed alternative courses of action.

•	after the occurrence and during the continuance of a Control Event, preparing an annual report addressing the Senior Trust Advisor’s overall findings and determinations and setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced mortgage loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement. As used above, “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution and liquidation of specially serviced mortgage loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the servicing standard, with due consideration to (and as limited by) the Senior Trust Advisor’s review of any assessment of compliance report, attestation report, asset status report and other information delivered to the Senior Trust Advisor by the Special Servicer with respect to the specially serviced mortgage loans (other than any communications between the Directing Certificateholder and the Special Servicer that would be privileged information). The annual report will be based on the Senior Trust Advisor’s knowledge of the Special Servicer’s actions taken during the applicable calendar year with respect to the resolution or liquidation of specially serviced mortgage loans that the Special Servicer is responsible for servicing under the Pooling and Servicing Agreement, including knowledge obtained in connection with the Senior Trust Advisor’s review of each asset status report prepared by the Special Servicer.

•	prior to the occurrence and continuance of a Control Event, the Special Servicer will forward any Appraisal Reduction and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a specially serviced mortgage loan to the Senior Trust Advisor after such calculations have been finalized. The Senior Trust Advisor will be required to review such calculations but will not opine on or take any affirmative action with respect to such Appraisal Reduction calculations and/or net present value calculations.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural Overview

•	after the occurrence and during the continuance of a Control Event, recalculating and verifying, on a limited basis, the accuracy of mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas utilized in connection with any Appraisal Reduction or net present value calculations performed by the Special Servicer. In the event the Senior Trust Advisor does not agree with the mathematical calculations or the application of the non-discretionary portion of the applicable formulas required to be utilized for such calculation, the Senior Trust Advisor and the Special Servicer will consult with each other in order to resolve any disagreement. Any disagreement with respect to such calculations that the Senior Trust Advisor and the Special Servicer are unable to resolve will be determined by the Certificate Administrator.

In addition, the Senior Trust Advisor is required to promptly review all information available to Privileged Persons (as defined in the Free Writing Prospectus) on the Certificate Administrator’s website related to specially serviced mortgage loans and certain information available to Privileged Persons on the Certificate Administrator’s website related to mortgage loans included on the monthly CREFC® servicer watch list report, each final asset status report delivered to the Senior Trust Advisor by the Special Servicer and each assessment of compliance report and attestation report prepared by the Special Servicer in order to maintain its familiarity with the mortgage loans and the performance of the Special Servicer under the Pooling and Servicing Agreement.

After the occurrence and during the continuance of a Control Event, the Senior Trust Advisor will also consult with the Special Servicer in connection with certain major decisions and propose possible alternative courses of action.

In addition, after the occurrence of a Consultation Termination Event, if the Senior Trust Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Senior Trust Advisor will have the right to recommend the replacement of the Special Servicer and will submit its formal recommendation to the Trustee and the Certificate Administrator (along with its rationale, its proposed replacement special servicer and other relevant information justifying its recommendation).

The Senior Trust Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Certificates evidencing at least a majority of the aggregate notional balance of all Classes of Certificates entitled to principal distributions (taking into account the application of any Appraisal Reduction amounts to notionally reduce the Certificate Balances of the Classes to which such Appraisal Reduction amounts are allocable). In the event the holders of such Certificates elect to remove and replace the Special Servicer, the Certificate Administrator will be required to obtain a rating agency confirmation from each of the rating agencies at that time.

■	Replacement of Senior Trust Advisor:	The Senior Trust Advisor may be terminated or removed under certain circumstances and a replacement Senior Trust Advisor appointed as described in the Free Writing Prospectus.

Any replacement Senior Trust Advisor (or the personnel responsible for supervising the obligations of the replacement Senior Trust Advisor) must (A) (i) be regularly engaged in the business of analyzing and advising clients in commercial mortgage-backed securities matters and have at least 5 years of experience in collateral analysis and loss projections and (ii) have at least 5 years of experience in commercial real estate asset management and experience in the workout and management of distressed commercial real estate assets or (B) be an institution that is a special servicer, senior trust advisor or operating advisor on a rated CMBS transaction, but has not been a special servicer or a senior trust advisor on a transaction that a rating agency has downgraded, qualified or withdrawn its ratings citing servicing concerns with the special servicer or a senior trust advisor as the sole or a material factor in such rating action. Any Senior Trust Advisor is prohibited from making an investment in any class of certificates in the Trust as described in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Structural Overview

■	Appointment and Replacement of Special Servicer:	The Directing Certificateholder will appoint the initial Special Servicer as of the Closing Date. Prior to the occurrence and continuance of a Control Event, the Special Servicer may generally be replaced at any time by the Directing Certificateholder.

Upon the occurrence and during the continuance of a Control Event, the Directing Certificateholder will no longer have the right to replace the Special Servicer and such replacement will occur based on a vote of holders of all voting eligible Classes of Certificates as described below.

After the occurrence of a Consultation Termination Event, the Senior Trust Advisor may also recommend the replacement of the Special Servicer as described above.

■	Replacement of Special Servicer by Vote of Certificateholders:	After the occurrence and during the continuance of a Control Event and upon (a) the written direction of holders of Certificates evidencing not less than 25% of the aggregate notional balance of all Classes of Certificates entitled to principal (taking into account the application of Appraisal Reduction amounts to notionally reduce the Certificate Balances of Classes to which such Appraisal Reduction amounts are allocable) requesting a vote to replace the Special Servicer with a replacement special servicer, (b) payment by such requesting holders to the Certificate Administrator of all reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote and (c) delivery by such holders to the Certificate Administrator and the Trustee of written confirmations from each Rating Agency that the appointment of such replacement special servicer will not result in a downgrade, withdrawal or qualification of the Certificates (which confirmations will be obtained at the expense of such holders), the Certificate Administrator will be required to promptly post such notice on its Internet website, and by mail conduct the solicitation of votes of all Certificates in such regard, which such vote must occur within 180 days of the posting of such notice. Upon the written direction of holders of at least 75% of a Certificateholder Quorum, the Trustee will immediately replace the Special Servicer with the replacement special servicer.

A “Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer described above, the holders of Certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of realized losses and the application of any Appraisal Reductions to notionally reduce the Certificate Balance of the Certificates) of all Classes of Certificates entitled to principal on an aggregate basis.

With respect to each of the One Shell Square Whole Loan, the Sunbelt Portfolio Whole (prior to the securitization of the related Pari Passu Companion Loan) and the Brunswick Portfolio Whole Loan, the holder of the related Pari Passu Companion Loan, under certain circumstances following a servicer termination event with respect to the special servicer, will be entitled to direct the Trustee (and the Trustee will be required) to terminate the special servicer solely with respect to such Whole Loan. A replacement special servicer will be selected by the Trustee or, prior to a Control Event, by the Directing Certificateholder; provided, however, that any successor special servicer appointed to replace the Special Servicer with respect to such Whole Loan can generally not be the person (or its affiliate) that was terminated at the direction of the holder of the related Pari Passu Companion Loan.

With respect to the One City Centre Whole Loan, the Marriott – Pittsburgh Whole Loan and the JAGR Portfolio Whole Loan, the JPMBB 2015-C30 Trust as holder of the related mortgage loan has similar termination rights in the event of a servicer termination event with respect to the special servicer under the applicable pooling and servicing agreement as described above, which may be exercised by the Directing Certificateholder prior to the Control Event. However, the successor special servicer will be selected pursuant to the applicable pooling and servicing agreement by the related directing holder prior to a control event under such pooling and servicing agreement. The Master Servicer and Special Servicer are entitled to certain fees in connection with the servicing and administration of the mortgage loans as more fully described in “Transaction Parties—

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Structural Overview

Servicing and Other Compensation and Payment of Expenses” in the Free Writing Prospectus.

■	Master Servicer and Special Servicer Compensation:	The Master Servicer is entitled to a fee (the “Servicing Fee”) payable monthly from interest received in respect of each mortgage loan (including any non-serviced mortgage loan), REO loan and any related Serviced Companion Loan that will accrue at the related servicing fee rate described in the Free Writing Prospectus. The Special Servicer is also entitled to a fee (the “Special Servicing Fee”) with respect to each specially serviced mortgage loan and REO loan at the special servicing fee rate described in the Free Writing Prospectus.

In addition to the Servicing Fee, Special Servicing Fee and certain other fees described below, the Master Servicer and Special Servicer are entitled to retain and share certain additional servicing compensation, including assumption application fees, assumption fees, defeasance fees and certain Excess Modification Fees and consent fees with respect to the mortgage loans. The Special Servicer may also be entitled to either a Workout Fee or Liquidation Fee, but not both, from recoveries in respect of any particular mortgage loan.

An “Excess Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loan) or Serviced Whole Loan is the sum of (A) the excess of (i) any and all Modification Fees with respect to a mortgage loan or Serviced Whole Loan over (ii) all unpaid or unreimbursed additional expenses described in the Free Writing Prospectus (excluding Special Servicing Fees, Workout Fees and Liquidation Fees) outstanding with respect to the related mortgage loan or Serviced Whole Loan, as applicable, and reimbursed from such Modification Fees and (B) expenses previously paid or reimbursed from Modification Fees as described in clause (A), which expenses have subsequently been recovered from the related borrower or otherwise.

With respect to the Master Servicer and Special Servicer, the Excess Modification Fees collected and earned by such servicer from the related borrower (taken in the aggregate with any other Excess Modification Fees collected and earned by such servicer from the related borrower within the prior 12 months of the collection of the current Excess Modification Fees) will be subject to a cap of 1.00% of the outstanding principal balance of the related mortgage loan or Serviced Whole Loan on the closing date of the related modification, extension, waiver or amendment. A “Modification Fee” with respect to any mortgage loan (other than the non-serviced mortgage loan) or Serviced Whole Loan is generally any fee with respect to a modification, extension, waiver or amendment of any mortgage loan or Serviced Whole Loan.

A “Workout Fee” will generally be payable with respect to each corrected mortgage loan (as more specifically described in the Free Writing Prospectus) and will be calculated at a rate of 1.00% of payments of principal and interest on the respective mortgage loan for so long as it remains a corrected mortgage loan. After receipt by the Special Servicer of Workout Fees with respect to a corrected mortgage loan in an amount equal to $25,000, any Workout Fees in excess of such amount will be reduced by the Excess Modification Fee Amount; provided that in the event the Workout Fee, collected over the course of such workout, calculated at the Workout Fee Rate is less than $25,000, then the Special Servicer will be entitled to an amount from the final payment on the related corrected mortgage loan that would result in the total Workout Fees payable to the Special Servicer in respect of that corrected mortgage loan to be $25,000.

The “Excess Modification Fee Amount” for any corrected mortgage loan is an amount equal to any Excess Modification Fees paid by or on behalf of the related borrower with respect to the related mortgage loan (including any related Serviced Companion Loan) and received and retained by the Master Servicer or the Special Servicer, as applicable, as additional servicing compensation within the prior 12 months of the related modification, waiver, extension or amendment resulting in the mortgage loan or REO loan being a corrected mortgage loan, but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Structural Overview

A “Liquidation Fee” will generally be payable with respect to each specially serviced mortgage loan or REO property as to which the Special Servicer obtains a full or partial recovery of the related asset. The Liquidation Fee for each specially serviced mortgage loan will be payable at a rate of 1.00% of the liquidation proceeds; provided, however, that no Liquidation Fee will be less than $25,000.

The Liquidation Fees will be reduced by the amount of any Excess Modification Fees received by the Special Servicer with respect to the related mortgage loan (including any Companion Loan) or REO property as additional compensation within the prior 12 months,but only to the extent those fees have not previously been deducted from a Workout Fee or Liquidation Fee.

Similar fees to those described above will be payable to the special servicer for the Pearlridge Center Whole Loan, the Scottsdale Quarter Whole Loan, the One City Centre Whole Loan, the Marriott – Pittsburgh Whole Loan and the JAGR Portfolio Whole Loan under the related pooling and servicing agreement. See “Servicing of the Mortgage Loans—Servicing of the Pearlridge Center Whole Loan”, “—Servicing of the Scottsdale Quarter Whole Loan”, “—Servicing of the One City Centre Whole Loan”, “—Servicing of the Marriott – Pittsburgh Whole Loan” and “—Servicing of the JAGR Portfolio Whole Loan” in the Free Writing Prospectus.

Subject to certain limited exceptions, in connection with its duties under the Pooling and Servicing Agreement, the Special Servicer and its affiliates are prohibited from receiving or retaining any compensation (other than compensation specifically provided for under the Pooling and Servicing Agreement) from anyone in connection with the disposition, workout or foreclosure of any mortgage loan, the management or disposition of any REO property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement. In the event the Special Servicer does receive any such compensation, it will be required to disclose those fees to the Certificate Administrator who will include it as part of the statement to Certificateholders.

In addition, no liquidation fee will be payable to the Special Servicer if a mortgage loan becomes a specially serviced mortgage loan only because of a maturity default and the related liquidation proceeds are received within 90 days following the stated maturity date as a result of the related mortgage loan being refinanced or otherwise repaid in full.

■	Deal Website:	The Certificate Administrator will maintain a deal website to which certain persons will have access to certain information including, but not limited to the following, which will be posted:
		•	special notices
		•	summaries of asset status reports
		•	appraisals in connection with Appraisal Reductions plus any second appraisals ordered
		•	an “Investor Q&A Forum”
		•	a voluntary investor registry
		•	SEC EDGAR filings

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

One Shell Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

One Shell Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

One Shell Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

One Shell Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

One Shell Square

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$90,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$90,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	6.8%	Net Rentable Area (SF)(2):	1,240,539
Loan Purpose:	Acquisition	Location:	New Orleans, LA
Borrower:	HPT New Orleans OSS, LLC	Year Built / Renovated:	1972 / 2015
Sponsors:	William Z. Hertz, Isaac Hertz	Occupancy:	92.6%
	and Sarah Hertz	Occupancy Date:	3/25/2015
Interest Rate:	4.19530%	Number of Tenants:	56
Note Date:	6/5/2015	2012 NOI:	$12,772,595
Maturity Date:	7/1/2025	2013 NOI(3):	$12,805,908
Interest-only Period:	12 months	2014 NOI(3):	$11,940,951
Original Term:	120 months	TTM NOI (as of 2/2015)(4)	$12,016,668
Original Amortization:	360 months	UW Economic Occupancy:	93.8%
Amortization Type:	IO-Balloon	UW Revenues:	$24,088,972
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$10,068,381
Lockbox:	Hard	UW NOI(4):	$14,020,592
Additional Debt:	Yes	UW NCF:	$13,130,192
Additional Debt Balance:	$36,100,000 / $20,000,000	Appraised Value / Per SF(5):	$180,600,000 / $146
Additional Debt Type:	Pari Passu / Mezzanine Loan	Appraisal Date:	4/24/2015

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$102
Taxes:	$1,084,980	$155,000	N/A	Maturity Date Loan / SF:	$84
Insurance:	$0	Springing	N/A	Cut-off Date LTV(5):	69.8%
Replacement Reserves:	$21,200	$21,200	N/A	Maturity Date LTV(5):	57.5%
TI/LC:	$53,000	$53,000	N/A	UW NCF DSCR:	1.78x
Other:	$40,418,724	$0	N/A	UW NOI Debt Yield:	11.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$126,100,000	59.4%	Purchase Price	$164,560,000	77.5%
Mezzanine Loan	20,000,000	9.4%	Upfront Reserves	41,577,904	19.6%
Sponsor Equity	66,250,788	31.2%	Closing Costs	6,212,884	2.9%
Total Sources	$212,350,788	100.0%	Total Uses	$212,350,788	100.0%
(1)	The One Shell Square loan is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $126.1 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $126.1 million One Shell Square Whole Loan.
(2)	Net Rentable Area (SF) excludes 29,083 square feet of structurally vacant space located throughout the property. For the purposes of underwriting, the space has been removed from any underwriting consideration.
(3)	The decrease in 2014 NOI from 2013 NOI is driven predominately by a $244,788 increase in payroll expenses and a $214,785 increase in repairs and maintenance expenses. The increase in payroll expenses was related to the hiring in March 2014 of a construction manager, the hiring in November 2014 of an assistant chief engineer and the hiring in October 2014 of a chief engineer. The increase in repairs and maintenance expenses was related to several one-time expenses including travertine for exterior step repair, replacement of circuit breakers, rewiring of the oak tree lighting, replacement of the elevator carpets and the purchase of two new auxiliary tanks.
(4)	The increase in Underwritten NOI from TTM NOI (as of 2/2015) is driven by Shell Oil Company’s base rent averaged over the loan term due to its high credit rating, which results in an approximately $1.3 million increase. Shell Oil Company will be vacating the fifth and sixth floors but will be moving into floors 13 through 15 on January 1, 2017, which is reflected in the underwriting. Underwritten NOI is driven by rent escalations underwritten through April 1, 2016 totaling $46,000. Additionally, the higher UW NOI versus TTM NOI (as of 2/2015) is driven by decreased expenses, predominately related to a successfully protested assessed value of the property resulting in approximately $372,354 in annual real estate tax savings and one-time maintenance and repair expenses that occurred throughout the trailing 12-month period ended February 28, 2015.
(5)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “market value subject to hypothetical condition”, which assumes that all capital expenditures, tenant improvements, leasing commissions and free rent have been paid. $29,053,102 for outstanding tenant improvements/leasing commissions, $11,357,584 for deferred maintenance and $8,038 have been reserved at close. The “as-is” value as of April 24, 2015 is $138.0 million, which results in a Cut-off Date LTV and Maturity Date LTV of, 91.4% and 75.3%, respectively.
(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

One Shell Square

The Loan. The One Shell Square loan is secured by a first mortgage lien on a 51-story, 1,240,539 square foot office building located in New Orleans, Louisiana. The whole loan has an outstanding principal balance as of the Cut-off Date of $126.1 million (the “One Shell Square Whole Loan”), and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1, with an outstanding principal balance as of the Cut-off Date of $90.0 million, is being contributed to the JPMBB 2015-C30 Trust. Note A-2 has an outstanding principal balance as of the Cut-off Date of $36.1 million and is expected to be contributed to a future securitization trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2015-C30 Trust. The trustee of the JPMBB 2015-C30 Trust (or, prior to the occurrence and continuance of a control event under the pooling and servicing agreement, the directing certificateholder), will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the One Shell Square Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The One Shell Square Whole Loan has a 10-year term and, subsequent to a 12-month interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the One Shell Square loan is HPT New Orleans OSS, LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are William Z. Hertz, Isaac Hertz and Sarah Hertz of the Hertz Investment Group, LLC. The Hertz Investment Group is a national real estate investment and management company currently headquartered in Santa Monica, California. The company’s business plan focuses its acquisition strategy towards secondary central business districts and state capitals in an effort to control the market. Since its founding in 1979 by Judah Hertz, the company has grown to own and manage approximately 12.2 million square feet with an aggregate portfolio market value of approximately $1.2 billion. Currently, the Hertz Investment Group owns five other assets totaling approximately 2.5 million square feet of commercial real estate in New Orleans.

The Property. One Shell Square is a LEED Gold-certified Class A office building and adjoining 10-level parking garage located at 701 Poydras Street in New Orleans, Louisiana. The One Shell Square property was constructed in 1972, renovated periodically between 2004 and 2015 and is situated on approximately 1.99 acres. Since 2010, the previous owners spent approximately $3.4 million in capital expenditures, which was primarily spent on upgrades to the parking garage, lighting panels and LEED related upgrades. The property, originally designed by architectural firm Skidmore, Owings & Merrill, is known as an iconic asset in the New Orleans market and is the tallest building in both the city of New Orleans and state of Louisiana. Additionally, a majority of the floors offer unobstructed views of the Mississippi River, French Quarter, Warehouse District and central business district skyline. Office tenants at the property also benefit from the adjoining parking garage that offers 817 spaces allocated predominantly for tenant use and that are contracted on a monthly basis. Additionally, the adjoining parking garage and interior lobby also contains several ground floor retail spaces consisting of, among other tenants, Capital One, Empire State Delicatessen, Smoothie King and Subway. Access to the One Shell Square property is provided by Poydras Street, St. Charles Avenue, Carondelet Street and Perdido Street. US Highway 90 is located approximately 0.7 miles south of the office property and provides regional access, as well as direct access to Interstate Highway 10.

As of March 25, 2015, the property was 92.6% occupied by 56 tenants. The largest tenant at the property, Shell Oil Company (“Shell”), leases 53.6% of the net rentable area through December 2026 and has occupied the space since June 2006. Shell may extend the lease for an additional 20 years which can be structured as either four, five-year renewals or two, 10-year renewals or any combination of the two. Shell is the United States-based subsidiary of Royal Dutch Shell, one of the largest oil companies in the world. The company is headquartered in The Hague, Netherlands and currently holds interests in 24 refineries, 1,500 storage tanks and 150 distribution facilities globally. As of 2015, Shell was ranked the third largest company in the world in terms of revenue. Shell will be vacating its space on the fifth and sixth floors of the property and will subsequently expand its space on the 13th through 15th floors on January 1, 2017. Approximately $27.1 million of the $29.1 million upfront TI/LC reserve is attributable to Shell which will be used for the specific build out required on the 13th through 15th floors as related to the new space. Additionally, Shell accounts for approximately 52.0% of the in-place base rent at the property. The second largest tenant at the property, Adams and Reese, LLP, (“Adams and Reese”), leases 7.1% of the net rentable area through November 2024 and has occupied the space since November 2002. The lease contains three, five-year renewal options remaining. Adams and Reese is a law firm with a strong presence in the southeastern United States and offers clients a wide array of services, from aerospace and aviation law practice to music and entertainment law to mergers and acquisitions law. Adams and Reese accounts for approximately 8.1% of the in-place base rent at the property. The third largest tenant, Liskow & Lewis, leases 5.9% of the net rentable area through November 2019 and has occupied the space since July 2008. Originally founded in 1935, Liskow & Lewis has grown to more than 130 attorneys in New Orleans and Lafayette, Louisiana and Houston, Texas and the firm’s practice focuses on the energy and oil and gas industries. The company accounts for approximately 7.6% of the in-place base rent at the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

One Shell Square

The property is located in the heart of the New Orleans central business district and many demand drivers lie within walking distance of the property, including the French Quarter, Mercedes-Benz Superdome, City Hall, Port of New Orleans and six casinos. The property also benefits from its proximity to major public transportation lines, including the Poydras Station, which is located five blocks east, and the Canal Street Station, which is located six blocks northeast. Additionally, the property is located approximately 15.6 miles east of Louis Armstrong New Orleans International Airport and approximately 4.0 miles east of Tulane University. According to the appraisal, the property is located in the New Orleans Central Business District submarket of the New Orleans / Metairie / Kenner market. As of the fourth quarter of 2014, the submarket consisted of 144 buildings totaling approximately 9.2 million square feet of office space with an overall vacancy rate of 15.3% and average rents of $16.22 per square foot. This compares to 17.5% and $13.90 per square foot, respectively, when compared with the fourth quarter of 2013. Additionally, Class A office properties compared favorably to the overall New Orleans central business district submarket, with an overall vacancy rate of 8.2% and average rents of $18.32 per square foot as of the fourth quarter of 2014. The appraisal identified seven directly comparable office properties built between 1979 and 1989 and ranging in size from approximately 540,783 to 1,004,484 square feet. Asking rents for the comparable properties range from $12.00 to $20.00 per square foot, with a weighted average of $17.68 per square foot.

Historical and Current Occupancy(1)

2012	2013	2014	Current(2)
90.8%	91.2%	94.9%	92.6%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of March 25, 2015.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Shell Oil Company(3)	Aa1 / AA / NA	664,432	53.6%	$17.57	12/31/2026
Adams and Reese, LLP(4)	NA / NA / NA	87,586	7.1%	$17.80	11/30/2024
Liskow & Lewis	NA / NA / NA	73,077	5.9%	$19.62	11/30/2019
Gieger, Laborde & Lap(5)	NA / NA / NA	23,607	1.9%	$18.00	4/30/2017
Harvey Gulf International	NA / NA / NA	23,432	1.9%	$18.00	7/31/2019
Galloway, Johnson, To	NA / NA / NA	22,903	1.8%	$17.90	8/31/2022
Ernst & Young U.S. LLC	NA / NA / NA	15,316	1.2%	$19.00	8/31/2018
Lowe, Stein, Hoffman	NA / NA / NA	14,883	1.2%	$20.50	3/31/2017
Johnson, Johnson, Bar	NA / NA / NA	14,839	1.2%	$17.25	11/30/2017
Standard Mortgage Corp	NA / NA / NA	14,125	1.1%	$17.00	7/31/2020
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.
(3)	Shell has the right to contract its space by one floor one or more times throughout the term of its lease, with the payment of a contraction fee. The tenant may exercise a contraction option once during any 12-month period and must maintain a minimum of 300,000 square feet of leased space. After January 1, 2019, however, the tenant may contract its space by up to two floors during any 12-month period.
(4)	Adams and Reese, LLP has the right to contract its space by up to 12,756 square feet any time between September 1, 2016 and February 28, 2017 or between September 1, 2018 and February 28, 2019, with the payment of a contraction fee.
(5)	Gieger, Laborde & Lap also occupies an additional 4,307 square foot space on the 47th floor and the lease expires April 2022.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

One Shell Square

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	91,455	7.4%	NAP	NAP	91,455	7.4%	NAP	NAP
2015 & MTM	3	14,544	1.2%	$244,461	1.2%	105,999	8.5%	$244,461	1.2%
2016	7	8,502	0.7%	134,607	0.7%	114,501	9.2%	$379,067	1.9%
2017	18	105,787	8.5%	1,767,035	8.7%	220,288	17.8%	$2,146,102	10.6%
2018	9	59,370	4.8%	1,122,452	5.6%	279,658	22.5%	$3,268,554	16.2%
2019	5	105,545	8.5%	2,007,591	9.9%	385,203	31.1%	$5,276,145	26.1%
2020	5	22,653	1.8%	397,305	2.0%	407,856	32.9%	$5,673,450	28.1%
2021	2	12,709	1.0%	225,820	1.1%	420,565	33.9%	$5,899,270	29.2%
2022	4	52,617	4.2%	849,532	4.2%	473,182	38.1%	$6,748,802	33.4%
2023	1	12,404	1.0%	235,676	1.2%	485,586	39.1%	$6,984,478	34.6%
2024	1	87,586	7.1%	1,540,311	7.6%	573,172	46.2%	$8,524,789	42.2%
2025	0	0	0.0%	0	0.0%	573,172	46.2%	$8,524,789	42.2%
2026 & Beyond(2)	1	667,367	53.8%	11,674,668	57.8%	1,240,539	100.0%	$20,199,457	100.0%
Total	56	1,240,539	100.0%	$20,199,457	100.0%

(1)	Based on the underwritten rent roll as of March 25, 2015.
(2)	2026 & Beyond includes a 2,785 square foot management office and a 150 square foot United States post office but no corresponding leases expiring.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$18,197,733	$18,617,754	$18,540,262	$18,595,551	$20,199,457	$16.28	78.8%
Vacant Income	0	0	0	0	1,583,650	1.28	6.2%
Gross Potential Rent	$18,197,733	$18,617,754	$18,540,262	$18,595,551	$21,783,107	$17.56	85.0%
Parking Income	1,986,778	2,262,926	2,164,410	2,181,376	2,431,572	1.96	9.5%
Other Reimbursements	1,735,585	1,987,842	1,744,206	1,682,052	1,421,187	1.15	5.5%
Net Rental Income	$21,920,096	$22,868,522	$22,448,878	$22,458,979	$25,635,866	$20.67	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,583,650)	(1.28)	(6.2))
Other Income	6,931	96,057	53,751	78,439	36,756	0.03	0.1%
Effective Gross Income	$21,927,027	$22,964,579	$22,502,629	$22,537,418	$24,088,972	$19.42	94.0%

Total Expenses(4)	$9,154,432	$10,158,671	$10,561,678	$10,520,750	$10,068,381	$8.12	41.8%

Net Operating Income(5)	$12,772,595	$12,805,908	$11,940,951	$12,016,668	$14,020,592	$11.30	58.2%

Total TI/LC, Capex/RR	0	0	0	0	890,400	0.72	3.7%
Net Cash Flow	$12,772,595	$12,805,908	$11,940,951	$12,016,668	$13,130,192	$10.58	54.5%
(1)	The TTM column represents the trailing 12 months ended February 28, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	The increase in Underwritten Rents in Place from TTM Rents in Place is driven by Shell’s base rent averaged over the loan term due to its high credit rating, which results in an approximately $1.3 million increase. Shell will be vacating the fifth and sixth floors but will be moving into floors 13 through 15 on January 1, 2017, which is reflected in the underwriting. Additionally, Underwritten Rents in Place are driven by rent escalations underwritten through April 1, 2016 totaling $46,000.
(4)	The lower Underwritten Total Expenses versus TTM Total Expenses is predominantly driven by a successfully protested assessed value of the property resulting in approximately $372,354 in annual real estate tax savings and one-time maintenance and repair expenses that occurred throughout the trailing 12-month period ended February 28, 2015.
(5)	The decrease in 2014 NOI from 2013 NOI is driven predominantly by a $244,788 increase in payroll expenses and $214,785 increase in repairs and maintenance expenses. The increase in payroll expenses was related to the hiring of a construction manager in March 2014, the hiring of an assistant chief engineer in November 2014 and the hiring of a chief engineer in October 2014. The increase in repairs and maintenance expenses was related to several one-time expenses including travertine for exterior step repair, replacement of circuit breakers, rewiring of the oak tree lighting, replacement of the elevator carpets and the purchase of two new auxiliary tanks.

Property Management. The One Shell Square property is managed by Hertz Investment Group, LLC, an affiliate of the sponsors. The current management agreement commenced on June 4, 2015 and has a three-year term and will automatically renew for two consecutive periods of three years unless otherwise terminated by either party. The management agreement provides for a contractual management fee of 5.0% of the gross income, payable on a monthly basis. The management fees related to the One Shell Square loan are subordinate to the liens and interests of the One Shell Square loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

One Shell Square

Escrows and Reserves. At origination, the borrower was required to deposit into escrow approximately $29.1 million for outstanding tenant improvements and leasing commissions, approximately $11.4 million for required repairs, approximately $1.1 million for real estate taxes, $53,000 for future tenant improvements and leasing commissions reserves, $21,200 for replacement reserves and $8,038 for free rent outstanding to one tenant.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $155,000.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow approximately $21,200 (approximately $0.21 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

TI/LC Reserves - On a monthly basis commencing on August 1, 2015, the borrower is required to escrow approximately $53,000 (approximately $0.51 per square foot annually) for future tenant improvements and leasing commissions. On August 1, 2022, the borrower will be required to escrow approximately $143,000 (approximately $1.38 per square foot annually) for future tenant improvements and leasing commissions. The reserve is not subject to a cap.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. At origination, the borrower was required to send a tenant direction letter to all tenants at the property instructing them to deposit all rents and payments into the lockbox account. All funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Period (as defined below) continuing, all excess cash flow after payment of the mortgage and mezzanine debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Period” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or property manager, or (iii) the date on which the debt service coverage ratio, based on a trailing three months of gross income from operations annualized and a 12 month operating expense calculation, is less than 1.10x.

Additional Debt. The $20.0 million mezzanine loan is secured by direct equity interests in the borrower and is coterminous with the mortgage loan. The mezzanine loan is interest-only for the entire term of the loan and has a 10.12500% coupon. Including the mezzanine loan, the Cut-off Date LTV is 80.9%, the UW NCF DSCR is 1.39x and the UW NOI Debt Yield is 9.6%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Pearlridge Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

40 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Pearlridge Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

41 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Pearlridge Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

42 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Pearlridge Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

43 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Pearlridge Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

44 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Pearlridge Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Single Asset
Cerdit Assessment		Title:	Fee / Leasehold
(Moody’s / DBRS / KBRA)(2):	Baa2 / A (high) / AA+	Property Type - Subtype:	Retail – Super Regional Mall
Original Principal Balance(1):	$72,000,000	Net Rentable Area (SF):	903,692
Cut-off Date Principal Balance(1):	$72,000,000	Location:	Aiea, HI
% of Pool by IPB:	5.4%	Year Built / Renovated:	1972, 1976 / 1996
Loan Purpose:	Recapitalization	Occupancy(3):	94.4%
Borrower:	BRE/Pearlridge, LLC	Occupancy Date:	4/30/2015
Sponsors:	WP Glimcher and O’Conner	Number of Tenants:	234
	Capital Partners	2012 NOI:	$20,460,723
Interest Rate:	3.53000%	2013 NOI:	$21,956,124
Note Date:	5/20/2015	2014 NOI:	$21,472,120
Maturity Date:	6/1/2025	TTM NOI (as of 4/2015)(4):	$21,716,377
Interest-only Period:	120 months	UW Economic Occupancy:	96.1%
Original Term:	120 months	UW Revenues:	$47,574,130
Original Amortization:	None	UW Expenses:	$24,136,679
Amortization Type:	Interest Only	UW NOI(3)(4):	$23,437,452
Call Protection(5):	L(25),Def(91),O(4)	UW NCF:	$21,674,193
Lockbox:	CMA	Appraised Value / Per SF:	$427,500,000 / $473
Additional Debt(1):	Yes	Appraisal Date:	4/15/2015
Additional Debt Balance(1):	$58,400,000 / $94,600,000
Additional Debt Type(1):	Pari Passu / Subordinate Debt

Escrows and Reserves(6)				Financial Information(1)
	Initial	Monthly	Initial Cap		Pari Passu Debt	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$144	$249
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$144	$249
Replacement Reserves:	$0	Springing	$538,494	Cut-off Date LTV:	30.5%	52.6%
TI/LC:	$0	Springing	$2,800,835	Maturity Date LTV:	30.5%	52.6%
Other:	$4,802,738	Springing	N/A	UW NCF DSCR:	4.63x	2.68x
				UW NOI Debt Yield:	18.0%	10.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$225,000,000	100.0%	Payoff Existing Debt	$171,606,454	76.3%
			Return of Equity	46,988,808	20.9
			Upfront Reserves	4,802,738	2.1
			Closing Costs	1,601,999	0.7
Total Sources	$225,000,000	100.0%	Total Uses	$225,000,000	100.0%

(1)	Pearlridge Center is part of a loan, co-originated by JPMCB and German American Capital Corporation, which is comprised of (i) the Pearlridge Center Mortgage Loan with an aggregate original principal balance of $72.0 million, (ii) the Pearlridge Center Pari Passu Companion Loans (comprised in the aggregate of three pari passu notes with an aggregate original principal balance of approximately $58.4 million) and (iii) the Pearlridge Center Subordinate Companion Loans (each comprised of two pari passu notes, with an aggregate original principal balance of $48.6 million and $46.0 million, respectively). The Financial Information presented in the chart above reflects the $130.4 million aggregate Cut-off Date balance of the Pearlridge Center Mortgage Loan and the Pearlridge Center Pari Passu Companion Loans and the Cut-off Date balance of the $225.0 million Pearlridge Center Whole Loan.
(2)	Moody’s, DBRS and Kroll have confirmed that the mortgage loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.
(3)	Occupancy and UW NOI includes Pali Momi Medical Center, which has executed a lease but has not yet taken occupancy or commenced paying rent, as well as four other smaller tenants that have executed leases but have not yet taken occupancy. The four smaller tenants include Kay Jewelers, Justice, Verizon Wireless and Harris Jewelers. Without these tenants, the occupancy is 90.5%.
(4)	UW NOI is higher than TTM NOI due to contractual rent steps through May 2016 and percentage in lieu tenant, Cinnamon Girl, calculated based on 8.0% of most recent sales and accounting for a total of $429,703.
(5)	The lockout period will be at least 25 payments beginning with and including the first payment date of July 1, 2015. Defeasance of the full $225.0 million Pearlridge Center Whole Loan is permitted two years from the closing date of the securitization that includes the last pari passu note to be securitized.
(6)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Pearlridge Center

The Loan. The Pearlridge Center Whole Loan is secured by a first mortgage lien on a 903,692 square foot super regional mall in Aiea, Hawaii. The Pearlridge Center loan is evidenced by a non-controlling pari passu note with an aggregate outstanding principal balance as of the Cut-off Date of $72.0 million (the “Pearlridge Center Mortgage Loan”), and represents a portion of a fixed rate loan in the aggregate original principal balance of $225.0 million (the “Pearlridge Center Whole Loan”), which was co-originated by JPMCB and German American Capital Corporation. The Pearlridge Center Mortgage Loan is pari passu with two companion loans, (such companion loans being comprised in the aggregate of three pari passu notes) with an aggregate outstanding principal balance as of the Cut-off Date of approximately $58.4 million (the “Pearlridge Center Pari Passu Companion Loans”) and two subordinate companion loans (each comprised of two pari passu notes) with an aggregate outstanding principal balance as of the Cut-off Date of approximately $94.6 million (the “Pearlridge Center Subordinate Companion Loans” and, together with the Pearlridge Center Pari Passu Companion Loans, the “Pearlridge Center Companion Loans”). The Pearlridge Center Companion Loans are not included in the JPMBB 2015-C30 Trust. The Pearlridge Center Mortgage Loan and the related Pearlridge Center Pari Passu Companion Loans are pari passu in right of payment with each other and are generally senior in right of payment to the Pearlridge Center Subordinate Companion Loans to the extent described in “Description of the Mortgage Pool-The Whole Loans-The Pearlridge Center Whole Loan” in the Free Writing Prospectus. The Pearlridge Center Companion Loans, other than one of the Pearlridge Center Pari Passu Companion Loans, are being contributed to a private CMBS securitization, that governs the servicing and administration of the Pearlridge Center Whole Loan. The remaining Pearlridge Center Pari Passu Companion Loan is expected to be included in a separate securitization in the future. The holder of the Pearlridge Center Companion Loans (the “Controlling Noteholder”) will be the trustee (the “Pearlridge Center Trustee”) under the pooling and servicing agreement (the “Pearlridge Center Pooling and Servicing Agreement”) entered into in connection with such private CMBS securitization. The Pearlridge Center Trustee (or, prior to the occurrence and continuance of a control event under the Pearlridge Center Pooling and Servicing Agreement, the directing certificateholder under the Pearlridge Center Pooling and Servicing Agreement) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Pearlridge Center Whole Loan. The Pearlridge Center Whole Loan has a 10-year term and will be interest-only for the term of the loan. The previous existing debt was securitized in 2011 as part of the MSC 2011-C1 securitization.

The Borrower. The borrowing entity for the Pearlridge Center Whole Loan is BRE/Pearlridge, LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan sponsors are WP Glimcher and O’Connor Capital Partners. The nonrecourse carve-out guarantor is Washington Prime Group. L.P. (“Washington Prime Group”). Founded in May 2014, Washington Prime Group is a recent spinoff of Simon Property Group. The company combined a national real estate portfolio with an investment-grade balance sheet and was created to leverage its expertise across the entire shopping center sector to increase cash flow through management of existing assets as well as select development and acquisitions of new assets with franchise value. In 2015, Washington Prime Group merged with Glimcher Realty Trust to create WP Glimcher, a premier real estate investment trust. Originally formed in 1971, O’Connor Capital Partners has sponsored a range of multi-strategy, real estate private equity funds. To date, its funds have invested over $2.5 billion in equity in over $15 billion of real estate transactions across the United States, Mexico, Europe, Argentina and Japan.

The Property. Pearlridge Center is an approximately 1.1 million square foot super regional mall located at 98-1005 Moanalua Road in Aiea, Hawaii and is the second largest shopping center in Hawaii. Situated on a 35.8-acre site, the property was constructed in 1972, expanded in 1976 and renovated in 1996, with 903,692 square feet serving as collateral for the Pearlridge Center Whole Loan. The property was built in three phases: Uptown, Downtown and Phase III. According to the sponsors, from 2012 to 2014, the sponsors spent approximately $5.6 million, or $4.88 per square foot, on property improvements including parking deck expansion, parking deck coating and monorail automation. Additionally, the sponsors have indicated they anticipate investing approximately $1.3 million into the property in 2015 for parking lot repairs, restroom renovation and HVAC repairs. The Uptown, Downtown and Phase III portions of Pearlridge Center serves as collateral for the Pearlridge Center Mortgage Loan and the Pearlridge Center Companion Loans. The collateral contains approximately 733,452 square feet of retail space (81.2% of the net rentable area) and 170,240 square feet of office space (18.8% of the net rentable area). The property is anchored by Sears (185,000 square feet) and Macy’s (150,000 square feet) and also includes several notable national retailers such as Toys “R” Us, Bed Bath & Beyond, Victoria’s Secret, Express, Kay Jewelers, Verizon Wireless and Forever 21. Sears reported 2014 sales of approximately $238 per square foot, which is approximately 47.8%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Pearlridge Center

above the 2013 national chain-wide average of $161 per square foot. Macy’s reported trailing 12-month April 2015 sales of $290 per square foot, which is approximately 55.9% above the 2013 national chain-wide average of $186 per square foot. The property reported comparable in-line sales of $505 per square foot for 2014 and total reported sales of approximately $268.8 million for the trailing-12 month period ended April 2015. Additionally, in-line sales per square foot for comparable stores less than 10,000 square feet were approximately $481, $512, $509, $505 and $505 in 2011, 2012, 2013, 2014 and the trailing 12-month period ended April 2015, respectively. Occupancy costs for comparable in-line tenants occupying less than 10,000 square feet for the same time periods were approximately 12.1%, 11.8%, 11.8%, 12.3% and 12.4%, respectively. Sears, Toys “R” Us and Big City Diner own their own improvements and are not collateral for the mortgage loan but their related sites are ground leased from the borrower. Other amenities include a monorail, movie theater, dining hall with a farmers market, valet parking and 6,487 parking spaces resulting in a parking ratio of approximately 5.6 spaces per 1,000 square feet of net rentable area. Additionally, the property features an eight-story office building with a tenant roster consisting of financial, medical and legal firms.

As of April 30, 2015, the property was 94.4% leased by 234 tenants. The largest tenant, Macy’s, which has been at the property since September 2014, currently leases 16.6% of the net rentable area through February 2027. Macy’s (NYSE: M, Moody’s: Baa2, S&P: BBB+, Fitch: BBB+) is a premier retailer, with fiscal 2014 sales of $28.1 billion. As of April 4, 2015, the company operates approximately 885 stores in 45 states, the District of Columbia, Guam and Puerto Rico under the names of Macy’s, Bloomingdale’s, Bloomingdale’s Outlet and Bluemercury. The second largest tenant, Bed Bath & Beyond, which has been at the property since September 2010, currently leases 7.3% of the net rentable area through January 2021 with five four-year extension options. Founded in 1971, Bed Bath & Beyond (NASDAQ: BBBY, Moody’s: Baa1, S&P: A-) is a chain of domestic merchandise retail stores in the United States, Puerto Rico, Canada and Mexico. The company is included in the S&P 500 and Global 1200 Indices and the NASDAQ-100 Index and is counted among the Fortune 500 and the Forbes Global 2000. The third largest tenant, Pearlridge Mall Theatres, which has been at the property since July 2013, currently leases 4.5% of the net rentable area through December 2022. Pearlridge Mall Theatres is owned by Reading International, Inc., which is focused on the development, ownership and operation of entertainment and real property assets in the United States, Australia and New Zealand.

The property’s rollover is granular with no more than 16.8% of underwritten rent, representing 28 individual tenants, expiring in any given year during the loan term. The property overall is 95.6% leased including anchors (94.4% collateral occupancy). In-line collateral occupancy is 88.8% as of April 30, 2015. The office component is 97.0% occupied, according to the Costar Hawaii Office Market Year-End 2014 Report, which is in line with the Oahu Class B Office Market occupancy of 96.5%. Pearlridge Center is located adjacent to the 126-bed Pali Momi Medical Center (“Pali Momi”), which employs over 400 physicians and is not part of the collateral. Pali Momi was founded in 1989 and is an affiliate of Hawaii Pacific Health, the state’s largest health care provider. The hospital is expanding and has agreed to lease 24,260 square feet for $28.81 per square foot in the Uptown phase of Pearlridge Center to house its new cancer center.

Pearlridge Center is situated between Honolulu and West Oahu, one of the fastest growing regions in Hawaii. The area’s steady population, job growth and expanding local economy, driven primarily by the tourism, government (military), and construction sectors, have sustained an active retail market. Regional access to the area is primarily provided by the H-1 Freeway, which also provides access to downtown Honolulu to the southeast and Mililani Town and North Shore to the north. Per the appraisal, the trade area consisting of a five-mile radius contains an estimated 200,103 people with an average household income of $94,228 as of 2014, and the appraiser estimates an 11.7% increase by 2019. According to the appraisal, as of the first quarter of 2015, the Leeward retail submarket contained approximately 7.0 million square feet of existing supply and maintained an overall vacancy rate of approximately 2.3% with asking rents of $37.70 per square foot. According to the appraisal, as of year-end 2014, the Leeward Oahu office submarket contained approximately 603,712 square feet of existing supply and maintained an overall vacancy rate of 7.3% with asking rents of $47.40 per square foot. The appraisal identified four regional malls that are directly competitive with Pearlridge Center. The properties range from approximately 452,000 to approximately 1.7 million square feet and range from 92.7% to 99.0% occupied. One source of future competition is Ka Makana Ali’I, an approximately $500 million regional mall development project which is under construction and is located approximately 14 miles west of Pearlridge Center. The new mall is being built to meet the needs of a growing population in western Oahu. Additionally, Ho‘opili, 1,600 acres of former ‘Ewa sugarcane land, is being developed by D.R. Horton with 11,750 homes within a sustainable living environment. Increased residential development may partially mitigate the competition from new supply in the market.

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
93.4%	93.8%	93.8%	94.4%

(1)	Historical Occupancies are as of January 31, 2013 for 2012, January 31, 2014 for 2013 and December 31, 2014 for 2014.
(2)	Current Occupancy is as of April 30, 2015 and includes Pali Momi Medical Center, which has executed a lease but has not yet taken occupancy or commenced paying rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

47 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Pearlridge Center

Non-Owned Collateral
Tenant	Ratings(1)(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	Sales PSF(2)	Occupancy Costs(2)
Sears(3)	Caa1 / CCC+ / C	185,000	$238	2.0%
Toys “R” Us(3)(4)	NA / NA / NA	46,000	$311	5.0%
Big City Diner(3)	NA / NA / NA	7,277	NAV	NAV
(1)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(2)	Sales PSF and Occupancy Costs represent the 12-month period ending April 30, 2015. Sears Sales PSF are as of year-end 2014.
(3)	Sears, Toys “R” Us and Big City Diner own their improvements and are not collateral for the Pearlridge Center Mortgage Loan.
(4)	Toys “R” Us has the option to terminate its lease if all compliance costs and expenses exceed the sum of $1 million in the aggregate over the term of the lease, with six months’ prior notice.

Collateral Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Macy’s(4)	Baa2 / BBB+ / BBB+	150,000	16.6%	$403,967	$2.42	$293	3.3%	2/28/2027
Bed Bath & Beyond	Baa1 / A- / NA	65,653	7.3%	$780,317	$11.89	NAV	NAV	1/31/2021
Pearlridge Mall Theatres(5)	NA / NA / NA	40,730	4.5%	$652,495	$16.02	$384,274	22.0%	12/31/2022
DSI Renal	NA / NA / NA	26,867	3.0%	$854,010	$31.79	NAV	NAV	8/31/2018
Longs Drug Store	NA / NA / NA	26,500	2.9%	$86,364	$3.26	$945	2.1%	2/28/2021
Pali Momi Medical Center(6)	NA / NA / NA	24,260	2.7%	$698,928	$28.81	NAV	NAV	10/31/2035
Tropics Mini Golf	NA / NA / NA	17,860	2.0%	$57,600	$3.23	NAV	NAV	8/31/2017
Macy’s-Thisisit(4)	Baa2 / BBB+ / BBB+	17,179	1.9%	$0	$0.00	NAV	NAV	2/28/2027
Straub Clinic & Hospital, Inc.	NA / NA / NA	16,500	1.8%	$451,440	$27.36	NAV	NAV	12/31/2018
Bank of Hawaii(7)	NA / NA / NA	13,161	1.5%	$397,149	$30.18	NAV	NAV	9/30/2016

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the 12-month period ending April 30, 2015.
(4)	Macy’s Base Rent includes Macy’s-Thisisit’s Base Rent.
(5)	Pearlridge Mall Theatres Sales PSF is shown on a per screen basis – 16 screens.
(6)	Pali Momi Medical Center represents the cancer center, not the hospital located adjacent to Pearlridge Center (which is not part of the collateral).
(7)	Bank of Hawaii includes two spaces with a lease expiration of August 31, 2015 and one space with a lease expiration of September 30, 2016.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	50,686	5.6%	NAP	NAP	50,686	5.6%	NAP	NAP
2015 & MTM	45	59,692	6.6	$2,450,561	10.2%	110,378	12.2%	$2,450,561	10.2%
2016	31	81,162	9.0	2,949,114	12.3	191,540	21.2%	$5,399,676	22.5%
2017	31	78,891	8.7	2,571,325	10.7	270,431	29.9%	$7,971,001	33.3%
2018	28	116,287	12.9	4,017,253	16.8	386,718	42.8%	$11,988,254	50.1%
2019	30	73,041	8.1	2,423,395	10.1	459,759	50.9%	$14,411,649	60.2%
2020	21	35,376	3.9	1,297,238	5.4	495,135	54.8%	$15,708,887	65.6%
2021	13	106,576	11.8	1,459,039	6.1	601,711	66.6%	$17,167,927	71.7%
2022	7	52,662	5.8	1,248,455	5.2	654,373	72.4%	$18,416,381	76.9%
2023	9	29,608	3.3	1,235,326	5.2	683,981	75.7%	$19,651,708	82.1%
2024	4	4,902	0.5	298,818	1.2	688,883	76.2%	$19,950,526	83.3%
2025	7	22,470	2.5	1,306,632	5.5	711,353	78.7%	$21,257,158	88.8%
2026 & Beyond	8	192,339	21.3	2,690,499	11.2	903,692	100.0%	$23,947,657	100.0%
Total	234	903,692	100.0%	$23,947,657	100.0%

(1)	Based on the underwritten rent roll. Includes ground leases and ground rent associated with Sears, Toys “R” Us and Big City Diner; however, associated square footage is not included as improvements are tenant-owned.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

48 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Pearlridge Center

Operating History and Underwritten Net Cash Flow

	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$22,052,265	$22,614,579	$22,655,965	$22,769,997	$23,947,657	$26.50	53.6%
Vacant Income	0	0	0	0	1,684,398	1.86%	3.8%
Gross Potential Rent	$22,052,265	$22,614,579	$22,655,965	$22,769,997	$25,632,055	$28.36	57.3%
Total Reimbursements	18,332,814	19,133,632	18,817,137	18,712,337	19,084,235	21.12%	42.7%
Net Rental Income	$40,385,079	$41,748,211	$41,473,102	$41,482,333	$44,716,290	$49.48%	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,684,398)	(1.86)	(3.8)
Other Income(4)	3,999,000	4,223,163	4,373,564	4,396,372	4,542,239	5.03	10.2
Effective Gross Income	$44,384,080	$45,971,375	$45,846,666	$45,878,706	$47,574,130	$52.64%	106.4%%

Total Expenses	$23,923,356	$24,015,251	$24,374,546	$24,162,329	$24,136,679	$26.71	50.7%

Net Operating Income	$20,460,723	$21,956,124	$21,472,120	$21,716,377	$23,437,452	$25.94	49.3%

Total TI/LC, Capex/RR	0	0	0	0	1,763,259	1.95	3.7
							%
Net Cash Flow	$20,460,723	$21,956,124	$21,472,120	$21,716,377	$21,674,193	$23.98	45.6%
(1)	TTM column is based on the trailing 12-month period ending on April 30, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place include rent steps through May 2016 and percentage in lieu tenant, Cinnamon Girl, calculated based on 8.0% of most recent sales and accounting for a total of $429,703.
(4)	Other Income consists primarily of specialty leasing, percentage rent, temporary tenant income, monorail, vending and pay phone.

Property Management. The property is managed by WPG Management Associates, Inc., an Indiana corporation and an affiliate of the sponsors. The current management agreement commenced on June 1, 2015 and will continue unless otherwise terminated by either party. The management agreement provides for a contractual management fee of 3.0% of the gross rental income, payable on a monthly basis. The management fees related to the Pearlridge Center property are subordinate to the liens and interests of the Pearlridge Center loan.

Escrows and Reserves. At origination, the borrower deposited into escrow $3,787,426 for tenant improvements and leasing commissions, $572,470 for free rent and $442,842 for a ground lease reserve.

Tax Escrows - The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as no event of default or DSCR Trigger Event exists.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as no event of default or DSCR Trigger Event exists and the borrower provides satisfactory evidence that the property is insured under an approved blanket policy in accordance with the loan documents.

Replacement Reserves - The requirement for the borrower to make monthly deposits into the replacement escrow is waived so long as no event of default or DSCR Trigger Event exists. The reserve is subject to a cap of $538,494 (approximately $0.60 per square foot).

TI/LC Reserves - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as no event of default or DSCR Trigger Event exists. The reserve is subject to a cap of $2,800,835 (approximately $3.10 per square foot).

Ground Lease Reserve - The requirement for the borrower to make monthly deposits into the ground rent reserve is waived so long as no event of default or DSCR Trigger Event exists and the borrower makes all payments required under the ground leases and delivers evidence of such payment to the lender.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. Tenant direction letters were required to be sent to all tenants upon the origination of the loan instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower until the occurrence of a Lockbox Event (as defined below). During a Lockbox Event, all funds in the lockbox account are swept bi-weekly to a segregated cash management account under the control of the lender. To the extent there is a Lockbox Event continuing, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

“Lockbox Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or property manager, (iii) the date on which the debt service coverage ratio (as calculated in the loan documents) based on a trailing-four calendar quarters for two consecutive quarters period immediately preceding such determination is less than 1.20x (a “DSCR Trigger Event”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

49 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Pearlridge Center

Permitted Mezzanine Debt. The loan agreement permits certain direct and indirect owners of the borrower to obtain a mezzanine loan (or a refinancing of a mezzanine loan) secured by the ownership interests in the borrower upon certain terms and conditions set forth in the loan agreement, which include, without limitation: (i) the loan-to-value ratio of the property (including the mezzanine loan) does not exceed 50.0%; (ii) the debt service coverage ratio, as calculated in the loan documents and including the mezzanine loan, is not less than 2.92x; (iii) the debt yield, as calculated in the loan documents and including the mezzanine loan, is not less than 10.53%; (iv) the lenders enter into an acceptable intercreditor agreement, and (vii) receipt of rating agency confirmation. In addition, the loan agreement permits the pledge of direct or indirect equity interests in the borrower to secure a corporate or parent level credit facility from one or more financial institutions involving multiple underlying real estate assets, and there is no requirement for an intercreditor agreement in connection with such pledges.

Releases of Collateral. The borrower is permitted to make transfers of non-income producing portions of the property to third parties or affiliates in accordance with certain terms and conditions set forth in the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

50 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

51 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Sunbelt Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

52 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Sunbelt Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

53 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Sunbelt Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

54 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Sunbelt Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

55 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Sunbelt Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

56 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Sunbelt Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

57 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Sunbelt Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$70,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$70,000,000	Property Type - Subtype:	Office - Various
% of Pool by IPB:	5.3%	Net Rentable Area (SF):	1,324,863
Loan Purpose:	Acquisition	Location:	Various
Borrower:	HPT Sunbelt Portfolio, LLC	Year Built / Renovated:	Various / Various
Sponsors:	William Z. Hertz, Isaac Hertz and	Occupancy:	82.6%
	Sarah Hertz	Occupancy Date:	Various
Interest Rate:	4.31740%	Number of Tenants:	71
Note Date:	6/5/2015	2012 NOI:	$15,302,280
Maturity Date:	7/1/2025	2013 NOI:	$15,392,856
Interest-only Period:	None	2014 NOI:	$15,648,332
Original Term:	120 months	TTM NOI (as of 2/2015)(2):	$15,649,137
Original Amortization:	360 months	UW Economic Occupancy:	86.1%
Amortization Type:	Balloon	UW Revenues:	$28,465,558
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$11,660,538
Lockbox:	Hard	UW NOI(2):	$16,805,020
Additional Debt:	Yes	UW NCF:	$14,817,725
Additional Debt Balance:	$76,700,000 / $21,500,000	Appraised Value / Per SF(3):	$203,306,000 / $153
Additional Debt Type:	Pari Passu / Mezzanine Loan	Appraisal Date:	Various

Escrows and Reserves(4)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$111
Taxes:	$1,783,162	$240,800	N/A	Maturity Date Loan / SF:	$89
Insurance:	$0	Springing	N/A	Cut-off Date LTV (3):	72.2%
Replacement Reserves:	$22,100	$22,100	N/A	Maturity Date LTV(3):	58.0%
TI/LC:	$6,100,000	$143,600	N/A	UW NCF DSCR:	1.70x
Other:	$8,628,749	$0	N/A	UW NOI Debt Yield:	11.5%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$146,700,000	67.6%	Purchase Price	$194,970,000	89.9%
Mezzanine Loan	21,500,000	9.9	Upfront Reserves	16,534,011	7.6
Sponsor Equity	48,764,761	22.5	Closing Costs	5,460,750	2.5
Total Sources	$216,964,761	100.0%	Total Uses	$216,964,761	100.0%

(1)	Sunbelt Portfolio is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $146.7 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $146.7 million Sunbelt Portfolio Whole Loan.

(2)	UW NOI is higher than TTM NOI primarily due to contractual rent steps taken through April 2016.

(3)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV for the Wells Fargo Tower and Inverness Center properties are calculated based on the “market value as-is (hypothetical condition)” values of $78,656,000 and $58,650,000, respectively, which assume that certain tenant improvements, leasing commissions and rent abatements have been paid. These amounts have been fully reserved at close. The “as-is” values as of April 24, 2015, April 28, 2015 and April 30, 2015, are $76,400,000, $66,000,000 and $54,550,000 for Wells Fargo Tower, Meridian Building and Inverness Center, respectively. The aggregate “as-is” appraised value of $196,950,000 which results in a Cut-off Date LTV of 74.5% and Maturity Date LTV of 59.9%.

(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

58 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Sunbelt Portfolio

The Loan. The Sunbelt Portfolio loan is secured by a first mortgage lien on the fee interests in two central business district office buildings and one suburban office building comprising a total of 1,324,863 square feet of office space. The whole loan has an outstanding principal balance as of the Cut-off Date of $146.7 million (the “Sunbelt Portfolio Whole Loan”), and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2, with an outstanding principal balance as of the Cut-off Date of $70.0 million, is being contributed to the JPMBB 2015-C30 Trust. Note A-1, with an outstanding principal balance as of the Cut-off Date of $76.7 million, is expected to be contributed to a future securitization trust. Prior to securitization of Note A-1, the trustee of the JPMBB 2015-C30 Trust, as the holder of Note A-2, will be the controlling noteholder of the Sunbelt Portfolio Whole Loan and the trustee of the JPMBB 2015-C30 Trust (or, prior to the occurrence and continuance of a control event under the pooling and servicing agreement, the directing certificateholder) will be entitled to exercise all of the rights of the controlling noteholder with respect to the Sunbelt Portfolio Whole Loan. Following the securitization of Note A-1, the trustee with respect to such other securitization, as the holder of Note A-1, will be the controlling noteholder of the Sunbelt Portfolio Whole Loan and the trustee for that securitization (or, prior to the occurrence and continuance of a control event under the related pooling and servicing agreement, the directing certificateholder with respect to such other securitization) will be entitled to exercise all of the rights of the controlling noteholder with respect to the related Sunbelt Portfolio Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to consult with respect to certain major decisions. The Sunbelt Portfolio Whole Loan has a 10-year term and will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the loan is HPT Sunbelt Portfolio, LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are William Z. Hertz, Isaac Hertz and Sarah Hertz of the Hertz Investment Group, LLC. The Hertz Investment Group is a national real estate investment and management company currently headquartered in Santa Monica, California. The company’s business plan focuses its acquisition strategy towards secondary central business districts and state capitals in an effort to control the market. Since its founding in 1979 by Judah Hertz, the company has grown to own and manage approximately 12.2 million square feet with an aggregate portfolio market value of approximately $1.2 billion.

The Properties. The Sunbelt Portfolio is comprised of three office properties totaling 1,324,863 square feet located in Birmingham, Alabama and Columbia, South Carolina. The portfolio properties were constructed between 1980 and 2004. As of March 12, 2015 (in the case of the Wells Fargo Tower property and Meridian Building property) and March 25, 2015 (in the case of the Inverness Center property), the Sunbelt Portfolio was 82.6% leased to a total of 71 tenants across the three properties. Two of the portfolio’s 10 largest tenants hold investment grade ratings, including Wells Fargo Bank (NYSE: WFC, Moody’s: A2, S&P: A+, Fitch AA-), occupying 6.8% of the portfolio net rentable area, and Southern Company Services (NYSE: SO, Moody’s: Baa1, S&P: A, Fitch A), occupying 4.0% of the portfolio net rentable area.

Portfolio Summary
Property Name	Location	Net Rentable Area (SF)	Year Built / Renovated	Class	Cut-off Date Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
Wells Fargo Tower	Birmingham, AL	514,893	1986 / 2006	A	$27,198,364	38.9%	$78,656,000	$5,630,575	38.0%
Meridian Building	Columbia, SC	334,075	2004 / NA	A	17,655,078	25.2	66,000,000	5,166,083	34.9
Inverness Center	Birmingham, AL	475,895	1980-1982 / NA	A	25,146,558	35.9	58,650,000	4,021,067	27.1
Total		1,324,863			$70,000,000	100.0%	$203,306,000	$14,817,725	100.0%

Historical and Current Occupancy(1)
Property	2012	2013	2014	Current(2)
Wells Fargo Tower	80.1%	76.4%	77.9%	76.0%
Meridian Building	91.9%	89.5%	91.3%	91.2%
Inverness Center	92.2%	88.4%	89.3%	83.8%
Wtd. Avg.	87.4%	84.0%	85.4%	82.6%
(1)	2012, 2013 and 2014 Occupancies are as of December 31 of each respective year.

(2)	Current Occupancy for the Wells Fargo Tower and Meridian Building properties are as of March 12, 2015. Current Occupancy for the Inverness Center property is as of March 25, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Sunbelt Portfolio

Wells Fargo Tower (Birmingham, AL). Wells Fargo Tower is a 514,893 square foot, 30-story Class A office tower located on a 0.8 acre site in Birmingham, Alabama. The property is the city’s tallest building and was originally constructed in 1986 and renovated in 2006. As of March 12, 2015, the property was 76.0% occupied by 13 tenants. The property’s largest tenant is Burr & Forman, which first took occupancy in January 1998 and currently occupies 10.5% of the portfolio net rentable area through October 2022 with three one-year extension options. Burr & Forman is a full-service law firm with nearly 300 attorneys and offices in Alabama, Florida, Georgia, Mississippi, and Tennessee, offering a wide range of business and litigation services to diverse clients with local, national and international interests. The second largest tenant is Wells Fargo Bank (“Wells Fargo”), which first took occupancy in September 1988 and currently occupies 6.8% of the portfolio net rentable area through December 2019. The building serves as a regional headquarters for the tenant. Wells Fargo (NYSE: WFC, Moody’s: A2, S&P: A+, Fitch: AA-) is a financial services company headquartered in San Francisco, California that provides banking, insurance, investments, mortgage, and consumer and commercial finance. The firm was founded in 1852 and currently has approximately $1.7 trillion in assets, approximately 266,000 employees, 8,700 locations, 12,500 ATMs and offices in 36 countries. The third largest tenant is Baker Donelson, which first took occupancy in January 2011 and currently occupies 5.4% of the portfolio net rentable area through January 2023 with two five-year extension options. Founded in 1888, Baker Donelson provides legal services representing more than 30 practice areas connected across 19 offices. In its sixth consecutive year to be included, Baker Donelson has been ranked 30th on Fortune Magazine’s 100 Best Companies To Work For list.

The property is situated in Birmingham’s central business district less than a mile away from the University of Alabama at Birmingham. Regional access to the area is primarily provided by Interstates 65, 20, 59 and 459. According to CoStar, the trade area consisting of a five-mile radius contains approximately 172,347 people with a median household income of $32,989 as of 2014. According to the appraisal, as of the fourth quarter of 2014, the Birmingham submarket had an office inventory of approximately 5.8 million square feet and a vacancy rate of 15.4%. The appraisal identified eight comparable office properties that serve as a competitive set for the property. The office properties in the competitive set range from approximately 35,948 square feet to 1.0 million square feet and were constructed between 1981 and 1999. The competitive set has a weighted average occupancy rate of approximately 88.0%.

Meridian Building (Columbia, SC). Meridian Building is a 334,075 square foot, 17-story Class A office tower located on a 1.8 acre site in Columbia, South Carolina. The property was originally constructed in 2004. As of March 12, 2015, the property was 91.2% occupied by 19 tenants. The property’s largest tenant is Nelson Mullins Riley & Scarborough, LLP (“Nelson Mullins”), which has been headquartered at the property since April 2004 and currently occupies 14.2% of the portfolio net rentable area. The tenant holds two leases at the property with its largest lease by square feet expiring March 2024 with one five-year extension option. Established in 1897, Nelson Mullins has more than 500 attorneys and government relations professionals practicing from offices in Atlanta, Boston, Jacksonville, Tallahassee, Tennessee, West Virginia, Washington, D.C. and throughout the Carolinas. In 2013, the National Law Journal ranked the firm the largest in South Carolina and 90th largest in the United States. The second largest tenant is Morgan Stanley, LLC (“Morgan Stanley”) (NYSE: MS, Moody’s: A3, S&P: A-, Fitch: A), which first took occupancy in March 2007 and currently occupies 1.1% of the portfolio net rentable area through August 2017 with two five-year extension options. Morgan Stanley is a leading investment firm specializing in wealth management, investment banking and sales and trading services. The third largest tenant is Ogletree Deakins Nash, which first took occupancy in January 2005 and currently occupies 1.3% of the portfolio net rentable area at the Meridian Building property through February 2016 with two five-year extension options. With offices throughout the United States, Europe, and Mexico, Ogletree Deakins Nash is one of the largest labor and employment law firms representing management in all types of employment-related legal matters.

The property is situated in Columbia’s central business district, half a mile away from the University of South Carolina. Regional access to the area is primarily provided by Interstates 26, 77 and 20. According to CoStar, the trade area consisting of a five-mile radius contains approximately 166,522 people with a median household income of $37,868 as of 2014. According to the appraisal, as of the first quarter of 2015, the Columbia CBD submarket had an office inventory of approximately 9.4 million square feet and a vacancy rate of 7.8%. The appraisal identified eight comparable office properties that serve as a competitive set for the property. The office properties in the competitive set range from approximately 329,930 square feet to 697,817 square feet and were constructed between 1986 and 2010. The competitive set has a weighted average occupancy rate of approximately 82.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Sunbelt Portfolio

Inverness Center (Birmingham, AL). Inverness Center is a 475,895 square foot, four-building, six-story Class A office complex located on a 36.6 acre site in Birmingham, Alabama. The property was originally constructed between 1980 and 1982. As of March 25, 2015, the property was 83.8% occupied by 39 tenants. The property’s largest tenant is SunGard Business Systems, LLC (“SunGard”), which first took occupancy in November 1998 and currently occupies 8.1% of the portfolio net rentable area. The tenant holds two leases at the property with its largest lease by square feet expiring December 2017 with one five-year extension option. Formed in 1983, SunGard is an American multinational company that provides software and services to education, financial services and public sector organizations. SunGard was ranked 585 on the Fortune 1000 list in 2014. The second largest tenant is Southern Company Services (“Southern Company”), which first took occupancy in January 2007 and currently occupies 4.0% of the portfolio net rentable area through June 2018 with two five-year extension options. Southern Company (NYSE: SO, Moody’s: Baa1, S&P: A, Fitch A) is the premier energy company serving the southeast through its subsidiaries, owning electric utilities in Alabama, Georgia, Florida and Mississippi. The third largest tenant is EPL, Inc. (“EPL”), which has been headquartered at the property since August 1995 and currently occupies 1.9% of the portfolio net rentable area through June 2021. Founded in 1977, EPL provides various technology solutions for credit unions in the United States.

The property is situated in the City of Hoover, which is centrally located within the Birmingham area. Regional access to the area is primarily provided by Interstates 65, 20, 59 and 459. According to CoStar, the trade area consisting of a five-mile radius contains approximately 92,930 people with a median household income of $82,988 as of 2014. According to the appraisal, as of the fourth quarter of 2014, the Highway 280/Southern submarket had an office inventory of approximately 3.5 million square feet and a vacancy rate of 17.9%. The appraisal identified eight comparable office properties that serve as a competitive set for the property. The office properties in the competitive set range from approximately 211,269 square feet to 675,398 square feet and were constructed between 1998 and 2000. The competitive set has a weighted average occupancy rate of approximately 89.0%.

Tenant Summary(1)
Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent	Base Rent PSF(3)	Lease Expiration Date
Nelson Mullins(4)	Meridian Building	NA / NA / NA	188,203	14.2%	$4,140,466	$22.00	Various
Burr & Forman(5)	Wells Fargo Tower	NA / NA / NA	138,806	10.5%	$2,399,902	$17.29	10/31/2022
SunGard(6)	Inverness Center	NA / NA / NA	107,957	8.1%	$2,335,569	$21.63	Various
Wells Fargo(7)	Wells Fargo Tower	A2 / A+ / AA-	90,646	6.8%	$2,108,426	$23.26	12/31/2019
Baker Donelson	Wells Fargo Tower	NA / NA / NA	71,483	5.4%	$1,160,163	$16.23	1/31/2023
Southern Company	Inverness Center	Baa1 / A / A	52,966	4.0%	$1,043,563	$19.70	6/30/2018
EPL	Inverness Center	NA / NA / NA	24,600	1.9%	$456,688	$18.56	6/30/2021
Enercon Services, Inc.	Inverness Center	NA / NA / NA	22,152	1.7%	$487,344	$22.00	5/31/2019
Leitman, Siegal, Payne(8)	Wells Fargo Tower	NA / NA / NA	20,311	1.5%	$322,335	$15.87	3/31/2020
Ogletree Deakins Nash(9)	Various	NA / NA / NA	16,927	1.3%	$257,798	$15.23	Various
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)	Base Rent PSF represents the weighted average for each tenant in the case of tenants with various leases containing different rents per square foot.

(4)	Nelson Mullins holds two leases at the Meridian Building property. The lease for the 146,109 square foot space expires March 2024, while the lease for the 42,094 square foot space, which is subleased to McAngus, Goudelock & Courie, LLC, expires March 2019.

(5)	Burr & Forman has the option to terminate its lease beginning on November 1, 2019 with 12 months’ prior notice and payment of a termination fee equal to the unamortized portion, as of the early termination date, of all sums paid by landlord to tenant for any tenant improvements, leasing commissions and attorney fees.

(6)	SunGard holds two leases at the Inverness Center property. The lease for the 92,278 square foot space expires December 2017, while the lease for the 15,679 square foot space expires September 2016.

(7)	Wells Fargo is currently dark in two of its six total floors (approximately 34,147 square feet). The tenant is paying rent for the vacant space pursuant to its lease.

(8)	Leitman, Siegal, Payne has the option to terminate its lease beginning on March 1, 2017 with 12 months’ prior notice and payment of a termination fee equal to the sum of (i) $105,346, plus (ii) an amount equal to the unamortized portion, as of the early termination date, of all sums paid by landlord to tenant for any tenant improvements, leasing commissions and the total rent credit the discount rate applied for amortization of the aforementioned costs of 10.0%.

(9)	Ogletree Deakins Nash occupies 16,927 square feet at the Wells Fargo Tower property and 13,154 square feet at the Meridian Building property. The lease at the Wells Fargo Tower property expires May 2025, while the lease at the Meridian Building property expires February 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Sunbelt Portfolio

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	230,155	17.4%	NAP	NAP	230,155	17.4%	NAP	NAP
2015 & MTM	4	10,592	0.8	$201,138	0.9%	240,747	18.2%	$201,138	0.9%
2016	14	74,554	5.6	1,671,710	7.5	315,301	23.8%	$1,872,848	8.4%
2017	15	178,017	13.4	3,932,064	17.6	493,318	37.2%	$5,804,912	26.0%
2018	7	96,789	7.3	1,953,644	8.7	590,107	44.5%	$7,758,556	34.7%
2019	10	192,732	14.5	4,281,592	19.2	782,839	59.1%	$12,040,148	53.9%
2020	8	78,639	5.9	1,473,801	6.6	861,478	65.0%	$13,513,949	60.5%
2021	3	32,409	2.4	611,904	2.7	893,887	67.5%	$14,125,853	63.2%
2022	2	144,024	10.9	2,529,100	11.3	1,037,911	78.3%	$16,654,953	74.5%
2023	3	91,801	6.9	1,616,603	7.2	1,129,712	85.3%	$18,271,556	81.7%
2024	2	157,804	11.9	3,514,843	15.7	1,287,516	97.2%	$21,786,395	97.5%
2025	2	30,962	2.3	566,564	2.5	1,318,478	99.5%	$22,352,963	100.0%
2026 & Beyond	1	6,385	0.5	0	0.0	1,324,863	100.0%	$22,352,963	100.0%
Total	71	1,324,863	100.0%	$22,352,963	100.0%

(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$21,325,986	$21,247,634	$21,299,703	$21,348,204	$22,352,963	$16.87	67.9%
Vacant Income	0	0	0	0	4,571,154	3.45%	13.9%
Gross Potential Rent	$21,325,986	$21,247,634	$21,299,703	$21,348,204	$26,924,117	$20.32	81.8%
Total Reimbursements	3,654,578	5,274,413	5,634,703	5,637,497	6,004,990	4.53%	18.2%
Net Rental Income	$24,980,564	$26,522,046	$26,934,406	$26,985,701	$32,929,107	$24.85%	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(4,571,153)	(3.45)	(13.9)
Other Income(4)	37,577	110,120	141,736	139,484	107,604	0.08	0.3
Effective Gross Income	$25,018,141	$26,632,167	$27,076,143	$27,125,185	$28,465,558	$21.49%	86.4%%

Total Expenses	$9,715,862	$11,239,310	$11,427,810	$11,476,048	$11,660,538	$8.80	41.0%

Net Operating Income(5)	$15,302,280	$15,392,856	$15,648,332	$15,649,137	$16,805,020	$12.68	59.0%

Total TI/LC, Capex/RR	0	0	0	0	1,987,295	1.50	7.0
							%
Net Cash Flow	$15,302,280	$15,392,856	$15,648,332	$15,649,137	$14,817,725	$11.18	52.1%
(1)	TTM historical financials are based on the trailing 12-month period ending on February 28, 2015.

(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

(3)	Underwritten Rents in Place consist of in place rents as of February 28, 2015 and include rent steps through April 2016.

(4)	Other Income consists primarily of service income associated with garage and tenant bill backs generally offset by associated service costs.

(5)	Underwritten Net Operating Income is higher than TTM Net Operating Income primarily due to contractual rent steps taken through April 2016.

Property Management. The property is managed by Hertz Investment Group, LLC (“Hertz”), an affiliate of the borrower. The current management agreement commenced on June 5, 2015, has a three-year term and will automatically renew each month unless otherwise terminated by either party. The management agreement provides for a contractual property management fee of 5.0% of the cash income, payable on a monthly basis. If Hertz retains a local property management company, Hertz will have the right to pay such company a fee of 1.0% of the cash income. In addition to the property management fee, the management agreement provides for a leasing administration fee of 6.0% of the net value of each new lease and 4.0% of the net value of each renewal lease. Additionally, the management agreement provides for a construction administration fee of 5.0% of the total cost of construction, both for tenant improvement and capital improvement construction. The management fees are subordinate to the liens and interests of the Sunbelt Portfolio loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

62 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Sunbelt Portfolio

Escrows and Reserves. At origination, the borrower deposited into escrow $6.1 million for tenant improvement and leasing commissions (of which $4.1 million is associated with initial leasing reserve for the Inverness Center property and $2.0 million is associated with initial leasing reserve for the Wells Fargo Tower property), $4,914,730 for deferred maintenance, $3,113,635 for outstanding free rent related to four tenants, $1,783,162 for real estate taxes, $350,384 for outstanding tenant improvements, $250,000 for an environmental reserve and $22,100 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $240,800.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured under an approved blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $22,100 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $143,600 (approximately $1.30 per square foot annually) into the TI/LC reserves.

Lockbox / Cash Management. The Sunbelt Portfolio loan is structured with a hard lockbox and in place cash management. At origination, the borrower was required to send a tenant direction letter to all tenants at the properties instructing them to deposit all rents and payments into the lockbox account. All funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event (as defined below) continuing, all excess cash flow after payment of the mortgage and mezzanine debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

“Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or property manager, or (iii) the date on which the debt service coverage ratio, based on a trailing three months of gross income from operations annualized and a 12 month operating expense calculation is less than 1.10x.

Additional Debt. JPMCB has provided a $21.5 million mezzanine loan that is secured by the direct equity interests in the borrower and is coterminous with the Sunbelt Portfolio Loan. The mezzanine loan has a 9.90000% coupon and is interest-only for the full term of the loan. Including the mezzanine loan, the cumulative Cut-off Date LTV is 82.7%, the cumulative UW NCF DSCR is 1.36x and the cumulative UW NOI Debt Yield is 10.0%.

Environmental Issues. The assessment obtained at origination for the Wells Fargo Tower property indicates that the property was the site of a former dry cleaner. The assessment notes that no prior subsurface investigation was undertaken and, accordingly, there is the potential that the dry cleaning operations impacted the property. At origination, the borrower was required to reserve $250,000 in an environmental reserve to complete soil sampling through a Phase II environmental investigation and complete any recommendations as a result, and the borrower is required to complete all remedial actions by June 5, 2016. See “Description of the Mortgage Pool – Mortgaged Property Considerations – Environmental Issues” in the Free Writing Prospectus for additional information.

Release of Property. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

63 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Brunswick Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

64 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Brunswick Portfolio

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

65 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Brunswick Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance(1):	$65,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$65,000,000	Property Type - Subtype:	Retail - Freestanding
% of Pool by IPB:	4.9%	Net Rentable Area (SF):	2,275,293
Loan Purpose:	Acquisition	Location(2):	Various
Borrowers(3):	Various	Year Built / Renovated(4):	Various / Various
Sponsor:	iStar Net Lease I LLC	Occupancy:	100.0%
Interest Rate:	4.79300%	Occupancy Date:	7/1/2015
Note Date:	6/23/2015	Number of Tenants:	1
Maturity Date:	7/1/2025	2012 NOI(5):	N/A
Interest-only Period:	None	2013 NOI(5):	N/A
Original Term:	120 months	2014 NOI(5):	N/A
Original Amortization:	300 months	UW Economic Occupancy:	95.0%
Amortization Type:	Balloon	UW Revenues:	$15,200,000
Call Protection:	L(25),Grtr1%orYM(90),O(5)	UW Expenses:	$456,000
Lockbox:	Hard	UW NOI:	$14,744,000
Additional Debt:	Yes	UW NCF:	$12,127,413
Additional Debt Balance:	$55,000,000	Appraised Value / Per SF:	$206,390,000 / $91
Additional Debt Type:	Pari Passu	Appraisal Date(6):	Various

Escrows and Reserves(7)				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$53
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$39
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	58.1%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	43.2%
TI/LC:	$0	$0	N/A	UW NCF DSCR:	1.47x
Other:	$0	$0	N/A	UW NOI Debt Yield:	12.3%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$120,000,000	59.2%	Purchase Price	$200,000,000	98.7%
Sponsor Equity	82,572,139	40.8	Closing Costs	2,572,139	1.3
Total Sources	$202,572,139	100.0%	Total Uses	$202,572,139	100.0%

(1)	The Brunswick Portfolio is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $120.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $120.0 million Brunswick Portfolio Whole Loan.

(2)	The Brunswick Portfolio properties are located in Alabama, Arizona, California, Colorado, Florida, Georgia, Illinois, Maryland, Minnesota, Missouri, New Jersey, Ohio, Pennsylvania, Texas, Washington and Canada.

(3)	For a full description of the borrowers, please refer to “The Borrowers” below.

(4)	The Brunswick Portfolio properties were built between 1959 and 2008, and select properties were renovated between 2011 and 2013.

(5)	2012 NOI, 2013 NOI and 2014 NOI are not available due to Brunswick Corporation’s ownership and occupancy of the properties prior to the sale lease-back transaction.

(6)	The appraisals for the Brunswick Portfolio properties were dated between May 4, 2015 and May 22, 2015.

(7)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Brunswick Portfolio

The Loan. The Brunswick Portfolio loan is secured by a first mortgage lien on the fee interests in 58 properties comprising 2,275,293 square feet of freestanding retail space. The whole loan has an outstanding principal balance as of the Cut-off Date of approximately $120.0 million (the “Brunswick Portfolio Whole Loan”) and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-1 has an outstanding principal balance as of the Cut-off Date of $65.0 million and is being contributed to the JPMBB 2015-C30 Trust. Note A-2, which has an outstanding principal balance as of the Cut-off Date of $55.0 million, is expected to be contributed to a future securitization trust. The holder of the Note A-1 (the “Controlling Noteholder”) will be the trustee of the JPMBB 2015-C30 Trust. The trustee of the JPMBB 2015-C30 Trust (or, prior to the occurrence and continuance of a control event under the pooling and servicing agreement, the directing certificateholder) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Brunswick Portfolio Whole Loan; however, the holder of the Note A-2 will be entitled, under certain circumstances as detailed in the Free Writing Prospectus, to consult with respect to certain major decisions. The Brunswick Portfolio Whole Loan has a 10-year term and will amortize on a 25-year schedule.

The Borrowers. The borrowing entities for the loan are BW Bowling Properties LP, BW Bowling Properties Canada Inc. and BW Bowling Properties LLC. Each entity is a single purpose entity with BW Bowling Properties LP, BW Bowling Properties Canada Inc. and BW Bowling Properties LLC structured as a Delaware limited partnership, a British Columbia Corporation and Delaware limited liability company, respectively.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is iStar Net Lease I LLC, a joint venture between iStar Financial Inc. (“iStar”) and an affiliate of GIC Private Limited (“GIC”). iStar, a publicly traded REIT (NYSE: STAR, Moody’s: B2, S&P: B+), is a fully integrated finance and investment company focused on the commercial real estate industry. iStar provides custom-tailored investment solutions to high-end private and corporate owners of real estate and invests directly across a range of real estate sectors, investing more than $35.0 billion over the past two decades. GIC is a global investment firm managing the foreign reserves for the government of Singapore with over $100.0 billion of assets under management in more than 40 countries worldwide.

The sponsor acquired the properties from Bowlmor AMF Corp. (“Bowlmor AMF”) through a $200.0 million sale-leaseback transaction on September 18, 2014. The sale-leaseback transaction occurred concurrently with Bowlmor AMF acquiring the retail bowling center business from Brunswick Corporation for a purchase price of $270.0 million.

The Properties. The Brunswick Portfolio is comprised of 58 bowling centers totaling 2,275,293 square feet located across 15 states and Ontario, Canada. The Brunswick Portfolio properties were constructed between 1959 and 2008 and, as of July 1, 2015 are currently 100.0% occupied by one tenant, Bowlmor AMF. The bowling centers are mostly located around major metropolitan cities including Atlanta, Los Angeles, Phoenix, Chicago, Denver and Minneapolis, in regions in which Bowlmor AMF did not previously have a heavy presence.

The Tenant. Bowlmor AMF is the largest operator of bowling centers in the world with facilities across the United States, Canada and Mexico. Following the November 2012 bankruptcy, AMF reorganized and combined with Bowlmor to create Bowlmor AMF. The company is now jointly owned by Bowlmor executives and certain of AMF’s former second lien lenders, including an affiliate of Cerberus Capital Management, L.P. JPMCB owns a minority interest in the tenant under the master lease, which it acquired as part of the November 2012 bankruptcy. JPMCB is entitled to appoint one member of the board of directors, which consists of nine total members. See “Certain Affiliations, Relationships and Related Transactions Involving Transaction Parties” in the Free Writing Prospectus for additional details.

As of fiscal year-end 2014, Bowlmor AMF generated approximately $378.0 million in sales and approximately $67.0 million (18.0% margin) adjusted EBITDA. Prior to the acquisition, Brunswick Bowling was the second largest operator by locations in the world, with operations in the United States and Canada. For the 12 months ended March 31, 2014, Brunswick Bowling generated revenue and adjusted EBITDA of approximately $174.0 million and $47.0 million  (27.0% margin), respectively. Based on the TTM EBITDAR of approximately $42.7 million, the rent coverage ratio is 2.67x. As displayed in the table below, EBITDAR of the assets has remained stable throughout the downturn.

Historical Portfolio EBITDAR(1)
	2007	2008	2009	2010	2011	2012	2013	TTM(2)
EBITDAR	$44,419,774	$47,651,576	$44,135,530	$42,109,102	$43,213,077	$43,766,471	$43,757,805	$42,722,491
Rent Coverage Ratio(1)	2.78x	2.98x	2.76x	2.63x	2.70x	2.74x	2.73x	2.67x
(1)	Rent Coverage Ratio is the percentage of the Brunswick Portfolio’s annual cash flow before interest, tax, depreciation, amortization and rent.

(2)	TTM EBITDAR is based on the trailing 12-month period ending March 31, 2014.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Brunswick Portfolio

Portfolio Summary
Property	Location	Net Rentable Area (SF)	Land Acres	Year Built	# of Lanes	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	% of Appraised Value
BZ Lone Tree	Lone Tree, CO	60,016	5.00	2004	48	$3,338,664	5.1%	$10,600,000	5.1%
BZ Gilbert Consolidated	Gilbert, AZ	57,741	4.64	2007	44	2,929,205	4.5	9,300,000	4.5
BZ XL Kennesaw Consolidated	Kennesaw, GA	52,287	5.19	1997	34	2,733,924	4.2	8,680,000	4.2
BZ Randall Road Consolidated	Algonquin, IL	57,527	5.63	2007	38	1,820,517	2.8	5,780,000	2.8
BZ Romeoville Consolidated	Romeoville, IL	61,192	5.30	2006	48	1,744,924	2.7	5,540,000	2.7
Cal Oaks Bowl	Murrieta, CA	35,325	3.40	1985	40	1,735,475	2.7	5,510,000	2.7
BZ St Peters Consolidated	St. Peters, MO	57,085	5.08	2007	38	1,724,451	2.7	5,475,000	2.7
Classic Lanes	Norco, CA	35,325	3.25	1987	40	1,618,937	2.5	5,140,000	2.5
Premier Lanes	Chula Vista, CA	42,700	4.30	1992	48	1,606,338	2.5	5,100,000	2.5
BZ Lakeville Consolidated	Lakeville, MN	58,656	4.57	2008	38	1,574,841	2.4	5,000,000	2.4
BZ Eden Prairie	Eden Prairie, MN	45,285	5.00	1993	32	1,574,841	2.4	5,000,000	2.4
BZ Brooklyn Park Consolidated	Brooklyn Park, MN	60,944	4.78	2005	48	1,574,841	2.4	5,000,000	2.4
BZ Blaine Consolidated	Blaine, MN	57,536	5.80	2006	38	1,543,344	2.4	4,900,000	2.4
Brunswick’s Norcross	Norcross, GA	39,924	4.40	1989	34	1,436,255	2.2	4,560,000	2.2
Majestic Lanes	Lynnwood, WA	36,219	3.61	1990	40	1,436,255	2.2	4,560,000	2.2
Bramalea Lanes	Brampton, ON, Canada	36,263	3.39	1990	40	1,404,758	2.2	4,460,000	2.2
BZ Glendale	Glendale, AZ	36,575	4.75	1984	40	1,385,860	2.1	4,400,000	2.1
Brunswick‘s Marietta	Marietta, GA	35,742	3.12	1988	40	1,285,071	2.0	4,080,000	2.0
BZ Watauga Consolidated	Watauga, TX	36,062	3.09	1987	40	1,256,724	1.9	3,990,000	1.9
BZ Roswell	Roswell, GA	35,369	3.62	1980	40	1,231,526	1.9	3,910,000	1.9
National Lanes	Augusta, GA	36,267	3.49	1978	40	1,149,634	1.8	3,650,000	1.8
BZ River Grove	River Grove, IL	38,924	4.59	1960	48	1,048,844	1.6	3,330,000	1.6
Via Linda Lanes	Scottsdale, AZ	36,235	3.21	1985	40	1,039,396	1.6	3,300,000	1.6
Foothill Lanes	Fontana, CA	35,724	3.59	1990	40	995,300	1.5	3,160,000	1.5
BZ Upland	Upland, CA	35,724	3.24	1985	40	995,300	1.5	3,160,000	1.5
Riverview Lanes Consolidated	Birmingham, AL	36,636	5.59	1990	40	985,851	1.5	3,130,000	1.5
BZ Heather Ridge	Aurora, CO	36,124	3.79	1977	40	976,402	1.5	3,100,000	1.5
Columbia Lanes Consolidated	Columbia, MD	28,920	4.61	1974	32	976,401	1.5	3,100,000	1.5
BZ Westminster	Westminster, CO	36,242	3.21	1978	40	976,401	1.5	3,100,000	1.5
Brunswick’s Buffalo Grove	Buffalo Grove, IL	56,916	4.50	1999	36	960,653	1.5	3,050,000	1.5
Moreno Valley Bowl	Moreno Valley, CA	36,150	3.16	1985	40	948,054	1.5	3,010,000	1.5
Fairlawn Lanes Consolidated	Fair Lawn, NJ	25,801	2.30	1959	32	944,904	1.5	3,000,000	1.5
BZ Green Mountain	Lakewood, CO	36,386	2.88	1984	40	922,857	1.4	2,930,000	1.4
BZ Mesa	Mesa, AZ	34,839	3.44	1976	40	881,911	1.4	2,800,000	1.4
BZ Lilburn	Lawrenceville, GA	36,247	9.61	1987	40	859,863	1.3	2,730,000	1.3
BZ Turnersville	Turnersville, NJ	32,000	5.49	1985	40	858,289	1.3	2,725,000	1.3
BZ Lakeside	Valley Park, MO	36,436	3.31	1988	40	803,169	1.2	2,550,000	1.2
Tri-City Bowl	Avondale, AZ	45,224	3.34	1986	40	787,421	1.2	2,500,000	1.2
Harbour Lanes	Melbourne, FL	35,379	3.59	1983	40	787,421	1.2	2,500,000	1.2
BZ Normandy Consolidated	Ellicott City, MD	29,104	2.03	1977	32	755,924	1.2	2,400,000	1.2
Margate Lanes	Margate, FL	29,388	2.43	1974	32	755,924	1.2	2,400,000	1.2
BZ Austell	Marietta, GA	35,971	3.60	1989	40	740,176	1.1	2,350,000	1.1
BZ Mt Prospect	Mount Prospect, IL	32,671	2.88	1960	36	724,427	1.1	2,300,000	1.1
BZ Deer Park	Lake Zurich, IL	37,282	6.15	1990	40	708,679	1.1	2,250,000	1.1
Wekiva Lanes	Apopka, FL	36,510	3.70	1987	40	692,930	1.1	2,200,000	1.1
BZ Woodridge	Woodridge, IL	39,700	4.23	1988	40	692,930	1.1	2,200,000	1.1
BZ Denton Consolidated	Denton, TX	29,096	3.21	1980	32	692,930	1.1	2,200,000	1.1
Vista Lanes	Palmdale, CA	35,371	4.67	1988	40	692,930	1.1	2,200,000	1.1
BZ Roselle	Roselle, IL	40,723	4.38	1981	32	645,685	1.0	2,050,000	1.0
BZ Glendale Heights	Glendale Heights, IL	28,848	1.85	1981	32	639,386	1.0	2,030,000	1.0
BZ Wheat Ridge	Wheat Ridge, CO	36,342	3.21	1982	40	633,086	1.0	2,010,000	1.0
BZ Circle Consolidated	Colorado Springs, CO	34,856	3.51	1962	32	629,937	1.0	2,000,000	1.0
Camino Seco Bowl	Tucson, AZ	28,049	3.05	1976	32	576,392	0.9	1,850,000	0.9
BZ Hawthorn Lanes	Vernon Hills, IL	36,521	3.68	1989	40	579,542	0.9	1,840,000	0.9
Westcreek Lanes Consolidated	Fort Worth, TX	35,651	3.13	1986	40	563,793	0.9	1,790,000	0.9
BZ North Ridgeville	North Ridgeville, OH	35,456	1.15	1961	46	551,195	0.8	1,750,000	0.8
BZ Belle Vernon	Belle Vernon, PA	30,797	5.00	1961	36	488,201	0.8	1,550,000	0.8
BZ Fountain Square	Waukegan, IL	29,010	3.00	1980	32	381112	0.6	1,210,000	0.6
Total		2,275,293	229.72		2,250	$65,000,000	100.0%	$206,390,000	100.0%

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Brunswick Portfolio

All 58 properties are encumbered by one master lease that commenced on September 18, 2014 with an initial term of 20 years and nine 10-year extension options. The lease is an absolute net lease, with no rent set-offs or terminations. The initial fixed rent is $16.0 million per year and rent is paid monthly in advance, increasing by 15.0% on the 61st full calendar month after the commencement date and every five years thereafter including during the first extension term.  For the remaining extension terms, rent will be based on the greater of the fixed rent then in effect or the fair market rental, as encumbered by the lease. The master lease is guaranteed by Bowlmor AMF. So long as the tenant has given prior written notice (24 months for the initial term and 18 months for all extensions), the tenant can exercise its extension options.

So long as no event of default under the master lease exists, to the extent the borrower does not consent to a proposed assignment of the master lease or the incurrence of additional debt by the master tenants (to the extent permitted by the lease), the tenants have the irrevocable option to purchase the portfolio for cash, in the amount of the average annual rent for the next five years multiplied by 12.5 plus all costs incident to the purchase (including all prepayment fees). After a notice of the exercise of the option is provided by the tenant, the borrowers may elect to sell the portfolio to the master tenants or consent to the assignment or the incurrence of additional debt. Provided no event of default under the master lease exits, if the borrowers receive a bona fide offer from an unaffiliated third party to purchase any property, then the master lease grants the tenants a right of first refusal (“ROFR”) to acquire such property for cash or cash plus purchase money financing, provided the ROFR does not apply in certain conditions as further described in the master lease.

BZ Lone Tree. The property is a 60,016 square foot, 48-lane bowling center located on approximately 5.0 acres in Lone Tree, Colorado. The property was originally constructed in 2004 and is located within the Lone Tree Entertainment District, a 56-acre commercial development, approximately 18 miles southeast of the Denver central business district. Regional access to the area is provided by Interstate Highway 25, Denver’s major north-south thoroughfare. According to the appraisal, the trade area consisting of a seven-mile radius contains 348,073 people with a median estimated household income of $89,878 as of 2015. According to the appraisal, as of the first quarter of 2015, the Southeast submarket had a retail inventory of approximately 11.0 million square feet and a vacancy rate of approximately 4.0%. The appraisal identified four retail properties that serve as a comparable set for the property. The properties in the comparable set range from approximately 18,000 square feet to 92,000 square feet and were constructed between 1982 and 2014. The set has a weighted average occupancy rate of 100.0%.

BZ Gilbert Consolidated. The property is a 57,741 square foot, 44-lane bowling center located on approximately 4.6 acres in Gilbert, Arizona. The property was originally constructed in 2007 and is located approximately 18 miles southeast of the Phoenix central business district. Regional access to the area is provided by the US-60 Freeway, the oldest and most heavily traveled freeway in the Gilbert area. According to the appraisal, the trade area consisting of a five-mile radius contains 311,064 people with a median estimated household income of $79,958 as of 2015. According to the appraisal, as of the fourth quarter of 2014, the Mesa/Chandler/Gilbert submarket had a retail inventory of approximately 37.6 million square feet and a vacancy rate of approximately 12.7%. The appraisal identified five retail properties that serve as a comparable set for the property. The properties in the comparable set range from approximately 25,807 square feet to 90,674 square feet and were constructed between 1978 and 2013. The set has a weighted average occupancy rate of 100.0%.

BZ XL Kennesaw Consolidated. The property is a 52,287 square foot, 34-lane bowling center located on approximately 5.2 acres in Kennesaw, Georgia. The property was originally constructed in 1997 and renovated in 2011. The property is located at the southwest quadrant of Interstate 75 and Ernest Barrett Parkway in unincorporated Cobb County. Regional access to the area is provided by Interstate 75. According to the appraisal, the trade area consisting of a five-mile radius contains 171,711 people with a median estimated household income of $59,830 as of 2015. According to the appraisal, as of the first quarter of 2015, the Atlanta submarket had a retail inventory of approximately 43.8 million square feet and a vacancy rate of approximately 7.3%. The appraisal identified seven retail properties that serve as a comparable set for the property. The properties in the comparable set range from approximately 21,700 square feet to 115,469 square feet and were constructed between 1978 and 2014. The set has a weighted average occupancy rate of 100.0%.

BZ Randall Road Consolidated. The property is a 57,527 square foot, 38-lane bowling center located on approximately 5.6 acres in Algonquin, Illinois. The property was originally constructed in 2007 and is located in McHenry County. Regional access to the area is provided by Interstate 90. According to the appraisal, the trade area consisting of a five-mile radius contains 149,993 people with a median estimated household income of $85,022 as of 2015. According to the appraisal, as of the fourth quarter of 2014, the Far Northwest Suburbs submarket had a retail inventory of approximately 13.2 million square feet and a vacancy rate of approximately 7.9%. The appraisal identified five retail properties that serve as a comparable set for the property. The properties in the comparable set range from approximately 35,357 square feet to 80,425 square feet and were constructed between 1985 and 2012. The set has a weighted average occupancy rate of 100.0%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Brunswick Portfolio

BZ Romeoville Consolidated. The property is a 61,192 square foot, 48-lane bowling center located on approximately 5.3 acres in Romeoville, Illinois. The property was originally constructed in 2006 and is located in the southwest suburban area of Chicago in Will County. Regional access to the area is provided by Interstate 55. According to the appraisal, the trade area consisting of a five-mile radius contains 166,843 people with a median estimated household income of $80,369 as of 2015. According to the appraisal, as of the fourth quarter of 2014, the Far Northwest Suburbs submarket had a retail inventory of approximately 13.2 million square feet and a vacancy rate of approximately 7.9%. The appraisal identified five retail properties that serve as a comparable set for the property. The properties in the comparable set range from approximately 35,000 square feet to 93,393 square feet and were constructed between 1985 and 2000. The set has a weighted average occupancy rate of 100.0%.

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
97.5%	100.0%	100.0%	100.0%
(1)	Historical Occupancies are as of December 31 of each respective year and are based on Brunswick’s ownership and occupancy of the properties prior to the sale lease-back transaction.

(2)	Current Occupancy is as of July 1, 2015.

Tenant Summary(1)
Tenant	Property	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Bowlmor AMF Corp.	Various	NA / B / NA	2,275,293	100.0%	$7.03	9/30/2034
(1)	Based on the underwritten rent roll.

(2)	Ratings provided are for the parent company of Bowlmor AMF Corp., which guarantees the lease.

Underwritten Net Cash Flow(1)
	Underwritten	Per Square Foot	%(2)
Rents in Place	$16,000,000	$7.03	100.0%
Vacant Income	0	0.00	0.0
Gross Potential Rent	$16,000,000	$7.03	100.0%
Total Reimbursements	0	0.00	0.0
Net Rental Income	$16,000,000	$7.03	100.0%
(Vacancy/Credit Loss)	(800,000)	(0.35)	(5.0)
Other Income	0	0.00	0.0
Effective Gross Income	$15,200,000	$6.68	95.0%

Total Expenses	$456,000	$0.20	3.0%

Net Operating Income	$14,744,000	$6.48	97.0%

Total TI/LC, Capex/RR	2,616,587	1.15	17.2
Net Cash Flow	$12,127,413	$5.33	79.8%

(1)	Operating History is not available due to Brunswick’s ownership and occupancy of the properties prior to the sale lease-back transaction.

(2)	Percentage column represents percentage of Net Rental Income for all revenue lines and represents percentage of Effective Gross Income for the remainder of fields.

Property Management. Under the existing lease, the tenant manages each of the properties. However, under the loan, the borrowers may elect to have the properties managed by a qualified manager who, in a reasonable judgment of the lender, is a reputable and experienced management organization possessing experience in managing the properties similar in size, scope, use and value as the Brunswick Portfolio properties.

Lockbox / Cash Management. The loan is structured with a hard lockbox and in-place cash management. Tenant direction letters were sent to all tenants (excluding any tenants under a sublease) upon the closing of the loan instructing them to deposit all rents and payments into the lockbox account. All funds in the lockbox account are swept daily to a segregated cash management account under the control of the lender and disbursed daily in accordance with the loan documents. To the extent there is a Cash Sweep Event, all excess cash flow after payment of the debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender will have a first priority security interest in the cash management account.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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A “Cash Sweep Event” means the occurrence of: (i) an event of default; (ii) any bankruptcy or insolvency action of any individual borrower or, in the event the borrowers elect to have the properties managed by a property manager, the manager; (iii) an EBITDAR/Rent Trigger Event (as defined below), (iv) an AMF Trigger Event (as defined below), or (v) in the event the master lease is no longer in effect, the debt service coverage ratio (calculated in accordance with the loan documents) based on the immediately preceding trailing 12 month period falls below 1.15x.

An “AMF Trigger Event” will commence after the occurrence of (i) an event of default under the master lease due to tenant abandonment for 180 days or (ii) any bankruptcy action of the tenant or Bowlmor AMF.

An “EBITDAR/Rent Trigger Event” will commence if the ratio of EBITDAR to the fixed rent payable under the master lease for the trailing 12-month period is less than 2.00x for two consecutive calendar quarters.

Partial Releases. The borrowers are permitted to release one or more properties in connection with certain rights of the master tenants to terminate the master lease as to a property due to a condemnation or a determination by the tenants that the property is no longer suitable for its business at any time during the term of the loan (including during the lockout period), upon the terms and conditions in the loan agreement including, without limitation: (i) the partial prepayment of the Adjusted Release Amount (defined below); (ii) all of the conditions for a termination of the master lease for that property in the master lease have been satisfied; and (iii) delivery of a REMIC opinion. If the resulting LTV exceeds 125% (excluding the value of personal property and the business as a going concern), the borrower must pay down the loan by the amount specified in the loan documents. See “Description of the Mortgaged Properties – Certain Terms and Conditions of the Mortgage Loans – Releases of Individual Mortgaged Properties” in the Free Writing Prospectus.

The “Adjusted Release Amount” for a sale as the result of an economic abandonment will be (i) in the event of a sale, the greater of the sum of (a) 125% of the allocated loan amount for the property and (b) 85% of the net sales proceeds for the property, and (ii) if the borrowers elect not to accept the sale, 125% of the allocated loan amount for the property. In the event of a condemnation, the Adjusted Release Amount will be the greater of (i) 125% of the allocated loan amount of the property and (ii) 85% of the purchase price received by the borrowers from the master tenants pursuant to the master lease less, in either case, the amount of the award received by the lender in accordance with the loan documents for the condemnation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Parker Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Parker Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Parker Plaza

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

74 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Parker Plaza

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$51,000,000	Title:	Fee
Cut-off Date Principal Balance:	$51,000,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	3.8%	Net Rentable Area (SF):	307,327
Loan Purpose:	Refinance	Location:	Fort Lee, NJ
Borrower:	400 Kelby Associates, L.P.	Year Built / Renovated:	1984 / N/A
Sponsor:	Adam Glick	Occupancy:	87.9%
Interest Rate:	4.18600%	Occupancy Date:	6/1/2015
Note Date:	6/2/2015	Number of Tenants:	59
Maturity Date:	7/1/2025	2012 NOI:	$5,258,456
Interest-only Period:	36 months	2013 NOI:	$5,239,020
Original Term:	120 months	2014 NOI:	$5,314,430
Original Amortization:	360 months	TTM NOI (as of 3/2015)	$5,268,672
Amortization Type:	IO-Balloon	UW Economic Occupancy:	84.7%
Call Protection:	L(24),Def(92),O(4)	UW Revenues:	$8,852,988
Lockbox:	CMA	UW Expenses:	$3,844,551
Additional Debt:	N/A	UW NOI:	$5,008,437
Additional Debt Balance:	N/A	UW NCF:	$4,190,633
Additional Debt Type:	N/A	Appraised Value / Per SF:	$75,400,000 / $245
		Appraisal Date:	4/23/2015

Escrows and Reserves(1)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$166
Taxes:	$262,000	$86,738	N/A	Maturity Date Loan / SF:	$144
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	67.6%
Replacement Reserves:	$5,122	$5,122	$184,396	Maturity Date LTV:	58.8%
TI/LC:	$44,819	$44,819	$1,614,000	UW NCF DSCR:	1.40x
Other:	$310,255	$0	N/A	UW NOI Debt Yield:	9.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$51,000,000	100.0%	Return of Equity	$36,800,837	72.2%
			Payoff Existing Debt	13,153,280	25.8
			Upfront Reserves	622,196	1.2
			Closing Costs	423,687	0.8
Total Sources	$51,000,000	100.0%	Total Uses	$51,000,000	100.0%
(1)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Parker Plaza loan has an outstanding principal balance of $51.0 million and is secured by a first mortgage lien on a 307,327 square foot Class A office building located in Fort Lee, New Jersey. The loan has a 10-year term and, subsequent to a three-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the Parker Plaza loan is 400 Kelby Associates, L.P., a New Jersey limited partnership and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Adam Glick, a principal of the Jack Parker Corporation. The Jack Parker Corporation is a family-owned real estate investment, development and management company originally founded in 1955 by Jack Parker. The company is based in New York City and to date has built up a portfolio consisting of over 1,500 hotel rooms, including the Le Parker Meridien Hotel, 15,000 residences and currently has land holdings for an additional 20,000 residential units and 3.3 million square feet of commercial space. The Jack Parker Corporation originally developed the property in 1984 and has owned and managed the asset since.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Parker Plaza

The Property. Parker Plaza is an 18-story Class A office building located at 400 Kelby Street in Fort Lee, New Jersey. The property was originally constructed in 1984, totals 307,327 square feet of gross leasable area and is situated on approximately 2.36 acres. The property features a five-level, 918-space parking garage which provides for a parking ratio of approximately 2.98 spaces per 1,000 square feet. Building amenities include an on-site cafeteria, four-story atrium lobby, on-site property management, concierge desk, day and night time cleaners, 24-hour security and a garden terrace for tenant use. Additionally, since 2011, the sponsor has invested $525,782 into the property to modernize the elevator system and renovate the 17th floor. The Parker Plaza property encompasses an entire block and access to the property is provided via Kelby Street to the north, Lewis Street to the south, Fletcher Avenue to the east and Linwood Avenue to the west. Additionally, Interstate Highway 95 is located approximately 200 feet north of the property and provides regional access, as well as direct access to the George Washington Bridge and Manhattan.

As of June 1, 2015, the property was 87.9% occupied by 59 tenants. The largest tenant at the property, Columbia University, leases 11.9% of the net rentable area through September 2020 and has occupied the space since January 2004. Columbia University operates several medical departments from the property, including the Clinical Revenue Office, the Columbia University Medical Center, the Office of External Affairs for the Department of Surgery, Columbia Doctors Information Systems department and the patient billing offices for the Department of Neurology, Department of Pediatrics and Department of Radiology. The university offers a complimentary shuttle between the property and its main campus, located in Morningside Heights. Columbia University currently accounts for approximately 15.1% of the in-place base rent at the property. The second largest tenant, LIG Insurance Company, leases approximately 6.5% of the net rentable area through December 2018 and has occupied the space since September 2007. LIG Insurance Company is currently headquartered at the property and accounts for approximately 8.6% of the in-place base rent at the property. The third largest tenant, Kedrion Biopharma, Inc., leases 5.6% of the net rentable area through January 2018 and has occupied the space since August 2011. Kedrion Biopharma, Inc. is a biopharmaceutical company engaged in the development, production and distribution of life saving therapies derived from human plasma. The company is currently headquartered at the property and accounts for approximately 7.0% of the in-place base rent at the property.

The property is located in northern Fort Lee, New Jersey, within Bergen County and is a short drive from several key demand drivers. Manhattan lies just across the George Washington Bridge and the property benefits from its proximity to Columbia University’s main campus located in Morningside Heights. The top employers in Bergen County include Hackensack University Medical Center, Valley Health Systems, Inc. and Bio-Reference Laboratories, Inc. As of 2015, the estimated population within a one-mile and three-mile radius is 35,362 and 521,955, respectively. Bergen County is one of the wealthiest counties in the United States, with a median household income of $83,133 as of 2015. According to the appraisal, the property is located in the Palisades Parkway Corridor office submarket of the Northern New Jersey office market. As of year-end 2014, the submarket consisted of approximately 1.8 million square feet of class A office space with an overall vacancy rate of 11.5% and average rents of $29.73 per square foot. This compares to 13.9% and $29.14 per square foot, respectively, when compared with the year-end 2013. The appraisal identified seven directly comparable office properties built between 1973 and 1991 and ranging in size from approximately 72,000 to 300,000 square feet. In-place rents for the comparable properties range from $27.72 to $33.84 per square foot. The appraisal concluded an office market rent of $32.50 per square foot for the Parker Plaza property. The average in-place rent for the property of $33.39 is in line with the appraisal’s concluded office market rents.

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
89.1%	87.9%	89.2%	87.9%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of June 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

76 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Parker Plaza

Tenant Summary(1)
Tenant	Ratings(2) Moody’s / S&P / Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Columbia University(3)(4)	Aaa / NA / NA	36,489	11.9%	$32.50	9/30/2020
LIG Insurance Company(4)(5)	NA / NA / NA	20,093	6.5%	$32.50	12/31/2018
Kedrion Biopharma, Inc.(4)	NA / NA / NA	17,332	5.6%	$32.50	1/31/2018
Ajinomoto U.S.A., Inc.	NA / A+ / NA	16,101	5.2%	$30.74	2/28/2018
Dava Capital Management	NA / NA / NA	12,737	4.1%	$32.25	2/15/2017
Franklin Advisory Services	NA / NA / NA	9,264	3.0%	$31.75	3/15/2016
AXA Equitable Life Insurance	A2 / A- / A-	9,044	2.9%	$31.75	12/31/2016
The Guardian Life Insurance	NA / NA / NA	8,849	2.9%	$30.00	6/30/2018
Kuwait Airways Corporation	NA / NA / NA	7,619	2.5%	$31.75	7/31/2019
EMR (USA) Holdings	NA / NA / NA	7,608	2.5%	$31.75	8/31/2019
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.
(3)	Columbia University occupies three suites at the property, 19,469 square feet, 9,280 square feet and 7,740 square feet, respectively.
(4)	Base Rent PSF for Columbia University, LIG Insurance Company and Kedrion Biopharma, Inc., are underwritten marked to market, these tenants currently pay $37.25, $37.46 ($34.25 for the 2,516 square foot space) and $36.27 per square foot, respectively.
(5)	LIG Insurance Company occupies two suites at the property, 17,193 square feet and 2,900 square feet, respectively. Additionally, under a separate lease, LIG Insurance Company occupies a third suite totaling 2,516 square feet. LIG Insurance Company pays $34.25 per square foot at the third suite that expires in May 2020.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	37,069	12.1%	NAP	NAP	37,069	12.1%	NAP	NAP
2015 & MTM	6	14,866	4.8%	$474,067	5.5%	51,935	16.9%	$474,067	5.5%
2016	8	30,421	9.9%	995,193	11.5%	82,356	26.8%	$1,469,259	17.0%
2017	13	38,754	12.6%	1,220,965	14.1%	121,110	39.4%	$2,690,224	31.1%
2018	11	78,387	25.5%	2,504,804	28.9%	199,497	64.9%	$5,195,029	60.0%
2019	6	32,477	10.6%	1,036,878	12.0%	231,974	75.5%	$6,231,907	72.0%
2020	12	62,867	20.5%	2,022,590	23.4%	294,841	95.9%	$8,254,497	95.4%
2021	1	4,268	1.4%	137,643	1.6%	299,109	97.3%	$8,392,140	96.9%
2022	2	8,218	2.7%	264,846	3.1%	307,327	100.0%	$8,656,985	100.0%
2023	0	0	0.0%	0	0.0%	307,327	100.0%	$8,656,985	100.0%
2024	0	0	0.0%	0	0.0%	307,327	100.0%	$8,656,985	100.0%
2025	0	0	0.0%	0	0.0%	307,327	100.0%	$8,656,985	100.0%
2026 & Beyond	0	0	0.0%	0	0.0%	307,327	100.0%	$8,656,985	100.0%
Total	59	307,327	100.0%	$8,656,985	100.0%
(1)	Based on the underwritten rent roll as of June 1, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

77 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Parker Plaza

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place	$8,666,462	$8,649,900	$8,863,604	$8,839,085	$8,656,985	$28.17	82.8%
Vacant Income	0	0	0	0	1,204,743	3.92	11.5%
Gross Potential Rent	$8,666,462	$8,649,900	$8,863,604	$8,839,085	$9,861,728	$32.09	94.4%
Total Reimbursements	467,278	436,016	579,861	500,329	590,442	1.92	5.6%
Net Rental Income	$9,133,740	$9,085,916	$9,443,465	$9,339,414	$10,452,170	$34.01	100.0%
(Vacancy/Credit Loss)	(364,535)	(267,885)	(277,998)	(312,651)	(1,599,182)	(5.20)	(15.3)
Other Income	0	0	0	0	0	0.00	0.0%
Effective Gross Income	$8,769,205	$8,818,031	$9,165,467	$9,026,763	$8,852,988	$28.81	84.7%

Total Expenses	$3,510,749	$3,579,011	$3,851,037	$3,758,091	$3,844,551	$12.51	43.4%

Net Operating Income	$5,258,456	$5,239,020	$5,314,430	$5,268,672	$5,008,437	$16.30	56.6%

Total TI/LC, Capex/RR	1,372,368	794,513	785,884	756,180	817,804	2.66	9.2%
Net Cash Flow	$3,886,088	$4,444,507	$4,528,546	$4,512,492	$4,190,633	$13.64	47.3%
(1)	TTM column represents the trailing 12-month period ended March 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

Property Management. The Parker Plaza property is managed by Parker Management New York, LLC, an affiliate of the sponsor. The current management agreement commenced on June 1, 2015 and has a 10-year term. The management agreement provides for a contractual management fee of 5.0% of the gross revenue. The management fees related to the Parker Plaza loan are subordinate to the liens and interests of the Parker Plaza loan.

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $265,433 for free rent reserves related to 14 tenants, $262,000 for real estate taxes, $44,822 for outstanding TI/LC payments related to Martin Shenkman and Soundview Energy, $44,819 for future tenant improvements and leasing commissions and $5,122 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $86,738.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow approximately $5,122 (approximately $0.20 per square foot annually) for replacement reserves. The reserve is subject to a cap of $184,396 (approximately $0.60 per square foot).

TI/LC Reserves - On a monthly basis, the borrower is required to escrow $44,819 (approximately $1.75 per square foot annually) for tenant improvement and leasing commission reserves. The reserve is subject to a cap of $1,614,000 (approximately $5.25 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. At origination, the borrower was required to send a tenant direction letter to all tenants at the property instructing them to deposit all rents and payments into the lockbox account. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event (as defined below). During a Cash Sweep Event, all funds on deposit in the lockbox account will be swept on a daily basis to a cash management account, and all excess cash flows after payment of debt service, required reserves and operating expenses are required to be held as additional collateral for the loan.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower, principal or property manager, or (iii) the date on which the debt service coverage ratio (as calculated in the loan documents) based on a trailing three months of operations is less than 1.25x.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

79 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Castleton Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

80 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Castleton Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

81 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Castleton Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

82 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Castleton Park

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$51,000,000	Title:	Fee
Cut-off Date Principal Balance:	$51,000,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	3.8%	Net Rentable Area (SF):	903,326
Loan Purpose:	Acquisition	Location:	Indianapolis, IN
Borrower:	Castleton Park Indianapolis LP	Year Built / Renovated:	1970-1985 / N/A
Sponsor:	Raymond Massa	Occupancy:	81.6%
Interest Rate:	4.46900%	Occupancy Date:	5/1/2015
Note Date:	6/23/2015	Number of Tenants:	92
Maturity Date:	7/1/2025	2012 NOI:	$3,885,231
Interest-only Period:	36 months	2013 NOI(1):	$2,683,804
Original Term:	120 months	2014 NOI(1):	$4,938,167
Original Amortization:	360 months	TTM NOI (as of 5/2015):	$5,732,083
Amortization Type:	IO-Balloon	UW Economic Occupancy:	82.9%
Call Protection:	L(24),Def(93),O(3)	UW Revenues:	$11,463,183
Lockbox:	CMA	UW Expenses:	$5,422,655
Additional Debt:	N/A	UW NOI:	$6,040,528
Additional Debt Balance:	N/A	UW NCF:	$4,544,150
Additional Debt Type:	N/A	Appraised Value / Per SF(2):	$69,000,000 / $76
		Appraisal Date:	5/8/2015

Escrows and Reserves(3)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$56
Taxes:	$339,230	$104,566	N/A	Maturity Date Loan / SF:	$49
Insurance:	$0	Springing	N/A	Cut-off Date LTV(2):	73.9%
Replacement Reserves:	$18,243	$18,243	N/A	Maturity Date LTV(2):	64.7%
TI/LC:	$2,500,000	$57,008	$2,500,000	UW NCF DSCR:	1.47x
Other:	$1,487,847	$0	N/A	UW NOI Debt Yield:	11.8%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$51,000,000	71.0%	Purchase Price	$65,400,000	91.1%
Sponsor Equity	20,782,864	29.0%	Upfront Reserves	4,345,319	6.1%
		%	Closing Costs	2,037,545	2.8%
Total Sources	$71,782,864	100.0%	Total Uses	$71,782,864	100.0%
(1)	The increase in 2014 NOI from 2013 NOI is driven by 11 tenants that either renewed or signed a new lease in 2014, which account for an increase of approximately $1.9 million in annual rent.
(2)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “market value subject to hypothetical condition” provided by the appraisal, which assumes that all leasing commissions have been paid as of the appraisal date. This amount has been fully reserved for at close. The “as-is” value as of May 8, 2015 is $66.5 million, which results in a Cut-off Date LTV and Maturity Date LTV of 76.7% and 67.1%, respectively.
(3)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Castleton Park loan has an outstanding principal balance of $51.0 million and is secured by a first mortgage lien on a 31 building, 903,326 square foot office park located in Indianapolis, Indiana. The loan has a 10-year term and, subsequent to a three year interest-only period, will amortize on a 30-year schedule. The previously existing debt was securitized in 2005 as part of the CSFB 2005-TF2A securitization.

The Borrower. The borrowing entity for the Castleton Park loan is Castleton Park Indianapolis LP, a Delaware limited partnership and special purpose entity.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Castleton Park

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Raymond Massa, a 25.0% owner of Group RMC Corporation (“Group RMC”). Group RMC is a Canada-based real estate investment and management company that focuses on acquiring and holding office properties across the United States and Canada. Group RMC currently owns or operates a portfolio of 14 Class A and B office properties totaling approximately 2.8 million square feet and located throughout Indiana, Ohio, Alabama and Canada.

The Property. Castleton Park is a master-planned business community encompassing 31 Class A and B office and flex and warehouse buildings located in northeast Indianapolis, Indiana and situated on approximately 120 acres. The property is the third largest office park in suburban Indianapolis and contains a total of 903,326 square feet, of which approximately 55.3% consists of Class B office space, 24.1% consists of Class A office space and 20.6% consists of office flex space. The Castleton Park property was originally constructed in various phases between 1970 and 1985. Since 2004, the previous owners spent approximately $5.7 million in capital expenditures, which was predominately spent on upgrades to the building interiors and exteriors, lobby upgrades, roof repairs and signage. The property features on-site conference facilities, on-site daycare services, a professional security staff and multiple Energy Star-rated buildings. Additionally, office tenants benefit from the 4,047 complimentary surface parking spaces with a parking ratio of approximately 4.48 spaces per 1,000 square feet and approximately 2,800 feet of direct frontage along Interstate Highway 465, which is traversed by over 154,000 vehicles per day. Access to the office park is provided via 10 entrances along 82nd Street. Castleton Park also benefits from its location adjacent to both Interstate Highway 465 and Interstate Highway 69, regional highways that provide access throughout Indiana and the surrounding states.

As of May 1, 2015, the property was 81.6% occupied by 92 tenants. The largest tenant at the property, National Government Services (“NGS”), leases 22.6% of the net rentable area through multiple leases with 15,058 square feet operating under a month to month lease, 165,556 square feet expiring in September 2021 and 23,891 square feet expiring in April 2023. NGS is a subsidiary of Anthem Insurance Companies, Inc. (NYSE: WLP Moody’s: Baa2, SAP-A, Fitch: BBB) and has occupied space at the property since July 2001. The lease contains one-time renewal options, ranging from three to five years. NGS is a Medicare contractor and provider of federal health solutions in the United States. NGS employs approximately 2,700 associates across 17 different locations and is currently headquartered at the property. NGS accounts for approximately 23.2% of the in-place base rent at the property. The second largest tenant, Community Health Network, Inc (“Community Health Network”), leases 9.8% of the net rentable area through February 2025 and has occupied the space since September 2010. The lease contains two, five-year extension options. Community Health Network is the third largest hospital system in Indiana and the property serves as the company’s medical billing operations department. Community Health Network is the sixth largest employer in the state of Indiana and the property is located approximately 1.1 miles from the Community Health Network main hospital campus. Community Health Network accounts for approximately 12.5% of the in-place base rent at the property. The third largest tenant, Biosound Esaote, Inc (“Biosound”), leases 4.3% of the net rentable area through April 2021 and has occupied the space since February 2001. Biosound is a producer of medical diagnostic systems and was the first company to produce dedicated MRI and fusion imaging. The location serves as the company’s North American headquarters while the corporate headquarters are located in Genoa, Italy. Biosound accounts for approximately 3.3% of the in-place base rent at the property. Additionally, since January 2014, 16 tenants have either expanded or signed a new lease at the property, accounting for approximately 22.7% of the net rentable area.

The property is located in northeast Indianapolis and many demand drivers lie within one-mile of the property, including Castleton Square Mall, an approximately 1.4 million square foot Simon Property Group owned mall anchored by Macy’s, Von Maur, JCPenney, Sears and AMC Theatres. Additionally, 57 restaurants, seven name brand hotels and five banks are all located within walking distance of the property. Additionally, the property is located approximately 15.0 miles northeast of Indianapolis International Airport and approximately 2.8 miles south of Indianapolis Metropolitan Airport. The Indianapolis central business district lies approximately 13.2 miles southeast of the property and is accessed via Interstate Highway 465 and 69, both of which lie adjacent the Castleton Square property. According to the appraisal, the property is located in the Northeast office submarket of the Indianapolis-Carmel-Anderson market. As of the first quarter of 2015, the submarket consisted of 145 buildings totaling approximately 6.6 million square feet of office space with an overall vacancy rate of 21.8% and average rents of $18.04 per square foot. The appraisal identified seven directly comparable office properties built between 1980 and 1996 and ranging in size from 37,000 square feet to 96,600 square feet. The comparable properties reported occupancies ranging from 75.0% to 95.0%, with a weighted average of 86.0%. Asking rents for the comparable properties range from $12.65 to $19.00 per square foot. Additionally, the appraisal identified five directly comparable flex-office properties built between 1985 and 1990 and ranging in size from approximately 30,908 to 445,892 square feet. The comparable properties reported occupancies ranging from 83.0% to 95.0%, with a weighted average of 89.6%. Asking rents for the comparable properties range from $8.00 to $14.00 per square foot. The appraisal concluded an office space market rent of $12.00 to $18.50 per square foot, an office with flex component space market rent of $7.00 to $13.50 per square foot and a flex space market rent of $7.00 to $10.00 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

84 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Castleton Park

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
65.3%	70.7%	77.6%	81.6%
(1)	Historical occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of May 1, 2015.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
NGS(3)	Baa2 /A / BBB	204,505	22.6%	$15.31	Various(4)
Community Health Network, Inc	NA / NA / NA	88,796	9.8%	$15.33	2/28/2025
Biosound Esaote, Inc(5)	NA / NA / NA	39,204	4.3%	$9.25	4/30/2021
Royal United Financial Services LLC	NA / NA / NA	38,644	4.3%	$18.00	2/28/2019
Xerox	Baa2 / BBB / BBB	33,383	3.7%	$17.35	10/31/2019
University of Phoenix, Inc	NA / NA / NA	29,902	3.3%	$17.75	6/30/2017
Cork Medical, LLC(6)	NA / NA / NA	20,126	2.2%	$9.49	12/31/2016
Rehab Medical, Inc	NA / NA / NA	19,670	2.2%	$11.75	8/31/2018
Res-care, Inc dba Community	NA / NA / NA	16,111	1.8%	$14.16	10/31/2019
Briljent, LLC	NA / NA / NA	12,727	1.4%	$15.50	9/30/2018

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field, whether or not the parent company guarantees the lease.
(3)	NGS has the following options to contract its space: (i) all of its space on the first floor of Building 47 (approximately 51,569 square feet) at any time, if its contract with the United States Department of Health and Human Services is terminated, with nine months’ notice and payment of a termination fee; (ii) all of its space in Building 40 (23,981 square feet) on April 30, 2020, with nine months’ notice and payment of a termination fee; (iii) all of its space in Building 32 (19,963 square feet), in the event that the tenant outsources one hundred percent of its mail distribution operations by August 31, 2017, with the payment of a termination fee; and (iv) all of its space in Building 46 (47,170 square feet) at any time if its contract with the United States Department of Health and Human Services is terminated, with nine months’ notice and payment of a termination fee.
(4)	NGS leases 165,556 square feet of space through September 30, 2021, 23,891 square feet of space through April 30, 2023 and 15,058 square feet of space on a month to month basis.
(5)	Biosound Esaote, Inc has a one-time option to terminate its space effective as of April 30, 2017, with notice by no later than August 1, 2016 and payment of a termination fee.
(6)	Cork Medical, LLC occupies three suites at the property, 11,208 square feet, 7,975 square feet and 943 square feet, respectively. The $9.49 per square foot Base Rent PSF represents a weighted average of the underwritten base rent on Cork Medical, LLC’s three suites.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

85 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Castleton Park

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	166,425	18.4%	NAP	NAP	166,425	18.4%	NAP	NAP
2015 & MTM	34	77,450	8.6%	$1,110,225	10.2%	243,875	27.0%	$1,110,225	10.2%
2016	17	50,064	5.5%	716,295	6.6%	293,939	32.5%	$1,826,521	16.8%
2017	10	47,776	5.3%	800,902	7.4%	341,715	37.8%	$2,627,423	24.1%
2018	10	67,649	7.5%	970,436	8.9%	409,364	45.3%	$3,597,859	33.0%
2019	13	133,042	14.7%	2,189,881	20.1%	542,406	60.0%	$5,787,740	53.1%
2020	3	18,492	2.0%	346,395	3.2%	560,898	62.1%	$6,134,134	56.3%
2021	3	211,804	23.4%	2,968,056	27.3%	772,702	85.5%	$9,102,190	83.6%
2022	0	0	0.0%	0	0.0%	772,702	85.5%	$9,102,190	83.6%
2023	1	23,891	2.6%	426,454	3.9%	796,593	88.2%	$9,528,645	87.5%
2024	0	0	0.0%	0	0.0%	796,593	88.2%	$9,528,645	87.5%
2025	1	88,796	9.8%	1,361,447	12.5%	885,389	98.0%	$10,890,092	100.0%
2026 & Beyond(2)	0	17,937	2.0%	0	0.0%	903,326	100.0%	$10,890,092	100.0%
Total	92	903,326	100.0%	$10,890,092	100.0%
(1)	Based on the underwritten rent roll as of May 1, 2015.
(2)	2026 & Beyond includes a building maintenance shop totaling 10,846 square feet, a building management office totaling 3,424 square feet, a large conference room totaling 3,404 square feet and a small conference room totaling 263 square feet, none of which have income associated with their respective spaces. The spaces are not considered vacant as they contribute to building amenities and services.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$8,550,613	$7,238,706	$9,468,417	$10,303,309	$10,890,092	$12.06	78.8%
Vacant Income	0	0	0	0	2,364,472	2.62	17.1%
Gross Potential Rent	$8,550,613	$7,238,706	$9,468,417	$10,303,309	$13,254,563	$14.67	95.9%
Reimbursements	307,690	306,383	502,858	518,559	573,091	0.63	4.1%
Net Rental Income	$8,858,303	$7,545,089	$9,971,275	$10,821,868	$13,827,655	$15.31	100.0%
(Vacancy/Credit Loss)	(9,306)	82	(15,052)	(160)	(2,364,472)	(2.62)	(17.1))
Other Income	0	0	0	0	0	0.00	0.0%
Effective Gross Income	$8,848,997	$7,545,170	$9,956,223	$10,821,708	$11,463,183	$12.69	82.9%

Total Expenses	$4,963,766	$4,861,366	$5,018,057	$5,089,625	$5,422,655	$6.00	47.3%

Net Operating Income	$3,885,231	$2,683,804	$4,938,167	$5,732,083	$6,040,528	$6.69	52.7%

Total TI/LC, Capex/RR	0	0	0	0	1,496,378	1.66	13.1%
Net Cash Flow	$3,885,231	$2,683,804	$4,938,167	$5,732,083	$4,544,150	$5.03	39.6%
(1)	The TTM column represents the trailing 12 months ended May 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.
(3)	The increase in 2014 Rents in Place from 2013 Rents in Place is driven by 11 tenants that either renewed or signed a new lease in 2014, which account for approximately $1.9 million in annual rent.

Property Management. The Castleton Park property is managed by Cassidy Turley Commercial Real Estate Services, Inc. The current management agreement commenced on June 24, 2015 and had an initial term of approximately 12 months with automatic one year extensions unless otherwise terminated by either party. The management agreement provides for a contractual management fee of 1.75% of the gross income, payable on a monthly basis. The management fees related to the Castleton Park property are subordinate to the liens and interests of the Castleton Park loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

86 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Castleton Park

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $2.5 million for future tenant improvements and leasing commissions, $885,805 for outstanding tenant improvements, $339,230 for real estate taxes, $312,500 for required repairs, $289,542 for free rent outstanding and $18,243 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $104,566.

Insurance Escrows - The requirement for the borrower to make deposits to the insurance escrow is waived so long as no event of default has occurred and is continuing and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

TI/LC Reserves - On a monthly basis, the borrower will be required to escrow $57,008 (approximately $0.76 per square foot annually) for tenant improvements and leasing commissions. The reserve is subject to a cap of $2.5 million.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $18,243 (approximately $0.24 per square foot annually) for replacement reserves. The reserve is not subject to a cap.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. At origination, the borrower was required to send a tenant direction letter to all tenants at the properties instructing them to deposit all rents and payments into the lockbox account. All funds in the lockbox account are returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event (as defined below). During a Cash Sweep Event, all funds on deposit in the lockbox account will be swept on a daily basis to a cash management account, and all excess cash flows after payment of debt service, required reserves and operating expenses are required to be held as additional collateral for the loan.

A “Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower, (iii) the date on which the debt service coverage ratio (as calculated in the loan documents) based on a trailing three months is less than 1.25x, (iv) a NGS Trigger Event (as defined below) or (v) a CHN Trigger Event (as defined below).

A “NGS Trigger Event” means the occurrence of (i) any bankruptcy action of NGS, (ii) failure of NGS, or any other tenant leasing 75.0% or more of the total 204,505 square footage leased to NGS, to renew its applicable lease at least 12 months prior to the expiration date of such lease, (iii) the termination or cancellation of the NGS lease prior to the expiration date of the NGS lease or (iv) if NGS goes dark, vacates or abandons all or any portion of its space.

A “CHN Trigger Event” means the occurrence of (i) any bankruptcy action of Community Health Network, (ii) failure of Community Health Network, or any other tenant leasing 75.0% or more of the Community Health Network space, to renew its applicable lease at least 12 months prior to the expiration date of such lease, which is currently February 28, 2025, (iii) the termination or cancellation of the Community Health Network lease prior to the expiration date of the Community Health Network lease, which is currently February 28, 2025, or (iv) if Community Health Network goes dark, vacates or abandons all or any portion of its space.

Release of Property. None.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

87 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Bethesda Office Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

88 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Bethesda Office Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

89 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Bethesda Office Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

90 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Bethesda Office Center

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$50,000,000	Title:	Fee
Cut-off Date Principal Balance:	$50,000,000	Property Type - Subtype:	Office - Suburban
% of Pool by IPB:	3.8%	Net Rentable Area (SF):	174,449
Loan Purpose:	Acquisition	Location:	Bethesda, MD
Borrower:	4520 East West, LLC	Year Built / Renovated:	1980 / N/A
Sponsors:	William F. Peel and	Occupancy:	82.2%
	Barbara K. Peel	Occupancy Date:	5/29/2015
Interest Rate:	4.19950%	Number of Tenants:	18
Note Date:	6/1/2015	2012 NOI:	$3,856,585
Maturity Date:	6/1/2025	2013 NOI:	$3,857,556
Interest-only Period:	48 months	2014 NOI:	$3,716,846
Original Term:	120 months	TTM NOI (as of 3/2015)(1):	$3,610,748
Original Amortization:	360 months	UW Economic Occupancy:	82.0%
Amortization Type:	IO-Balloon	UW Revenues:	$6,609,740
Call Protection:	L(25),Def(93),O(2)	UW Expenses:	$2,392,254
Lockbox:	CMA	UW NOI(1):	$4,217,486
Additional Debt:	N/A	UW NCF:	$3,881,624
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$64,900,000 / $372
Additional Debt Type:	N/A	Appraisal Date:	4/28/2015

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$287
Taxes:	$544,442	$54,445	N/A	Maturity Date Loan / SF:	$255
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	77.0%
Replacement Reserves	$2,908	$2,908	N/A	Maturity Date LTV:	68.6%
TI/LC:	$1,500,000	Springing	$523,347	UW NCF DSCR:	1.32x
Other:	$696,944	$0	N/A	UW NOI Debt Yield:	8.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$50,000,000	73.8%	Purchase Price	$63,500,000	93.8%
Sponsor Equity	17,707,493	26.2	Upfront Reserves	2,744,294	4.1
			Closing Costs	1,463,199	2.1
Total Sources	$67,707,493	100.0%	Total Uses	$67,707,493	100.0%

(1)     UW NOI is higher than TTM NOI primarily due to the newly executed lease with Red Coats, Inc., as well as contractual rent steps through August 2016.

(2)     For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Bethesda Office Center loan has an outstanding principal balance of $50.0 million and is secured by a first mortgage lien on the borrower’s fee interest on a 174,449 square foot office building located in Bethesda, Maryland. The Bethesda Office Center loan has a 10-year term and, subsequent to a four-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the loan is 4520 East West, LLC, a Florida limited liability company and special purpose entity.

The Sponsors. The loan sponsors and nonrecourse carve-out guarantors are William F. Peel and Barbara K. Peel, both trustees for Peel Properties, LLC (“Peel Properties”). Peel Properties was founded in 1971 in Bethesda, Maryland when it purchased a small office building for William and Barbara Peel’s commercial janitorial business, Red Coats, Inc. (“Red Coats”). Since then, Peel Properties has continued to purchase real estate assets for investment and has grown its portfolio to include over 440,000 square feet of office space, 373 multifamily units, eight single-family units and a marina. All of the properties are self-managed by affiliates of Peel Properties. The sponsors contributed approximately $17.7 million in equity in connection with the acquisition of the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

91 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Bethesda Office Center

The Property. Bethesda Office Center is a Class B+ office building located at 4520 East West Highway in Bethesda, Maryland. The property was constructed in 1980. The eight-story property totals 174,449 square feet of gross leasable area and consists of office space (95.7% of the net rentable area), ground level retail space (4.3% of the net rentable area) and four and a half levels of below grade parking totaling 348 spaces (approximately 2.0 spaces per 1,000 square feet). Bethesda Office Center is located one block from the Bethesda Metrorail Station, allowing mass-transit access to the greater Washington, D.C. metropolitan area.

As of May 29, 2015, the property was 82.2% leased by 18 tenants. The largest tenant at the property, Association of Financial Professionals (“AFP”), currently leases 16.3% of the net rentable area through March 2017 and has been a tenant at the property since December 2006. AFP is a professional society for 16,000 treasury and finance professionals around the world and uses the property as its headquarters. AFP accounts for approximately 21.0% of the in-place base rent at the property. The second largest tenant, Red Coats, currently leases 14.5% of the net rentable area through May 2028 and has been a tenant at the property since June 2015. Founded in 1960, the sponsor-affiliated Red Coats has grown to employ 10,000 employees with offices up and down the east coast in Maryland, southern Virginia, North Carolina and Florida and is currently headquartered at the property. Red Coats is engaged in the commercial and industrial property cleaning and security services business throughout the eastern United States. Red Coats currently accounts for approximately 17.0% of the in-place base rent at the property. The third largest tenant, Sucampo Pharmaceuticals (“Sucampo”), currently leases 14.3% of the net rentable area through February 2017 and has been a tenant at the property since May 2007. Sucampo is a global biopharmaceutical company focused on research, discovery, development and commercialization of proprietary drugs to treat gastrointestinal, ophthalmic, neurologic and oncology-based inflammatory disorders. Operations are conducted through subsidiaries based in the United States, Japan, Switzerland and the United Kingdom. Sucampo currently accounts for approximately 18.5% of the in-place base rent at the property.

Bethesda Office Center is located in the heart of downtown Bethesda in the Bethesda/Chevy Chase office submarket, and is less than one mile from several Washington, D.C. area demand drivers, such as the Woodmont Triangle, which features numerous restaurants, and Bethesda Row, an approximate 520,000 square foot mixed-use community situated as an outdoor shopping complex. The property is also approximately 1.6 miles north of Chevy Chase, Maryland and its retail and dining establishments including Cartier, Gucci, Dior, Louis Vuitton, Saks Fifth Avenue, Neiman Marcus and Bloomingdales. Per the appraisal, the trade area consisting of a three-mile radius contains an estimated 154,878 people with a median household income of $128,971 as of 2015. According to the appraisal, as of the first quarter of 2015, the Bethesda/Chevy Chase office submarket contained approximately 9.7 million square feet of existing supply and maintained an overall vacancy rate of 12.6% with asking rents of $37.83 per square foot. The appraisal identified seven properties that are directly competitive with Bethesda Office Center. The properties range from 111,121 to 378,613 square feet and range from 84.0% to 99.2% occupied. The weighted average occupancy of the group is 89.6% and the weighted average rental rate is $37.56 per square foot.

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
84.5%	81.9%	67.6%	82.2%
(1) Historical Occupancies are as of December 31 of each respective year.
(2) Current Occupancy is as of May 29, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

92 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Bethesda Office Center

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent	Base Rent PSF	Lease Expiration Date
Association of Financial Professionals	NA / NA / NA	28,468	16.3%	$1,225,832	$43.06	3/31/2017
Red Coats(3)	NA / NA / NA	25,344	14.5%	$989,683	$39.05	5/31/2028
Sucampo Pharmaceuticals	NA / NA / NA	25,016	14.3%	$1,077,189	$43.06	2/14/2017
Handler & Levine	NA / NA / NA	12,488	7.2%	$504,141	$40.37	11/30/2020
3E Company	NA / NA / NA	10,068	5.8%	$392,149	$38.95	11/30/2021
Novogradac & Company	NA / NA / NA	6,544	3.8%	$253,711	$38.77	9/30/2018
Fulton, Breakfield & Broenniman	NA / NA / NA	5,129	2.9%	$200,544	$39.10	11/30/2016
MV Financial Group	NA / NA / NA	4,909	2.8%	$191,500	$39.01	3/31/2016
Sanofi-Aventis	A1 / AA / AA-	4,496	2.6%	$177,907	$39.57	11/30/2016
Presidential Savings Bank	NA / NA / NA	3,820	2.2%	$156,620	$41.00	9/30/2023

(1)   Based on the underwritten rent roll.

(2)   Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)   Red Coats is a wholly owned subsidiary of the sponsor.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	31,102	17.8%	NAP	NAP	31,102	17.8%	NAP	NAP
2015 & MTM	2	4,738	2.7	$182,463	3.2%	35,840	20.5%	$182,463	3.2%
2016	5	18,449	10.6	715,602	12.4	54,289	31.1%	$898,065	15.5%
2017	2	53,484	30.7	2,303,021	39.8	107,773	61.8%	$3,201,086	55.3%
2018	2	7,842	4.5	308,629	5.3	115,615	66.3%	$3,509,715	60.6%
2019	0	0	0.0	0	0.0	115,615	66.3%	$3,509,715	60.6%
2020	2	16,121	9.2	656,509	11.3	131,736	75.5%	$4,166,224	72.0%
2021	2	11,610	6.7	441,616	7.6	143,346	82.2%	$4,607,840	79.6%
2022	0	0	0.0	0	0.0	143,346	82.2%	$4,607,840	79.6%
2023	2	5,035	2.9	190,543	3.3	148,381	85.1%	$4,798,383	82.9%
2024	0	0	0.0	0	0.0	148,381	85.1%	$4,798,383	82.9%
2025	0	0	0.0	0	0.0	148,381	85.1%	$4,798,383	82.9%
2026 & Beyond(2)	1	26,068	14.9	989,683	17.1	174,449	100.0%	$5,788,066	100.0%
Total	18	174,449	100.0%	$5,788,066	100.0%

(1)   Based on the underwritten rent roll.

(2)   2026 & Beyond includes a building management office totaling 724 square feet. The space is not considered vacant as it contributes to building amenities and services.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

93 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Bethesda Office Center

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$5,340,037	$5,321,925	$5,124,576	$4,984,923	$5,788,066	$33.18	72.4%
Vacant Income	0	0	0	0	1,269,764	7.28	15.9%
Gross Potential Rent	$5,340,037	$5,321,925	$5,124,576	$4,984,923	$7,057,830	$40.46	88.3%
Total Reimbursements	857,456	897,022	952,344	872,964	937,486	5.37	11.7%
Net Rental Income	$6,197,493	$6,218,947	$6,076,920	$5,857,887	$7,995,316	$45.83	100.0%
(Vacancy/Credit Loss)	(144,538)	(94,142)	0	0	(1,438,426)	(8.25)-	(18.0)--
Other Income(4)	49,000	53,275	52,000	52,850	52,850	0.30	0.7%
Effective Gross Income	$6,101,955	$6,178,080	$6,128,920	$5,910,737	$6,609,740	$37.89	82.7%
Total Expenses	$2,245,370	$2,320,524	$2,412,074	$2,299,989	$2,392,254	$13.71	36.2%
Net Operating Income(5)	$3,856,585	$3,857,556	$3,716,846	$3,610,748	$4,217,486	$24.18	63.8%
Total TI/LC, Capex/RR	0	0	0	0	335,862	1.93	5.1%
Net Cash Flow(5)	$3,856,585	$3,857,556	$3,716,846	$3,610,748	$3,881,624	$22.25	58.7%
(1)	TTM column is based on the trailing 12 month period ending on March 31, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place as of March 31, 2015 include rent steps through August 2016.
(4)	Other Income consists primarily of income from storage units and utilities.
(5)	The decrease in Net Operating Income and Net Cash Flow from 2012 to 2014 is primarily due to occupancy falling from 84.5% to 67.6%. Underwritten Net Operating Income is higher than TTM Net Operating Income primarily due to the newly executed lease with Red Coats, Inc., as well as contractual rent steps through August 2016.

Property Management. The property is managed by LPC Commercial Services, Inc., a Texas corporation. The current management agreement commenced on June 1, 2015, has a 12-month term and will automatically renew each year unless otherwise terminated by either party. The management agreement provides for a contractual management fee of 1.0% of the gross rental income, payable on a monthly basis, with a minimum fee of no less than $3,000 per month. The management fees related to the Bethesda Office Center property are subordinate to the liens and interests of the Bethesda Office Center loan.

Escrows and Reserves. At origination, the borrower deposited into escrow $1,500,000 for tenant improvements and leasing commissions related to tenants other than Red Coats (of which $500,000 may be used for renewal leases and the remainder for new accretive leasing for vacant space), $544,442 for real estate taxes, $543,949 for outstanding tenant improvements, $152,995 for outstanding free rent and $2,908 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $54,445.

Insurance Escrows - The requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured under an approved blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $2,908 (approximately $0.20 per square foot annually) for replacement reserves.

TI/LC Reserves - Beginning August 1, 2017, on a monthly basis, the borrower is required to deposit $14,538 (approximately $1.00 per square foot annually) into the TI/LC escrow. The reserve is subject to a cap of $523,347 (approximately $3.00 per square foot).

Lockbox / Cash Management. The loan is structured with a CMA lockbox. Tenant direction letters were required to be sent to all tenants upon the origination of the loan instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event (as defined below). During a Cash Sweep Event, all funds in the lockbox account are swept within one business day to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event continuing, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

“Cash Sweep Event” means the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower or property manager, (iii) the date on which the debt service coverage ratio based on a trailing three months is less than 1.20x, or (iv) a Red Coats Trigger Event (as defined below).

“Red Coats Trigger Event” will commence if Red Coats or Datawatch Systems Inc. does not take physical occupancy of the space demised under the Red Coats lease within 12 months of the closing date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

94 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

95 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

55 West 125th Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

96 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

55 West 125th Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

97 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

55 West 125th Street

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

98 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

55 West 125th Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$47,000,000	Title:	Fee
Cut-off Date Principal Balance:	$47,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	3.5%	Net Rentable Area (SF):	218,281
Loan Purpose:	Acquisition	Location:	New York, NY
Borrower:	BVK 55 West 125th Street, LLC	Year Built / Renovated:	1974 / 1998
Sponsor:	RREEF Spezial Invest GmbH	Occupancy(1):	97.5%
Interest Rate:	4.27800%	Occupancy Date:	3/31/2015
Note Date:	6/26/2015	Number of Tenants:	15
Maturity Date:	7/1/2025	2012 NOI:	$4,210,458
Interest-only Period:	120 months	2013 NOI:	$4,334,524
Original Term:	120 months	2014 NOI:	$4,824,456
Original Amortization:	None	TTM NOI (as of 4/2015):	$5,395,798
Amortization Type:	Interest Only	UW Economic Occupancy:	89.7%
Call Protection:	L(25),Grtr1%orYM(93),O(2)	UW Revenues:	$9,933,159
Lockbox:	CMA	UW Expenses:	$4,935,874
Additional Debt:	Yes	UW NOI(1):	$4,997,285
Additional Debt Balance:	$12,500,000	UW NCF:	$4,377,287
Additional Debt Type:	Subordinate Debt	Appraised Value / Per SF:	$84,500,000 / $387
		Appraisal Date:	4/21/2015

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$215
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$215
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	55.6%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	55.6%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	2.14x
Other:	$900,728	$0	N/A	UW NOI Debt Yield:	10.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$47,000,000	56.0%	Purchase Price	$80,367,253	95.7%
Sponsor Equity	36,956,838	44.0	Closing Costs	2,688,857	3.2
			Upfront Reserves	900,728	1.1
Total Sources	$83,956,838	100.0%	Total Uses	$83,956,838	100.0%

(1)	Occupancy and UW NOI includes CUNY, which has signed a lease but has not yet taken occupancy or commenced paying rent. Without this tenant, the property’s occupancy is 85.6%.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The 55 West 125th Street loan has an outstanding principal balance of $47.0 million and is secured by a first mortgage lien on the borrower’s fee simple interest in a 14-story, 218,281 square foot office building located in Uptown Manhattan, New York. The loan has a 10-year term and will be interest-only for the entire term of the loan. The previously existing debt was securitized in 2006 as part of the BACM 2006-2 securitization.

The Borrower. The borrowing entity for the 55 West 125th Street loan is BVK 55 West 125th Street, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. There is no nonrecourse carve-out guarantor. The loan sponsor is RREEF Spezial Invest GmbH (“RREEF”), the primary real estate investment business of Deutsche Bank’s Asset Management division. During the past 40 years, RREEF has built a real estate investing business, with over 600 professionals located in 21 cities around the world and $47.1 billion in assets under management. RREEF employs a disciplined investment approach and offers a diverse range of strategies and solutions across the risk/return and geographic spectrum. RREEF’s customers include governments, corporations, insurance companies, endowments and retirement plans worldwide.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

99 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

55 West 125th Street

The Property. 55 West 125th Street is a Class B office building located on a 0.4 acre site at 55 West 125th Street between 5th Avenue and Malcolm X Boulevard in the Harlem neighborhood of New York City. The property was constructed in 1974 and renovated in 1998. The 14-story property totals 218,281 square feet and consists of 202,035 square feet of multi-tenant office space and 16,246 square feet of grade level retail space along 125th Street. The property also includes a 47-space fully-attended underground parking garage.

As of March 31, 2015, the property was 97.5% leased by 15 tenants, where approximately 71.9% is leased to investment grade tenants. The property’s largest tenant is the NYC Admin for Children’s Services (“ACS”), which first took occupancy in May 2002 and currently occupies 29.5% of the net rentable area through May 2017. ACS protects and promotes the safety and well-being of New York City’s children, young people, families and communities by providing child welfare, juvenile justice and early care and education services. The second largest tenant is GSA-Social Security Administration (“SSA”), which first took occupancy in October 2001 and currently occupies 12.0% of the net rentable area through September 2015. The SSA is an independent federal agency headquartered in suburban Baltimore with approximately 60,000 employees nationwide. The third largest tenant is the City University of New York (“CUNY”), which will take occupancy in July 2015, occupying 11.9% of the net rentable area through September 2030. CUNY is the public university system of New York City and the third largest university system in the United States, in terms of enrollment, behind the State University of New York and the California State University system. Other notable tenants at the property include Aetna (9.1% of the net rentable area), the Office of President Clinton (4.0% of the net rentable area) and JPMorgan Chase (3.5% of the net rentable area).

55 West 125th Street received a 25-year real estate tax exemptions under the Industrial Commercial Incentive Program (“ICIP”) administered by the New York City Department of Finance, ending in 2026. The ICIP program provides for 100.0% exemption from assessed value increases for 16 years, followed by nine years of phased in real estate tax assessments with 10.0% increments.

The property is situated in the 125th Street corridor of the Harlem neighborhood of New York City. The property is served by the bus and subway system with the 1, 2, 3, 4, 5, A, B, C, and D lines running through the neighborhood. The Harlem East 125th Street station of the Metro North is located directly east of the property at 125th Street and Park Avenue. According to the appraisal, the 10027 zip code trade area contains approximately 62,707 people with a median household income of $36,275 as of 2015.

According to the appraisal, the property is located in the Uptown office submarket of Manhattan. As of the first quarter of 2015, the Uptown office submarket consisted of 490 buildings totaling approximately 14.6 million square feet of office space with an overall vacancy rate of 4.0% and average rents of $44.73 per square foot. This compares to 4.7% and $41.76 per square foot, respectively, for the first quarter of 2014. The appraisal identified six directly competitive office properties built between 1910 and 2015 and ranging in size from 13,130 to 408,651 square feet. The comparable properties reported occupancies ranging from 90.1% to 100.0% with a weighted average of 96.2%. Asking rents for the comparable properties range from $29.47 to $45.00 per square foot with a weighted average rental rate of $36.60. The appraisal identified six directly competitive leases of retail spaces along commercial corridors similar to 125th Street, ranging in size from approximately 1,500 to 39,000 square feet. Asking rents for the comparable properties range from $55.13 to $168.52 per square foot with a weighted average rental rate of $89.19. The in-place retail rental rate at the property is $80.53 per square foot, which is below the appraisal concluded retail market rent of $100.00 per square foot. The in-place office rental rate at the property is $34.11 per square foot, which is below the appraisal concluded market rent of $38.63 per square foot.

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)(3)
76.0%	82.0%	85.5%	97.5%
(1)	Historical Occupancies are as of December 1, of each respective year.
(2)	Current Occupancy is as of March 31, 2015.
(3)	GSA – Social Security Administration has given notice it intends to vacate the property on September 20, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

100 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

55 West 125th Street

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent	Base Rent PSF	Lease Expiration Date
NYC Admin for Children’s Services(3)	Aa2 / AA / AA	64,496	29.5%	$2,435,863	$37.77	5/14/2017
GSA - Social Security Administration(4)	Aaa / AA+ / AAA	26,086	12.0%	$1,225,614	$46.98	9/20/2015
CUNY	NA / NA / NA	26,000	11.9%	$981,500	$37.75	9/30/2030
Aetna	Baa1 / A / A-	19,870	9.1%	$715,320	$36.00	12/31/2016
DB Grant Associates(5)	NA / NA / NA	17,190	7.9%	$666,424	$38.77	12/31/2018
Physician Affiliate Group of New York	NA / NA / NA	10,440	4.8%	$375,840	$36.00	8/31/2023
Upper Manhattan Empowerment Zone	NA / NA / NA	9,654	4.4%	$347,544	$36.00	9/30/2021
Veritas, Inc.	NA / NA / NA	9,112	4.2%	$376,326	$41.30	1/31/2020
Office of President Clinton	NA / NA / NA	8,715	4.0%	$399,891	$45.89	7/31/2021
JPMorgan Chase	A3 / A / A+	7,551	3.5%	$464,560	$61.52	12/31/2018

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company (or in the case of some tenants, parent government entity) guarantees the lease.
(3)	NYC Admin for Children’s Services has the option to terminate its lease beginning on May 1, 2015 with 12 months’ prior notice and payment of a termination fee equal to all rents and charges due and payable up to and including the termination date, as well as landlord’s unamortized costs of brokerage commissions within 60 days of the termination date.
(4)	GSA – Social Security Administration has given notice it intends to vacate the property on September 30, 2015.
(5)	DB Grant Associates has the option to terminate its lease beginning on December 31, 2015 with one month’s prior notice and payment of a termination fee equal to all of landlord’s unamortized costs in entering the lease.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	5,537	2.5%	NAP	NAP	5,537	2.5%	NAP	NAP
2015 & MTM	3	27,105	12.4	$1,227,114	14.2%	32,642	15.0%	$1,227,114	14.2%
2016	1	19,870	9.1	715,320	8.3	52,512	24.1%	$1,942,434	22.5%
2017	3	71,733	32.9	2,875,526	33.3	124,245	56.9%	$4,817,960	55.8%
2018	2	24,741	11.3	1,130,984	13.1	148,986	68.3%	$5,948,944	68.9%
2019	0	0	0.0	0	0.0	148,986	68.3%	$5,948,944	68.9%
2020	1	9,112	4.2	376,326	4.4	158,098	72.4%	$6,325,270	73.3%
2021	2	18,369	8.4	747,435	8.7	176,467	80.8%	$7,072,705	82.0%
2022	0	0	0.0	0	0.0	176,467	80.8%	$7,072,705	82.0%
2023	1	10,440	4.8	375,840	4.4	186,907	85.6%	$7,448,545	86.3%
2024	0	0	0.0	0	0.0	186,907	85.6%	$7,448,545	86.3%
2025	0	0	0.0	0	0.0	186,907	85.6%	$7,448,545	86.3%
2026 & Beyond	2	31,374	14.4	1,179,801	13.7	218,281	100.0%	$8,628,346	100.0%
Total	15	218,281	100.0%	$8,628,346	100.0%

(1)     Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

101 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

55 West 125th Street

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$6,492,190	$6,591,653	$7,003,965	$7,266,630	$8,628,346	$39.53	79.1%
Vacant Income	0	0	0	0	518,000	2.37	4.7
Gross Potential Rent	$6,492,190	$6,591,653	$7,003,965	$7,266,630	$9,146,346	$41.90	83.8%
Total Reimbursements	1,163,115	1,201,580	1,348,296	1,657,218	1,766,948	8.09	16.2
Net Rental Income	$7,655,305	$7,793,233	$8,352,261	$8,923,848	$10,913,294	$50.00	100.0%
(Vacancy/Credit Loss)	(210,765)	0	0	0	(1,124,069)	(5.15)	(10.3)
Other Income	204,447	116,455	124,376	125,734	143,934	0.66	1.3
Effective Gross Income	$7,648,987	$7,909,688	$8,476,637	$9,049,582	$9,933,159	$45.51	91.0%

Total Expenses	$3,438,529	$3,575,164	$3,652,180	$3,653,784	$4,935,874	$22.61	49.7%

Net Operating Income	$4,210,458	$4,334,524	$4,824,456	$5,395,798	$4,997,285	$22.89	50.3%

Total TI/LC, Capex/RR	0	0	0	0	619,997	2.84	6.2

Net Cash Flow	$4,210,458	$4,334,524	$4,824,456	$5,395,798	$4,377,287	$20.05	44.1%

(1)	TTM represents the trailing 12-month period ending on April 30, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	GSA – Social Security Administration has given notice it intends to vacate the property on September 30, 2015. Underwritten Rents in Place include in place rents for the space.

Property Management. The property is managed by CRG Management, LLC, a New York limited liability company. The current management agreement commenced on June 26, 2015, has a one-year term and will automatically renew each year unless otherwise terminated by either party. The management agreement provides for a contractual property management fee of 3.0% of the aggregate gross monthly income, payable on a monthly basis. Additionally, the management agreement provides for a construction supervision fee of 4.0% of the total cost of construction less than or equal to $250,000, 3.0% of the total cost of construction greater than $250,000 and less than or equal to $500,000 and 2.0% of the total cost of construction greater than $500,000. The management fees are subordinate to the liens and interests of the 55 West 125th Street loan.

Escrows and Reserves. At origination, the borrower deposited into escrow $599,818 for outstanding tenant improvements and leasing commissions and $300,910 for free rent reserve.

Tax Escrows - The requirement for the borrower to make monthly deposits into the tax escrow is waived so long as no Cash Sweep Event (as defined below) is continuing.

Insurance Escrows - During the continuance of a Cash Sweep Event, the borrower is required to escrow 1/12 of estimate insurance premiums; however, the requirement for the borrower to make monthly deposits into the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured under an approved blanket policy in accordance with the loan documents.

Replacement Reserves - During the continuance of a Debt Yield Event (as defined below) and/or a Cash Sweep Event, on a monthly basis, the borrower is required to escrow $10,035 (approximately $0.55 per square foot annually) for replacement reserves.

TI/LC Reserves – During the continuance of a Debt Yield Event and/or a Cash Sweep Event, on a monthly basis, the borrower is required to deposit $36,380 (approximately $2.00 per square foot annually) into the TI/LC escrow. The reserve is not subject to a cap.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. Tenant direction letters were required to be sent to all tenants upon the origination of the loan instructing them to deposit all rents and payments directly into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event. During a Cash Sweep Event, all funds in the lockbox account are swept within one business day to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event continuing, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

A “Cash Sweep Event” means the occurrence of: (i) an event of default, (ii) any bankruptcy or insolvency action of the borrower or property manager (unless the manager is replaced within 60 days or (iii) the debt service coverage ratio (calculated in accordance with the loan documents) based on the immediately preceding trailing three month period falls below 1.20x.

A “Debt Yield Event” means any time that the debt yield (as calculated in the loan documents) is less than 8.25%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

102 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

55 West 125th Street

Partial Releases. In the event the property is converted to a condominium structure, the borrower is permitted to release one or more retail units after expiration of the lockout period, upon certain terms and conditions including, without limitation: (i) the partial prepayment of 125% of the allocated loan amount for the unit (the release amount will be the portion of the loan allocable to the applicable unit as determined by the lender at the time of the conversion) plus the yield maintenance premium; (ii) the borrower will continue to have the right to appoint the majority of the members of the condominium association board and control the board; and (iii) after the release, the debt service coverage ratio (calculated based on the trailing 12 months) is equal to or greater than the greater of (a) the product of 2.10 multiplied by a fraction of which (1) the numerator is the sum of the release amounts of all units (including the units to be released), and (2) the denominator is the sum of the then-current outstanding principal amount of the loan, and (b) the debt service coverage ratio immediately preceding the release (including the property being released) based on the trailing 12 months. See “Description of the Mortgaged Properties – Certain Terms and Conditions of the Mortgage Loans – Releases of Individual Mortgaged Properties” in the Free Writing Prospectus.

Permitted Mezzanine Debt. In connection with a permitted sale of the property and assumption of the loan, the loan agreement permits future mezzanine financing secured by the ownership interests in the borrower upon certain terms and conditions which include, without limitation: (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio does not exceed 55.7%, (iii) the debt service coverage ratio, as calculated in the loan documents and including the mezzanine loan, is not less than 1.30x, (iv) the debt yield, as calculated in the loan documents and including the mezzanine loan, is not less than 10.6% and (v) an acceptable intercreditor agreement has been executed.

Subordinate Debt. The sponsor, RREEF Spezial Invest GmbH, has provided a $12,500,000 unsecured loan to the borrower. The parties have entered into a subordination and standstill agreement, which subordinates the unsecured debt to the mortgage loan and restricts the unsecured lender from enforcing its remedies during the term of the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

103 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

College Park Office

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

104 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

College Park Office

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

105 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

College Park Office

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	SMF II	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$46,550,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance:	$46,550,000	Property Type - Subtype:	Office – Suburban
% of Pool by IPB:	3.5%	Net Rentable Area (SF):	357,075
Loan Purpose:	Refinance	Location:	Princeton, NJ
Borrowers:	201 CRA LLC, 300 CRA LLC and	Year Built / Renovated:	Various / N/A
	400 CRA LLC	Occupancy(1):	93.0%
Sponsor:	John Zirinsky	Occupancy Date:	5/1/2015
Interest Rate:	4.63800%	Number of Tenants:	13
Note Date:	6/15/2015	2012 NOI(2)(3):	$4,701,050
Maturity Date:	7/6/2025	2013 NOI(3):	$4,297,361
Interest-only Period:	24 months	2014 NOI(3):	$4,550,603
Original Term:	120 months	TTM NOI (as of 4/2015):	$4,750,691
Original Amortization:	360 months	UW Economic Occupancy:	86.0%
Amortization Type:	IO-Balloon	UW Revenues:	$9,237,019
Call Protection:	L(24),Def(92),O(4)	UW Expenses:	$4,559,826
Lockbox:	CMA	UW NOI:	$4,677,193
Additional Debt:	N/A	UW NCF:	$4,243,702
Additional Debt Balance:	N/A	Appraised Value / Per SF:	$70,300,000 / $197
Additional Debt Type:	N/A	Appraisal Date:	4/14/2015

Escrows and Reserves(4)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$130
Taxes:	$403,763	$100,941	N/A	Maturity Date Loan / SF:	$112
Insurance:	$55,361	$6,151	N/A	Cut-off Date LTV:	66.2%
Replacement Reserves:	$0	$7,817	N/A	Maturity Date LTV:	56.8%
TI/LC:	$2,000,000	Springing	$2,000,000	UW NCF DSCR:	1.48x
Other:	$19,738	Springing	N/A	UW NOI Debt Yield:	10.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$46,550,000	100.0%	Payoff Existing Debt	$43,665,147	93.8%
Sponsor Equity	6,976	0.0	Upfront Reserves	2,478,862	5.3
			Closing Costs	412,968	0.9
Total Sources	$46,556,976	100.0%	Total Uses	$46,556,976	100.0%
(1)	Occupancy includes 11,568 square feet leased to Evotec Inc. Evotec Inc currently occupies 7,394 square feet and has a signed lease to absorb an additional 2,240 square feet commencing in May 2016 and 1,934 square feet commencing in May 2017. Excluding the 4,174 Evotec Inc expansion space, the College Park Office Properties are 91.8% occupied.
(2)	2012 NOI does not include the 201 College Road East property as the property was acquired by the sponsor in 2012.
(3)	2013 and 2014 NOI are lower than 2012 NOI due to two tenants vacating approximately 42,500 square feet at the 303 College Road East property resulting in an approximate $1.0 million loss in base rent and recoveries. The space was re-leased to Dr. Reddy’s Inc., however, Dr. Reddy’s Inc. received free base rent for all of 2014 ($738,000).
(4)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The College Park Office loan has an outstanding principal balance of $46.55 million and is secured by a first mortgage lien on a portfolio of six one- and two-story suburban office properties (the “College Park Office Properties”) totaling 357,075 square feet in Princeton, New Jersey. The loan has a 10-year term and subsequent to a two-year interest-only period, will amortize on a 30-year schedule. The previously existing debt on the 301 College Road East, 303 College Road East, 305 College Road East and 307 College Road East properties was securitized in 2005 as part of the JPMCC 2005-LDP4 transaction.

The Borrowers. The borrowing entities for the College Park Office loan are 201 CRA LLC, 300 CRA LLC and 400 CRA LLC, each a Delaware limited liability company and a special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is John Zirinsky. John Zirinsky has served as the president of National Business Parks since 1990, a company formed by his father Lawrence Zirinsky to operate and manage real estate assets. The Zirinsky portfolio encompasses more than 1.5 million square feet of office, industrial, distribution and other commercial real estate space throughout New Jersey and New York.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

106 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

College Park Office

The Properties. The collateral is comprised of six suburban office properties located at 400 College Road East, 301 College Road East, 303 College Road East, 201 College Road East, 305 College Road East and 307 College Road East in Princeton, New Jersey. The College Park Office Properties were constructed between 1978 and 1980. The College Park Office Properties total 357,075 square feet of gross leasable area and consists of five one-story buildings dedicated to research and development space and one two-story office building. Collectively, the College Park Office Properties include 1,420 parking spaces, resulting in a parking ratio of approximately 4.0 spaces per 1,000 square feet of net rentable area.

Portfolio Summary

Property	Year Built / Year Renovated	Net Rentable Area (SF)	Allocated Cut-off Balance	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
400 College Road East	1978 / N/A	72,184	$10,528,378	$15,900,000	$928,064	21.9%
301 College Road East	1978 / N/A	57,460	8,740,541	13,200,000	928,586	21.9
303 College Road East	1979 / N/A	62,317	8,277,027	12,500,000	739,150	17.4
201 College Road East	1980 / N/A	56,845	7,681,081	11,600,000	683,894	16.1
305 College Road East	1980 / N/A	51,085	5,694,595	8,600,000	667,989	15.7
307 College Road East	1978 / N/A	57,184	5,628,378	8,500,000	296,018	7.0
Total		357,075	$46,550,000	$70,300,000	$4,243,702	100.0%

As of May 1, 2015, the College Park Office Properties were 93.0% occupied by 13 tenants and have had an average occupancy level of 85.8% over the past three years. The largest tenant, Abbott Point of Care Inc., leases 20.2% of the net rentable area through December 2024 and has occupied the space since 2008. Abbott Point of Care Inc. manufactures patient point-of-care testing and diagnostic technology products for hospitals, and ambulatory and urgent care facilities. The company was founded in 1983 and is headquartered at the 400 College Road East property and has a manufacturing facility in Ottawa, Canada. Abbott Point of Care Inc., a subsidiary of Abbott Laboratories, has more than 1,500 global employees and a presence in 84 countries. Abbott Point of Care Inc. accounts for approximately 21.0% of the in-place base rent at the College Park Office Properties. The second largest tenant, Taylor Tech, leases 16.1% of the net rentable area through February 2019 and has occupied the space since 1997. Taylor Tech operates as a contract bioanalytical laboratory. Taylor Tech offers quantitative bioanalytical mass spectrometry services primarily in Phases I-IV of drug development for the pharmaceutical industry. The company was founded in 1992 and is headquartered at the 301 College Road East property. Taylor Tech accounts for approximately 18.7% of the in-place base rent at the College Park Office Properties. The third largest tenant, Gallus Biopharmaceutical, leases 15.9% of the net rentable area through November 2016 and has occupied the space since 1986. Gallus Biopharmaceuticals provides contract services for biopharmaceutical companies for process development and clinical and commercial manufacturing. DPx Holdings, the parent of Patheon Pharma, acquired Gallus Biopharmaceutical in August 2014. Patheon Inc. is a pharmaceutical company, incorporated in Canada with its corporate offices in Durham, North Carolina, that provides contract development and manufacturing services of prescription and over-the-counter pharmaceutical products for approximately 300 pharmaceutical and biotechnology companies. Gallus Biopharmaceutical accounts for approximately 10.8% of the in-place base rent at the College Park Office Properties.

The College Park Office Properties are located in the Princeton North office submarket that, according to the appraisals, has an overall vacancy rate of 14.8% as of the first quarter of 2015. The Princeton North submarket contains an estimated 15,710,858 square feet of office space as of the first quarter of 2015. 2014 population within a three- and five-mile radius of the College Park Office Properties was 40,505 and 107,277, respectively. 2014 median household income within a three- and five- mile radius of the College Park Office Properties was $105,181 and $108,326, respectively. According to the appraisals, the average asking rent in the submarket is $24.13 per square foot. The in-place rent at the property is $23.88 per square foot, which is below market average asking rent according to the appraisals’ conclusions. The appraisals for the 400 College Road East, 301 College Road East, 303 College Road East, 305 College Road East and 307 College Road East properties identified five competitive properties ranging from 78,475 to 180,734 square feet with occupancies ranging from approximately 63.0% to 100.0%. The appraisal for the 201 College Road East property identified five competitive properties ranging from 24,000 to 160,000 square feet with occupancies ranging from approximately 90.0% to 100.0%. According to the appraisals for the 400 College Road East, 303 College Road East, 305 College Road East and 307 College Road East properties, concluded market rent within the competitive sets is $26.00 per square foot. According to the appraisal for the 301 College Road East property, concluded market rent within the competitive sets is $27.00 per square foot. According to the appraisal for the 201 College Road East property, concluded market rent within the competitive sets is $16.00 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

107 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

College Park Office

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
88.7%	81.4%	87.4%	93.0%

(1)	Historical Occupancies are as of December 31 of each respective year.
(2)	Current Occupancy is as of May 1, 2015.

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Abbott Point of Care Inc.(3)	A2 / A+ / A	72,184	20.2%	$25.00	12/31/2024
Taylor Tech	NA / NA / NA	57,460	16.1%	$28.00	2/28/2019
Gallus Biopharmaceutical	Caa1 / B / NA	56,845	15.9%	$16.32	11/30/2016
Bracco(4)	NA / NA / NA	35,027	9.8%	$26.00	11/30/2015
Dr. Reddy’s Inc.	NA / NA / NA	30,785	8.6%	$24.00	12/11/2024
Neostrata	NA / NA / NA	26,222	7.3%	$23.00	1/31/2020
Thermo Fisher	Baa3 / BBB / BBB	12,989	3.6%	$25.00	12/31/2015
Evotec Inc(5)	NA / NA / NA	11,568	3.2%	$25.26	4/30/2020
Princeton Consumer Research	NA / NA / NA	7,852	2.2%	$25.30	9/4/2024
National Business Parks(6)	NA / NA / NA	6,975	2.0%	$25.50	12/31/2028
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Abbott Point of Care Inc. has a one-time option to terminate its lease on July 1, 2021 with 12 months’ notice and payment of a termination fee equal to approximately $409,000.
(4)	Bracco subleases 11,233 square feet to Advaxis Inc. Advaxis Inc. signed a new a direct lease for its existing subleased space plus an additional 7,973 square feet of existing vacant space, totaling 19,206 square feet. The lease commences in December 2015 and is for a seven-year term at an initial base rent of $23.00 per square foot with annual rent increases.
(5)	Evotec Inc currently occupies 7,394 square feet. Evotec Inc has a signed lease to absorb an additional 2,240 square feet commencing in May 2016 and 1,934 square feet commencing in May 2017. Additionally, Evotec Inc has the one-time option to terminate its lease on September 1, 2018 with nine months’ notice and payment of termination fee equal to approximately $76,638.
(6)	National Business Parks is an affiliate of the loan sponsor.

Lease Rollover Schedule(1)

Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	25,162	7.0%	NAP	NAP	25,162	7.0%	NAP	NAP
2015 & MTM	2	48,016	13.4	$1,235,427	15.6%	73,178	20.5%	$1,235,427	15.6%
2016	3	66,818	18.7	1,170,957	14.8	139,996	39.2%	$2,406,384	30.4%
2017	0	0	0.0	0	0.0	139,996	39.2%	$2,406,384	30.4%
2018	0	0	0.0	0	0.0	139,996	39.2%	$2,406,384	30.4%
2019	1	57,460	16.1	1,608,880	20.3	197,456	55.3%	$4,015,264	50.7%
2020	2	37,790	10.6	895,360	11.3	235,246	65.9%	$4,910,624	61.9%
2021	0	0	0.0	0	0.0	235,246	65.9%	$4,910,624	61.9%
2022	0	0	0.0	0	0.0	235,246	65.9%	$4,910,624	61.9%
2023	1	4,033	1.1	96,792	1.2	239,279	67.0%	$5,007,416	63.2%
2024	3	110,821	31.0	2,742,096	34.6	350,100	98.0%	$7,749,512	97.8%
2025	0	0	0.0	0	0.0	350,100	98.0%	$7,749,512	97.8%
2026 & Beyond	1	6,975	2.0	177,863	2.2	357,075	100.0%	$7,927,375	100.0%
Total	13	357,075	100.0%	$7,927,375	100.0%
(1)	Based on the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

108 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

College Park Office

Operating History and Underwritten Net Cash Flow

	2012(1)	2013	2014	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$6,859,690	$6,814,560	$6,782,200	$7,040,304	$7,927,375	$22.20	73.8%
Vacant Income	0	0	0	0	654,212	1.83	6.1
Gross Potential Rent	$6,859,690	$6,814,560	$6,782,200	$7,040,304	$8,581,587	$24.03	79.9%
Total Reimbursements	1,651,462	1,832,238	2,258,969	2,178,068	2,059,868	5.77	19.2
Other Income	284,858	175,101	134,676	136,572	94,285	0.26	0.9
Net Rental Income	$8,796,010	$8,821,899	$9,175,845	$9,354,944	$10,735,740	$30.07	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,498,721)	(4.20)	(14.0)
Effective Gross Income	$8,796,010	$8,821,899	$9,175,845	$9,354,944	$9,237,019	$25.87	86.0%

Total Expenses	$4,094,960	$4,524,538	$4,625,242	$4,604,253	$4,559,826	$12.77	49.4%

Net Operating Income	$4,701,050	$4,297,361	$4,550,603	$4,750,691	$4,677,193	$13.10	50.6%

Total TI/LC, Capex/RR	0	0	0	0	433,491	1.21	4.7

Net Cash Flow	$4,701,050	$4,297,361	$4,550,603	$4,750,691	$4,243,702	$11.88	45.9%

(1)	2012 financials do not include the 201 College Road East property as the property was acquired by the sponsor in 2012.
(2)	TTM column represents the trailing 12-month period ending in April 2015.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Underwritten Rents in Place is higher than TTM Rents in Place due to tenants Evotec Inc. and Princeton Consumer Research signing leases in 2014 for 5.4% of net rentable area and 6.2% ($490,910) of underwritten base rent. Additionally, Neostrata’s rent was underwritten based on its February 2016 rent that represents an increase of $301,553 over the trailing 12-month period ending in January 2016 due to the tenant’s negotiated rent concession.

Property Manager. The property is managed by National Business Parks, Inc., an affiliate of the borrowers.

Escrows and Reserves. At origination, the borrowers deposited approximately $2,000,000 related to future tenant improvements and leasing commissions, $403,763 for real estate taxes, $55,361 for insurance reserves, $16,875 for deferred maintenance and $2,863 for an environmental reserve.

Tax Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated tax payments, which currently equates to $100,941.

Insurance Escrows - On a monthly basis, the borrowers are required to escrow 1/12 of the annual estimated insurance payments, which currently equates to $6,151.

Replacement Reserves - On a monthly basis, the borrowers are required to escrow $7,817 (approximately $0.26 per square foot annually and as recommended in the engineering report) for replacement reserves.

TI/LC Reserves – At origination, $2,000,000 was reserved for future tenant improvements and leasing commissions. On a monthly basis when the reserve is below the cap, the borrowers are required to escrow $29,756 (approximately $1.00 per square foot annually) for TI/LC reserves. The reserve is subject to a cap of $2,000,000 (approximately $5.60 per square foot).

Outstanding TI and Rent Concession Guaranty – The College Park Office loan is structured with an outstanding tenant improvements guaranty (the “Outstanding Tenant Improvements Guaranty”) from John Zirinsky, the loan sponsor, for $2,542,344 to cover outstanding tenant improvement obligations owed to Abbott Point of Care Inc. ($1,772,719) and Dr. Reddy’s Inc. ($769,625). The guaranty may be reduced upon the lender’s receipt of funds from reserves related to the payoff of the prior mortgage financing on the College Park Office Properties in connection with the closing of the mortgaged loan. The loan sponsor’s liability under the guaranty will be reduced as the lender receives evidence from the applicable tenant that tenant improvement obligations have been satisfied. The College Park Office loan is also structured with a rent concession guaranty (the “Rent Concession Guaranty”) from John Zirinsky, the loan sponsor, for $653,284 to cover outstanding rent concessions owed to Abbott Point of Care Inc. ($300,767), Neostrata ($175,918), Evotec Inc ($139,787) and Advaxis Inc. ($36,812). We cannot assure you that the guarantor will satisfy its obligations under the Outstanding Tenant Improvements Guaranty or the Rent Concession Guaranty.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

109 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

College Park Office

Lockbox / Cash Management. The loan is structured with a CMA lockbox and the loan documents require the borrowers to direct all tenants at the College Park Office Properties to deposit all rents directly into a lockbox account. During a Sweep Event Period (as defined below), all funds in the lockbox account will be swept daily to a cash management account under the control of the lender and all excess cash flow after payment of debt service, required reserves and operating expenses will be held as additional collateral for the loan (unless such Sweep Event Period is related to an Abbott Sweep Event (as defined below) Period or a Taylor Tech Sweep Event Period (as defined below), in such case excess cash flow will be reserved for the payment of tenant improvement and leasing commission costs required to re-tenant the space occupied by Abbott Point of Care, Inc. (the “Abbott Reserve”) or Taylor Tech (the “Taylor Tech Reserve”), respectively).

A “Sweep Event Period” means (i) there is an event of default under the loan documents, (ii) debt service coverage ratio based on a trailing 12-month period falls below 1.10x, (iii) an Abbott Sweep Event Period has commenced or (iv) a Taylor Tech Sweep Event Period has commenced. A Sweep Event Period will be cured upon (x) with respect to clause (i), if the event of default has been cured, (y) with respect to clause (ii), if the debt service coverage ratio is at least 1.10x for two consecutive calendar quarters and (z) with respect to clauses (iii) and (iv), upon a cure of the Abbott Sweep Event Period and Taylor Tech Sweep Event Period in accordance with the College Park Office Loan documents.

An “Abbott Sweep Event Period” means that Abbott Point of Care, Inc. (i) is in monetary default or other material default under its lease, which default continues beyond any applicable notice and/or grace period, (ii) terminates, or gives notice to terminate, its lease and the debt service coverage ratio as calculated in the loan documents based on a trailing 12-month period falls below 1.30x, (iii) becomes a debtor in any bankruptcy or other insolvency proceeding or (iv) fails to extend the term of its lease for a period of no less than three years on or prior to December 31, 2023. No Abbott Sweep Event Period will commence or continue if (a) a satisfactory replacement lease for a term of no less than five years, among other leasing criteria as stipulated in the loan documents, is entered into with a replacement tenant or (b) the balance of Abbott Reserve is equal to (x) $1,804,600 through December 31, 2019, and (y) $1,948,968 thereafter.

A “Taylor Tech Sweep Event Period” means, so long as the debt service coverage ratio based on a trailing 12-month period falls below 1.30x, that Taylor Tech (i) is in monetary default or other material default under its lease, which default continues beyond any applicable notice and/or grace period, (ii) terminates, or gives notice to terminate, its lease, (iii) becomes a debtor in any bankruptcy or other insolvency proceeding or (iv) fails to extend the term of its lease for a period of no less than three years on or prior to February 28, 2018. No Taylor Tech Sweep Event Period will commence if (a) a satisfactory replacement lease for a term of no less than five years, among other leasing criteria as stipulated in the loan documents, is entered into with a replacement tenant or (b) the balance of Taylor Tech Reserve is equal to $1,608,880.

Ground Leases. The 301 College Road East property is subject to a ground lease, which is dated August 10, 1978 and expires December 31, 2037. The tenant has two 10-year extension options that when exercised, extend the term of the lease through December 31, 2057. All ground rent has been prepaid through the expiration of the initial term of the ground lease in 2037. The 303 College Road East property is subject to a ground lease, which is dated August 13, 1979 and expires December 31, 2037. The tenant has two 10-year extension options, which when exercised, extend the term of the lease through December 31, 2057. All ground rent has been prepaid through the expiration of the initial term of the ground lease in 2037. The 305 College Road East property and the 307 College Road East property are both subject to a ground lease that is dated April 2, 1980 and expires December 31, 2037. The Each tenant has two 10-year extension options, which when exercised, extend the term of the lease through December 31, 2057. All rent has been prepaid through the expiration of the initial term of the ground lease in 2037. The 400 College Road East property and the 201 College Road East property are held by the borrower through a fee simple interest.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Boulevard Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Boulevard Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Boulevard Square

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Boulevard Square

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$45,500,000	Title:	Fee
Cut-off Date Principal Balance:	$45,500,000	Property Type - Subtype:	Retail - Anchored
% of Pool by IPB:	3.4%	Net Rentable Area (SF):	220,597
Loan Purpose:	Refinance	Location:	Pembroke Pines, FL
Borrower:	CP Pembroke Pines, LLC	Year Built / Renovated:	2000 / N/A
Sponsor:	Robert M. Cornfeld	Occupancy:	88.3%
Interest Rate:	4.32700%	Occupancy Date:	3/31/2015
Note Date:	6/22/2015	Number of Tenants:	34
Maturity Date:	7/1/2025	2012 NOI:	$3,352,125
Interest-only Period:	36 months	2013 NOI:	$3,156,334
Original Term:	120 months	2014 NOI:	$3,247,602
Original Amortization:	360 months	UW Economic Occupancy:	91.2%
Amortization Type:	IO-Balloon	UW Revenues:	$5,251,155
Call Protection:	L(24),Def(93),O(3)	UW Expenses:	$1,803,092
Lockbox:	CMA	UW NOI:	$3,448,062
Additional Debt:	N/A	UW NCF:	$3,256,428
Additional Debt Balance:	N/A	Appraised Value / Per SF(1):	$59,000,000 / $267
Additional Debt Type:	N/A	Appraisal Date:	5/1/2016

Escrows and Reserves(2)				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$206
Taxes:	$647,334	$80,917	N/A	Maturity Date Loan / SF:	$180
Insurance:	$0	Springing	N/A	Cut-off Date LTV(1):	77.1%
Replacement Reserves:	$5,147	$5,147	N/A	Maturity Date LTV(1):	67.2%
TI/LC:	$13,787	$13,787	$827,239	UW NCF DSCR:	1.20x
Other:	$2,500,000	Springing	N/A	UW NOI Debt Yield:	7.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$45,500,000	92.9%	Payoff Existing Debt	$45,000,000	91.9%
Sponsor Equity	3,453,544	7.1	Upfront Reserves	3,166,268	6.5
			Closing Costs	787,276	1.6
Total Sources	$48,953,544	100.0%	Total Uses	$48,953,544	100.0%
(1)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “as-stabilized value” which assumes the anchor space previously vacated by Office Max has been re-leased. The “as-is” value as of April 22, 2015 is $55.3 million, which results in a Cut-off Date LTV and Maturity Date LTV of 82.3% and 71.7%.
(2)	For a full description of Escrows and Reserves, please refer to “Escrows and Reserves” below.

The Loan. The Boulevard Square loan has an outstanding principal balance of $45.5 million and is secured by a first mortgage lien on a 220,597 square foot anchored retail shopping center located in Pembroke Pines, Florida. The loan has a 10-year term and, subsequent to a three-year interest-only period, will amortize on a 30-year schedule.

The Borrower. The borrowing entity for the loan is CP Pembroke Pines, LLC, a Delaware limited liability company and special purpose entity.

The Sponsor. The loan sponsor and nonrecourse carve-out guarantor is Robert M. Cornfeld, a principal of The Cornfeld Group. The Cornfeld Group is a family owned real estate investment and management company that has invested in South Florida for over 40 years. Currently headquartered in Hollywood, Florida, the firm has grown its portfolio to over 45 properties located throughout Florida, the Southern United States and the Midwestern United States.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Boulevard Square

The Property. Boulevard Square is a 220,597 square foot anchored retail shopping center located in Pembroke Pines, Florida. The property was originally developed in 2000 and is comprised of two buildings located on approximately 25.3 acres along Pines Boulevard. Pines Boulevard is a major east-west thoroughfare that provides direct access to Interstate 75 to the west and the Florida Turnpike to the east. The property is shadow anchored by CVS Pharmacy, Bahama Breeze and Boulevard Mini Storage, which are not part of the collateral but share the parking lot with the retail center. The property contains 1,189 parking spaces with an overall parking ratio of 5.39 spaces.

As of March 31, 2015, the property was 88.3% occupied by 34 tenants and anchored by Sports Authority, RossDress for Less, TJ Maxx, You-Fit Health Club and Kirkland’s Home. The largest tenant, Sports Authority, leases 17.0% of the net rentable area through October 2025 and has occupied the space since October 2000. Sports Authority exercised its second extension option in April 2013 and the lease contains three additional five-year extension options. Sports Authority is one of the largest sporting goods and apparel retailers in the United States and is headquartered in Englewood, Colorado. Originally founded in 1928, the company was taken private in May 2006 by private equity firm Leonard Green & Partners, L.P. Sports Authority accounts for approximately 13.7% of the in place base rent at the property. The second largest tenant, RossDress for Less, leases 13.7% of the net rentable area through January 2021 and has occupied the space since August 1999. In August 2014, the tenant exercised its second extension option and the lease contains two additional five-year extension options. RossDress for Less is a publicly traded discount clothing retailer headquartered in Dublin, California. As of January 31, 2015, the company employed approximately 71,400 people across 1,210 locations in 33 states. RossDress for Less accounts for approximately 12.7% of the in place base rent at the property and reported January 2015 trailing 12-month sales of $527 per square foot with an occupancy cost of 2.5%. The reported trailing 12-month sales per square foot compare favorably to the overall chain average of $220 per square foot, per the July 2014 Retail Maxim report. The third largest tenant, TJ Maxx, leases 13.6% of the net rentable area through January 2024 and has occupied the space since August 2000. The tenant exercised its second extension option in August 2013 and the lease contains three additional five-year extension options. TJ Maxx is an American department store selling off-price apparel and home goods. TJ Maxx was founded in 1976 and is currently headquartered in Framingham, Massachusetts. TJ Maxx is a subsidiary of The TJX Companies, Inc. a publicly traded company with 3,395 total stores and approximately 198,000 employees as of January 31, 2015. TJ Maxx accounts for approximately 9.4% of the in place base rent at the property and reported October 2014 trailing 12-month sales of approximately $387 per square foot with an occupancy cost of 2.8%. Other tenants at the property include You-Fit Health Club (11.3% of the net rentable area, lease expiration April 2024, 10.2% of the in-place base rent) and Kirkland’s Home (4.6% of the net rentable area, lease expiration January 2016, 6.3% of the in place base rent).

Boulevard Square is centrally located within Pembroke Pines along Pines Boulevard, approximately 9.7 miles west of downtown Hollywood, Florida. The property is located within the retail corridor of Pembroke Pines and is across the street from Pembroke Lakes Mall, a 1.1 million square foot regional shopping center owned by General Growth Properties. The mall features four anchor tenants, JCPenney, Macy’s, Dillard’s and Sears, and serves as an attraction for the area. Other national retailers with a presence within a three-mile radius include Home Depot, Michaels, Target, Dick’s Sporting Goods and Bed Bath & Beyond. According to the appraisal, the property’s three-mile trade area contained approximately 146,497 people with an average household income of $70,760 as of 2014. As of year-end 2014, the Cooper City/Pembroke Pines/Miramar submarket contained approximately 8.9 million square feet of retail space and a vacancy rate of 6.9%. The appraisal identified five directly competitive retail properties built between 1984 and 2007 and ranging in size from 68,170 square feet to 289,117 square feet. The comparable retail properties reported occupancies ranging from 86.5% to 100.0% with a weighted average occupancy of approximately 94.4%. Average asking rents for the comparable properties range from $24.25 to $28.25 per square foot. Over the next five years, REIS concluded approximately 306,000 square feet of new supply will be delivered in the Cooper City/Pembroke Pines/Miramar submarket.

Historical and Current Occupancy(1)
2012	2013	2014	Current(2)
93.9%	86.5%	90.9%	88.3%
(1) Historical Occupancies are as of December 31 of each respective year.
(2) Current Occupancy is as of March 31, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Boulevard Square

Tenant Summary(1)
Tenant	Ratings(2) Moody’s / S&P/ Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Sales PSF	Occupancy Costs(3)	Lease Expiration Date
Sports Authority	NA / NA / NA	37,413	17.0%	$13.00	NAV	NAV	10/31/2025
RossDress for Less(3)	A3 / A- / NA	30,137	13.7%	$15.00	$527.00	2.5%	1/31/2021
TJ Maxx(4)	A3 / A+ / NA	29,980	13.6%	$11.15	$387.48	2.8%	1/31/2024
You-Fit Health Club	NA / NA / NA	24,970	11.3%	$14.50	NAV	NAV	4/30/2024
Kirkland’s Home(3)	NA / NA / NA	10,115	4.6%	$22.00	$229.60	9.6%	1/31/2016
America’s Best Contacts	NA / NA / NA	6,517	3.0%	$17.70	NAV	NAV	4/30/2024
The Avenue(5)	NA / NA / NA	5,336	2.4%	$25.00	$171.89	14.5%	1/31/2020
Pembroke Pines MRI	NA / NA / NA	5,087	2.3%	$33.00	NAV	NAV	3/31/2016
Denny’s(5)	NA / NA / NA	3,913	1.8%	$24.20	$422.24	5.2%	7/31/2020
Vitamin Shoppe(6)	NA / NA / NA	3,696	1.7%	$35.69	$632.47	5.5%	10/31/2016
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs for RossDress for Less and Kirkland’s Home are presented as of the trailing 12-month period ended January 2015.
(4)	Sales PSF and Occupancy Costs for TJ Maxx are presented as of the trailing 12-month period ended October 2014.
(5)	Sales PSF and Occupancy Costs for The Avenue and Denny’s are presented as of the trailing 12-month period ended December 2014.
(6)	Sales PSF and Occupancy Costs for Vitamin Shoppe are presented as of the trailing 12-month period ended March 2015.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	25,843	11.7%	NAP	NAP	25,843	11.7%	NAP	NAP
2015 & MTM	6	10,235	4.6%	$261,424	7.4%	36,078	16.4%	$261,424	7.4%
2016	9	26,393	12.0%	718,174	20.2%	62,471	28.3%	$979,598	27.6%
2017	1	1,221	0.6%	28,303	0.8%	63,692	28.9%	$1,007,901	28.4%
2018	5	10,998	5.0%	358,253	10.1%	74,690	33.9%	$1,366,154	38.4%
2019	1	1,200	0.5%	34,608	1.0%	75,890	34.4%	$1,400,762	39.4%
2020	4	11,677	5.3%	290,142	8.2%	87,567	39.7%	$1,690,903	47.6%
2021	3	32,354	14.7%	512,413	14.4%	119,921	54.4%	$2,203,317	62.0%
2022	1	1,796	0.8%	52,084	1.5%	121,717	55.2%	$2,255,401	63.5%
2023	0	0	0.0%	0	0.0%	121,717	55.2%	$2,255,401	63.5%
2024	3	61,467	27.9%	811,693	22.8%	183,184	83.0%	$3,067,094	86.3%
2025 & Beyond	1	37,413	17.0%	486,369	13.7%	220,597	100.0%	$3,553,463	100.0%
Total	34	220,597	100.0%	$3,553,463	100.0%
(1)	Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	Underwritten	Per Square Foot	%(1)
Rents in Place	$3,372,686	$3,321,399	$3,469,159	$3,553,463	$16.11	61.7%
Vacant Income	0	0	0	505,599	2.29	8.8%
Gross Potential Rent	$3,372,686	$3,321,399	$3,469,159	$4,059,061	$18.40	70.5%
Total Reimbursements	2,091,191	2,159,383	2,291,049	1,697,692	7.70	29.5%
Net Rental Income	$5,463,877	$5,480,782	$5,760,208	$5,756,753	$26.10	100.0%
(Vacancy/Credit Loss)	(399,582)	(607,699)	(732,682)	(505,599)	(2.29)	(8.8)--
Other Income	0	0	0	0	0.00	0.0%
Effective Gross Income	$5,064,295	$4,873,083	$5,027,526	$5,251,155	$23.80	91.2%

Total Expenses	$1,712,170	$1,716,749	$1,779,924	$1,803,092	$8.17	34.3%

Net Operating Income	$3,352,125	$3,156,334	$3,247,602	$3,448,062	$15.63	65.7%

Total TI/LC, Capex/RR	0	0	0	191,634	0.87	3.6%
Net Cash Flow	$3,352,125	$3,156,334	$3,247,602	$3,256,428	$14.76	62.0%
(1)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.

Property Management. The property is managed by Select Strategies-Brokerage, Florida Division, LLC (“Select Strategies”). The current management agreement has an initial term expiring in November 2016 with two remaining renewals of two years each. Select Strategies is entitled to a base management fee of 4.0% of gross revenues. The management fees are subordinate to the liens and interest of the Boulevard Square mortgage loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Boulevard Square

Escrows and Reserves. At origination, the borrower was required to deposit into escrow $2.5 million for the specified anchor tenant reserve fund, $647,334 for real estate taxes, $13,787 for future tenant improvements and leasing commissions and $5,147 for replacement reserves.

Tax Escrows - On a monthly basis, the borrower is required to escrow 1/12 of the annual estimated tax payments, which currently equates to $80,917.

Insurance Escrows - The requirement for the borrower to make monthly deposits to the insurance escrow is waived so long as no event of default exists and the borrower provides satisfactory evidence that the property is insured as part of a blanket policy in accordance with the loan documents.

Replacement Reserves - On a monthly basis, the borrower is required to escrow $5,147 (approximately $0.28 per square foot annually) for replacement reserves.

TI/LC Reserves - On a monthly basis, the borrower is required to deposit $13,787 (approximately $0.75 per square foot annually) on a monthly basis into the TI/LC escrow. The reserve is subject to a cap of $827,239 ($3.75 per square foot).

Specific Anchor Tenant Reserve – At origination of the loan, $2,500,000 was reserved as additional security for the loan pending the leasing of the currently vacant anchor space, previously occupied by Office Max. Upon execution of one or more anchor leases pursuant to the terms more fully described in the loan agreement, the funds are required to be released to the borrower on a pro rata basis for the space occupied less TI/LC, free rent or gap rent negotiated as part of the new lease.

Anchor Tenant Rollover Reserve - Upon the occurrence of an Anchor Tenant Trigger (as defined below), all excess cash flow after payment of debt service, required reserves and operating expenses is required to be deposited into a reserve for tenant improvements and leasing commissions related to the anchor tenant vacant space.

Lockbox / Cash Management. The loan is structured with a CMA lockbox. Tenant direction letters were required to be sent to all tenants upon the origination of the loan instructing them to deposit all rents and payments into the lockbox account controlled by the lender. The funds are then returned to an account controlled by the borrower until the occurrence of a Cash Sweep Event (as defined below). During a Cash Sweep Event, all funds in the lockbox account are swept within one business day to a segregated cash management account under the control of the lender. To the extent there is a Cash Sweep Event continuing, all excess cash flow after payment of the mortgage debt service, required reserves and operating expenses will be held as additional collateral for the loan. The lender has a first priority security interest in the cash management account.

An “Anchor Tenant Trigger” means occurrence of any of the following: (a) Kirkland’s Home (or any other tenant that exceeds 23,000 square feet) does not renew its respective lease prior to the notice deadline for renewal in the lease, (b) any such tenant “goes dark”, ceases to be open for business, vacates or abandons its respective premises or (c) any such tenant becomes subject to a bankruptcy or insolvency action.

A “Cash Sweep Event” means the occurrence of: (a) an event of default, (b) any bankruptcy or insolvency action of the borrower or the property manager, (c) the debt service coverage ratio (calculated in accordance with the loan documents) based on the immediately preceding trailing three month period falls below 1.10x or (d) an Anchor Tenant Trigger.

Permitted Mezzanine Debt. The loan agreement permits certain direct and indirect owners of the borrower to obtain a mezzanine loan (or a refinancing of a mezzanine loan) secured by the ownership interests in the borrower upon certain terms and conditions set forth in the loan agreement, which include, without limitation: (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio of the property does not exceed 80.0%, (iii) the debt service coverage ratio, as calculated in the loan documents and including the mezzanine loan, is not less than 1.25x, (iv) the aggregate debt yield, as calculated in the loan documents and including the mezzanine loan, is not less than 9.5%, (v) an acceptable intercreditor agreement has been executed and (vi) the subordinate mezzanine loan is subject to a rating agency confirmation.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Scottsdale Quarter

Mortgage Loan Information		Property Information
Mortgage Loan Seller(1):	JPMCB	Single Asset / Portfolio:	Single Asset
Credit Assessment		Title:	Fee
(Moody’s / DBRS / KBRA)(2) :	Baa1 / BBB (high) / A-	Property Type - Subtype:	Mixed Use - Retail/Office
Original Principal Balance(1):	$42,000,000	Net Rentable Area (SF):	541,971
Cut-off Date Principal Balance(1):	$42,000,000	Location:	Scottsdale, AZ
% of Pool by IPB:	3.2%	Year Built / Renovated:	2009-2010 / N/A
Loan Purpose:	Recapitalization	Occupancy:	95.6%
Borrower:	SDQ Fee, LLC	Occupancy Date:	4/30/2015
Sponsors:	WP Glimcher and O’Connor	Number of Tenants:	93
	Capital Partners	2012 NOI(3):	$8,003,947
Interest Rate:	3.53000%	2013 NOI(3):	$10,850,638
Note Date:	5/20/2015	2014 NOI(3):	$12,493,190
Maturity Date:	6/1/2025	TTM NOI (as of 4/2015)(4):	$12,830,119
Interest-only Period:	120 months	UW Economic Occupancy:	96.0%
Original Term:	120 months	UW Revenues:	$23,467,592
Original Amortization:	None	UW Expenses:	$8,794,201
Amortization Type:	Interest Only	UW NOI(4):	$14,673,391
Call Protection(5):	L(25),Def(91),O(4)	UW NCF:	$13,640,405
Lockbox:	CMA	Appraised Value / Per SF:	$351,000,000 / $648
Additional Debt(1):	Yes	Appraisal Date:	4/8/2015
Additional Debt Balance(1):	$53,000,000 / $70,000,000
Additional Debt Type(1):	Pari Passu / Subordinate Debt

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap		Pari Passu Debt	Whole Loan
Taxes:	$0	Springing	N/A	Cut-off Date Loan / SF:	$175	$304
Insurance:	$0	Springing	N/A	Maturity Date Loan / SF:	$175	$304
Replacement Reserves:	$0	Springing	$216,788	Cut-off Date LTV:	27.1%	47.0%
TI/LC:	$0	Springing	$1,896,899	Maturity Date LTV:	27.1%	47.0%
Other(6):	$2,385,433	$0	N/A	UW NCF DSCR:	4.00x	2.30x
				UW NOI Debt Yield:	15.4%	8.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$165,000,000	82.8%	Payoff Existing Debt	$195,619,609	98.2%
Sponsor Equity	34,169,602	17.2	Upfront Reserves	2,385,433	1.2
			Closing Costs	1,164,560	0.6
Total Sources	$199,169,602	100.0%	Total Uses	$199,169,602	100.0%
(1)	Scottsdale Quarter is part of a loan, co-originated by JPMCB and German American Capital Corporation, which is comprised of (i) the Scottsdale Quarter Mortgage Loan with an aggregate original principal balance of $42.0 million, (ii) the Scottsdale Quarter Pari Passu Companion Loans (comprised in the aggregate of three pari passu notes with an aggregate original principal balance of approximately $53.0 million) and (iii) the Scottsdale Quarter Subordinate Companion Loans (each comprised of two pari passu notes, with an aggregate original principal balance of $13.0 million and $57.0 million, respectively). The Financial Information presented in the chart above reflects the $95.0 million aggregate Cut-off Date balance of the Scottsdale Quarter Mortgage Loan and the Scottsdale Quarter Pari Passu Companion Loans and the Cut-off Date balance of the $165.0 million Scottsdale Quarter Whole Loan.
(2)	Moody’s, DBRS and Kroll have confirmed that the mortgage loan has, in the context of its inclusion in the mortgage pool, credit characteristics consistent with an investment grade obligation.
(3)	NOI growth from 2012 through 2014 can be attributed to increased leasing at the property as occupancy grew from 88.0% to 94.7%.
(4)	UW NOI is higher than TTM NOI due to contractual rent steps through May 2016 and percentage in lieu tenants, which include Express, Ludvic Art Exhibit, Paper Source and Kendra Scott Jewelry, accounting for a total of $469,048.
(5)	The lockout period will be at least 25 payments beginning with and including the first payment date of July 1, 2015. Defeasance of the full $165.0 million Scottsdale Quarter Whole Loan is permitted two years from the closing date of the securitization that includes the last pari passu note to be securitized.
(6)	At origination, the borrower deposited into escrow $2,256,941 for tenant improvements and leasing commissions and $128,492 for free rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Scottsdale Quarter

The Loan. The Scottsdale Quarter whole loan is secured by a first mortgage lien on a 541,971 square foot mixed-use retail and office center in Scottsdale, Arizona. The Scottsdale Quarter loan is evidenced by one non-controlling pari passu note with an aggregate outstanding principal balance as of the Cut-off Date of $42.0 million (the “Scottsdale Quarter Mortgage Loan”), and represents a portion of a fixed rate loan in the aggregate principal balance of $165.0 million (the “Scottsdale Quarter Whole Loan”), which was co-originated by JPMCB and German American Capital Corporation. The Scottsdale Quarter Whole Loan also includes two pari passu companion loans, each of which is pari passu with respect to the Scottsdale Quarter Mortgage Loan (such companion loans being comprised in the aggregate of three pari passu notes) with an aggregate outstanding principal balance as of the Cut-off Date of approximately $53.0 million (the “Scottsdale Quarter Pari Passu Companion Loans”) and two subordinate companion loans (each comprised of two pari passu notes) with an aggregate outstanding principal balance as of the Cut-off Date of approximately $70.0 million (the “Scottsdale Quarter Subordinate Companion Loans” and, together with the Scottsdale Quarter Pari Passu Companion Loans, the “Scottsdale Quarter Companion Loans”). The Scottsdale Quarter Companion Loans are not included in the JPMBB 2015-C30 Trust. The Scottsdale Quarter Mortgage Loan and the related Scottsdale Quarter Pari Passu Companion Loans are pari passu in right of payment with each other and are generally senior in right of payment to the Scottsdale Quarter Subordinate Companion Loans as and to the extent described in “Description of the Mortgage Pool—The Whole Loans—The Scottsdale Quarter Whole Loan” in the Free Writing Prospectus. The Scottsdale Quarter Companion Loans (other than one of the Scottsdale Quarter Pari Passu Companion Loans) are being contributed to a private CMBS securitization that governs the servicing and administration of the Scottsdale Quarter Whole Loan. The remaining Scottsdale Quarter Pari Passu Companion Loan is expected to be included in a separate securitization in the future. The holder of the Scottsdale Quarter Companion Loans (the “Controlling Noteholder”) will be the trustee (the “Scottsdale Quarter Trustee”) under the trust and servicing agreement (the “Scottsdale Quarter Trust and Servicing Agreement”) entered into in connection with such private CMBS securitization. The Scottsdale Quarter Trustee (or, prior to the occurrence and continuance of a control event under the Scottsdale Quarter Trust and Servicing Agreement, the directing certificate-holder under the Scottsdale Quarter Trust and Servicing Agreement) will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the Scottsdale Quarter Whole Loan. The Scottsdale Quarter Whole Loan has a 10-year term and will be interest-only for the term of the loan.

The Borrower. The borrowing entity for the Scottsdale Quarter Whole Loan is SDQ Fee, LLC, a Delaware limited liability company and special purpose entity.

The Sponsors. The loan sponsors are WP Glimcher and O’Connor Capital Partners. The nonrecourse carve-out guarantor is Washington Prime Group. L.P. (“Washington Prime Group”). Founded in May 2014, Washington Prime Group is a recent spinoff of Simon Property Group. The company combined a national real estate portfolio with an investment-grade balance sheet and was created to leverage its expertise across the entire shopping center sector to increase cash flow through management of existing assets as well as select development and acquisitions of new assets with franchise value. In 2015, Washington Prime Group merged with Glimcher Realty Trust to create WP Glimcher, a premier real estate investment trust. Originally formed in 1971, O’Connor Capital Partners has sponsored a range of multi-strategy, real estate private equity funds. To date, its funds have invested over $2.5 billion in equity in over $15 billion of real estate transactions across the United States, Mexico, Europe, Argentina and Japan.

The Property. Scottsdale Quarter is a mixed-use retail and Class A office center located at 15037 North Scottsdale Road in Scottsdale, Arizona. Situated on a 14.5-acre site, the property was constructed in 2009 and 2010. The nine-building, four-story property totals 541,971 square feet of gross leasable area and consists of retail space (59.3% of the net rentable area), office space (32.5% of the net rentable area) and theater space (8.2% of the net rentable area). Scottsdale Quarter contains 2,379 surface and garage parking spaces with a parking ratio of approximately 4.39 spaces per 1,000 square feet. The property was developed in two phases by an affiliate of WP Glimcher, with Phase I opening in March 2009 and Phase II opening in October 2010. The property is currently undergoing Phase III of construction and will feature new residential, office, hotel and retail square footage expected to be finalized by the end of 2015, which is not part of the collateral. According to the loan sponsors, approximately $1.9 million has been invested in the property since 2012, including painting, landscaping upgrades, lighting and décor. The sponsors plan to invest approximately $700,000 in 2015 for additional upgrades including lighting, carpet, paint, tile and security cameras in certain areas of the property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

121 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Scottsdale Quarter

As of April 30, 2015, the property was 95.6% leased by 93 tenants. The largest tenant at the property, Starwood Hotels & Resorts, which has been a tenant since April 2011, currently leases 12.5% of the net rentable area through February 2027 and has two five-year extension options. Starwood Hotels & Resorts (NASDAQ: HOT, Moody’s: Baa2, S&P: BBB, Fitch: BBB), together with its subsidiaries, operates as a hotel and leisure company worldwide. The company owns, operates, and franchises luxury and upscale full-service hotels, resorts, residences, retreats, select-service hotels, and extended stay hotels under the St. Regis, The Luxury Collection, W, Westin, Le Méridien, Sheraton, Four Points, Aloft, and Element brand names. As of 2014, the tenant operated approximately 1,200 properties in some 100 countries. The second largest tenant, iPic Theaters, which has been a tenant since December 2010, currently leases 8.2% of the net rentable area through December 2025 and has four, five-year extension options. iPic Theaters is a developer and operator of entertainment destinations, operating venues that include premium movie theaters, restaurants and stylized bowling centers. The tenant operates 11 theaters in Arizona, California, Illinois, Maryland, Texas, Washington and Wisconsin. The third largest tenant, H&M, which has been a tenant since November 2009, currently leases 4.5% of the net rentable area through January 2020. H&M is a Swedish multinational retail-clothing company known for its fast-fashion clothing for men, women, teenagers and children.

The Market. Scottsdale Quarter is located in the area known as Scottsdale Airpark, approximately 20 miles northeast of the Phoenix central business district. Regional access to the area is primarily provided by Arizona State Route 101 and Interstate 17. Per the appraisal, the trade area consisting of a five-mile radius contains an estimated 190,230 people with an average household income of $109,394 as of 2014. According to the appraisal, as of the fourth quarter of 2014, the North Scottsdale/Paradise Valley retail submarket contained approximately 12.2 million square feet of existing supply and maintained an overall vacancy rate of 9.3% with asking rents of $24.74 per square foot. According to the appraisal, as of the fourth quarter of 2014, the North Phoenix office submarket contained approximately 2.0 million square feet of existing supply and maintained an overall vacancy rate of 31.0% with Class A asking rents of $24.50 per square foot. The appraisal identified four shopping centers that are directly competitive with Scottsdale Quarter. The properties range from approximately 248,890 to approximately 2.3 million square feet and range from 95.0% to 99.0% occupied. The weighted average occupancy of the group is 96.6% and the weighted average in-line rental rate ranges between $39.31 and $55.66 per square foot.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent	Base Rent PSF	Sales PSF(3)	Occupancy Costs(3)	Lease Expiration Date
Starwood Hotels & Resorts(4)	Baa2 / BBB / BBB	67,627	12.5%	$1,709,662	$25.28	NAV	NAV	2/28/2027
iPic Theaters(5)	NA / NA / NA	44,416	8.2%	$1,177,024	$26.50	$1,058,096	17.0%	12/31/2025
H&M	NA / NA / NA	24,310	4.5%	$893,883	$36.77	$223	17.6%	1/31/2020
Restoration Hardware(6)	NA / NA / NA	22,405	4.1%	$1,015,944	$45.34	$906	5.8%	1/31/2028
Maracay Homes(7)	B1 / B+ / NA	19,066	3.5%	$529,916	$27.79	NAV	NAV	6/30/2022
Nike	A1 / AA- / AA	18,426	3.4%	$515,928	$28.00	$363	7.3%	1/31/2021
iCrossing(8)	NA / NA / NA	17,904	3.3%	$545,844	$30.49	NAV	NAV	11/30/2020
Superior Home Service(9)	NA / NA / NA	17,629	3.3%	$537,341	$30.48	NAV	NAV	1/31/2021
Pottery Barn	NA / NA / NA	15,624	2.9%	$622,031	$39.81	$452	10.4%	1/31/2022
West Elm	NA / NA / NA	15,116	2.8%	$570,000	$37.71	$251	15.0%	4/30/2021
(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	Sales PSF and Occupancy Costs represent sales for the twelve-month period ending April 30, 2015.
(4)	Starwood Hotels & Resorts has the option to terminate its lease beginning March 1, 2023 with 12 months’ prior notice and payment of a termination fee equal to 12 months rent plus the unamortized portion of tenant improvements allowance and brokerage commissions paid by landlord in connection with the lease.
(5)	iPic Theaters Sales PSF is shown on a per screen basis and has eight total screens.
(6)	Restoration Hardware has the option to terminate its lease beginning November 1, 2016 and expiring November 30, 2017, with two months’ prior notice and payment of a termination fee equal to the unamortized portion of tenant improvements allowance paid by landlord in connection with the lease.
(7)	Maracay Homes has the option to terminate its lease beginning June 1, 2019 with nine months’ prior notice and payment of a termination fee equal to 12 months rent plus the unamortized portion of tenant improvements allowance and brokerage commissions paid by landlord in connection with the lease.
(8)	iCrossing has the option to terminate its lease beginning May 1, 2015 with 12 months’ prior notice and payment of a termination fee equal to the unamortized portion of tenant improvements allowance and brokerage commissions paid by landlord in connection with the lease.
(9)	Superior Home Service has the option to terminate its lease beginning June 1, 2015 with nine months’ prior notice and payment of a termination fee equal to the unamortized portion of tenant improvements allowance and brokerage commissions paid by landlord in connection with the lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Scottsdale Quarter

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring(2)	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	24,042	4.4%	NAP	NAP	24,042	4.4%	NAP	NAP
2015 & MTM	2	4,375	0.8	$46,622	0.3%	28,417	5.2%	$46,622	0.3%
2016	3	6,576	1.2	189,627	1.0	34,993	6.5%	$236,249	1.3%
2017	3	5,634	1.0	145,239	0.8	40,627	7.5%	$381,488	2.1%
2018	9	34,767	6.4	1,146,431	6.3	75,394	13.9%	$1,527,919	8.3%
2019	7	17,960	3.3	1,091,950	6.0	93,354	17.2%	$2,619,869	14.3%
2020	11	64,258	11.9	2,409,268	13.2	157,612	29.1%	$5,029,137	27.5%
2021	18	92,702	17.1	3,530,942	19.3	250,314	46.2%	$8,560,079	46.8%
2022	15	76,935	14.2	2,713,750	14.8	327,249	60.4%	$11,273,830	61.6%
2023	5	16,325	3.0	577,642	3.2	343,574	63.4%	$11,851,472	64.8%
2024	5	18,875	3.5	684,117	3.7	362,449	66.9%	$12,535,589	68.5%
2025	7	67,602	12.5	2,000,641	10.9	430,051	79.3%	$14,536,230	79.4%
2026 & Beyond	8	111,920	20.7	3,765,864	20.6	541,971	100.0%	$18,302,094	100.0%
Total	93	541,971	100.0%	$18,302,094	100.0%
(1)	Based on the underwritten rent roll.
(2)	Base Rent Expiring includes percentage in lieu tenants, which include Express, Ludvic Art Exhibit, Paper Source and Kendra Scott Jewelry, accounting for a total of $469,048.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$12,375,671	$15,109,214	$16,531,758	$16,952,372	$18,302,094	$33.77	77.4%
Vacant Income	0	0	0	0	919,432	1.70%	3.9%
Gross Potential Rent	$12,375,671	$15,109,214	$16,531,758	$16,952,372	$19,221,526	$35.47	81.3%
Total Reimbursements	2,463,954	3,228,713	3,682,429	3,583,412	4,424,277	8.16%	18.7%
Net Rental Income	$14,839,625	$18,337,927	$20,214,187	$20,535,784	$23,645,803	$43.63%	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(919,432)	(1.70)	(3.9)
Other Income(4)	770,970	528,144	664,309	707,371	741,221	1.37	3.1
Effective Gross Income	$15,610,595	$18,866,070	$20,878,496	$21,243,155	$23,467,592	$43.30%	99.2%%

Total Expenses	$7,606,648	$8,015,432	$8,385,306	$8,413,036	$8,794,201	$16.23	37.5%

Net Operating Income	$8,003,947	$10,850,638	$12,493,190	$12,830,119	$14,673,391	$27.07	62.5%

Total TI/LC, Capex/RR	0	0	0	0	1,032,986	1.91	4.4
							%
Net Cash Flow	$8,003,947	$10,850,638	$12,493,190	$12,830,119	$13,640,405	$25.17	58.1%

Occupancy(5)	88.0%	93.2%	94.7%	95.6%	96.0%
(1)	TTM column is based on the trailing 12 month period ending on April 30, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The Rents in Place increase from 2012 to 2014 is primarily due to occupancy rising from 88.0% to 94.7%. Underwritten Rents in Place include rent steps through May 2016 and percentage in lieu tenants, which include Express, Ludvic Art Exhibit, Paper Source and Kendra Scott Jewelry, accounting for a total of $469,048.
(4)	Other Income consists primarily of overage rent, temporary tenant income and sponsorship, marketing, compactor pad and gift card income.
(5)	Historical Occupancies are as of January 31, 2013 for 2012, January 31, 2014 for 2013 and December 31, 2014. TTM Occupancy is the most current occupancy as of April 30, 2015. Underwritten Occupancy represents economic occupancy.

Property Management. The property is managed by WPG Management Associates, Inc., an Indiana corporation and an affiliate of the sponsors. The current management agreement commenced on May 20, 2015, has a two-year term and will automatically renew each year unless otherwise terminated by either party. The management agreement provides for a contractual management fee of 3.0% of the gross rental income, payable on a monthly basis. The management fees related to the Scottsdale Quarter property are subordinate to the liens and interests of the Scottsdale Quarter loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Scottsdale Quarter

Permitted Mezzanine Debt. The loan agreement permits certain direct and indirect owners of the borrower to obtain a mezzanine loan (or a refinancing of a mezzanine loan) secured by the ownership interests in the borrower upon certain terms and conditions set forth in the loan agreement, which include, without limitation: (i) the loan-to-value ratio of the property (including the mezzanine loan) does not exceed 44.7%; (ii) the debt service coverage ratio, as calculated in the loan documents and including the mezzanine loan, is not less than 2.48x; (iii) the debt yield, as calculated in the loan documents and including the mezzanine loan, is not less than 8.96%; (iv) the lenders enter into an acceptable intercreditor agreement and (vii) the subordinate mezzanine loan is subject to rating agency confirmation. In addition, the loan agreement permits the pledge of direct or indirect equity interests in the borrower to secure a corporate or parent level credit facility from one or more financial institutions involving multiple underlying real estate assets, and there is no requirement for an intercreditor agreement in connection with such pledges.

Releases of Collateral. The borrower is permitted to make transfers of non-income producing portions of the property to third parties or affiliates in accordance with certain terms and conditions set forth in the loan documents.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

[THIS PAGE INTENTIONALLY LEFT BLANK]

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

125 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

One City Centre

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance(1):	$40,000,000	Title:	Fee
Cut-off Date Principal Balance(1):	$40,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	3.0%	Net Rentable Area (SF):	602,122
Loan Purpose:	Refinance	Location:	Houston, TX
Borrower:	BRI 1850 Houston OCC, LLC	Year Built / Renovated:	1961 / 2010
Sponsor:	Accesso Partners, LLC	Occupancy:	82.6%
Interest Rate:	3.95000%	Occupancy Date:	2/28/2015
Note Date:	3/25/2015	Number of Tenants:	18
Maturity Date:	4/1/2025	2012 NOI(3):	$7,911,764
Interest-only Period:	120 months	2013 NOI:	$9,740,131
Original Term:	120 months	2014 NOI:	$9,107,191
Original Amortization:	None	TTM NOI (as of 2/2015):	$9,377,052
Amortization Type:	Interest Only	UW Economic Occupancy:	81.6%
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Revenues:	$19,305,498
Lockbox:	Hard	UW Expenses:	$10,216,109
Additional Debt:	Yes	UW NOI:	$9,089,389
Additional Debt Balance:	$60,000,000	UW NCF:	$8,176,746
Additional Debt Type:	Pari Passu	Appraised Value / Per SF:	$162,000,000 / $269
		Appraisal Date:	2/20/2015

Escrows and Reserves				Financial Information(1)
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$166
Taxes:	$954,924	$318,308	N/A	Maturity Date Loan / SF:	$166
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	61.7%
Replacement Reserves:	$10,036	$10,036	N/A	Maturity Date LTV:	61.7%
TI/LC:	$62,500	$62,500	$2,250,000	UW NCF DSCR:	2.04x
Other(4):	$6,625,904	Springing	$1,500,000	UW NOI Debt Yield:	9.1%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan(1)	$100,000,000	100.0%	Payoff Existing Debt	$70,840,321	70.8%
			Return of Equity	20,382,129	20.4
			Upfront Reserves	7,653,364	7.7
			Closing Costs	1,124,186	1.1
Total Sources	$100,000,000	100.0%	Total Uses	$100,000,000	100.0%

(1)	One City Centre is part of a loan evidenced by two pari passu notes with an aggregate original principal balance of $100.0 million. The Financial Information presented in the chart above reflects the Cut-off Date balance of the $100.0 million One City Centre Whole Loan.

(2)	Occupancy does not include a 21,103 square foot space for which Waste Management has notified the borrower of its plans to vacate at the end of December 2015.

(3)	2012 NOI represents annualized Q4 figures, as the property was acquired in September 2012.

(4)	The Initial Other Escrows and Reserves includes a $4,000,000 reserve for Energy XXI, $2,104,333 for outstanding tenant improvements and leasing commissions, a free rent reserve in the amount of $361,070 and $160,501 for deferred maintenance.

The Loan. The One City Centre loan is secured by a first mortgage lien on a 29-story, 602,122 square foot office building located in Houston, Texas. The whole loan has an outstanding principal balance as of the Cut-off Date of $100.0 million (the “One City Centre Whole Loan”), and is comprised of two pari passu notes, Note A-1 and Note A-2. Note A-2, with an outstanding principal balance as of the Cut-off Date of $40.0 million, is being contributed to the JPMBB 2015-C30 Trust. Note A-1 has an outstanding principal balance as of the Cut-off Date of $60.0 million and was contributed to the JPMBB 2015-C29 trust. The holder of Note A-1 (the “Controlling Noteholder”) is the trustee of the JPMBB 2015-C29 trust. The trustee of the JPMBB 2015-C29 trust (or, prior to the occurrence and continuance of a control event under the related pooling and servicing agreement, the directing certificateholder), will be entitled to exercise all of the rights of the Controlling Noteholder with respect to the One City Centre Whole Loan; however, the holder of Note A-2 will be entitled, under certain circumstances, to be consulted with respect to certain major decisions. The One City Centre Whole Loan has a 10-year term and will be interest-only for the entire term of the loan. The previously existing debt was securitized in 2005 as part of the GCCFC 2005-GG5 transaction.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

One City Centre

The Sponsor. The loan sponsor is Accesso Partners, LLC (“Accesso”). The nonrecourse carve-out guarantors are Dalet Investment Properties (US), LLLP and Dalet Investment Properties, LLLP, both Florida limited liability limited partnerships and affiliates of the loan sponsor. Accesso, is a real estate investment and property development group based in Hallandale Beach, Florida, with additional offices in Houston, Texas, Dallas, Texas, Atlanta, Georgia and Minneapolis, Minnesota. Accesso was established in 2003 and has sponsored six closed-end real estate funds and separate accounts with aggregate capital raised of approximately $500.0 million. Through these funds Accesso has acquired over $1.0 billion worth of commercial and residential real estate. Accesso currently has a commercial real estate portfolio that includes 38 assets totaling more than of 8.5 million square feet of office, retail, and industrial properties located throughout Texas, Pennsylvania, Florida, North Carolina and the Midwest. Accesso has 11 assets that are located in the Houston market totaling 2.7 million square feet and approximately $416.0 million of total capital.

Accesso acquired the property in 2012 from Behringer Harvard for approximately $131.0 million and assumed the existing debt on the property in order to avoid an estimated prepayment penalty of over $10.0 million. The sponsor is utilizing the loan proceeds to pay off the existing assumed debt. Prior to the acquisition, the property underwent substantial renovations from 2008-2010, including completely renovated common areas and lobby, new mechanicals, upgrades to the exterior and an elevator modernization.

The Property. One City Centre is a LEED Gold-certified Class A office building located at 1021 Main Street in Houston, Texas. The property was constructed in 1961 and renovated in 2010. The 29-story property totals 602,122 square feet of gross leasable area and consists of office space and two adjacent seven-level parking garages totaling 1,369 spaces (approximately 2.3 spaces per 1,000 square feet, which is the highest ratio in the Houston central business district according to the appraisal). The property is connected to other Class A office buildings in the Houston central business district by a privately-owned, climate controlled seven-mile pedestrian tunnel system. One City Centre is located in front of the Main Street Square Light Rail Station, providing mass-transit access within the Houston area.

As of February 28, 2015, the property was 82.6% leased by 18 tenants. The largest tenant at the property, Waste Management, has been a tenant since 2000 and currently leases 40.5% of the net rentable area through December 2020. Waste Management utilizes the property as part of its downtown Houston headquarters. Waste Management also leases a smaller space in a nearby building and according to the loan sponsor is in discussions to relocate the space into One City Centre. As part of the potential relocation, Waste Management has informed the borrower that it intends to vacate its ninth floor space (21,103 square feet) on December 31, 2015, which was underwritten as vacant. Waste Management is a provider of comprehensive waste management services in North America, servicing more than 20 million customers in the United States and Canada, as well as over 100 Fortune 500 companies as of 2012. The company is rated Baa2/A-/BBB by Moody’s, S&P, and Fitch, respectively. The second largest tenant, Energy XXI (NASDAQ: EXXI), leases 28.4% of the net rentable area through December 2022, has been in occupancy at the property since 2005 and utilizes One City Centre as its headquarters. Initially occupying 13,288 square feet, Energy XXI has expanded its space at the property on several occasions, adding 86,228 square feet between 2006 and 2011 and an additional 71,500 from 2013 to 2014 for a total area leased of 171,016 square feet. Energy XXI is an independent oil and natural gas exploration and production company with a strategy emphasizing acquisitions enhanced by the implementation of value-added drilling programs that provide for organic growth. Since 2005, Energy XXI has completed five acquisitions totaling approximately $2.5 billion, most recently acquiring 130,000 acres from Exxon, essentially doubling Energy XXI’s land holdings. The third largest tenant, Ballard Exploration (“Ballard”), leases 3.1% of the net rentable area through August 2017. Ballard has been a tenant at the property since January 1999. Ballard provides an extensive range of natural gas and crude oil marketing and field services designed to meet the unique needs of independent producers operating along the onshore Texas and Louisiana Gulf. More specifically, Ballard builds and installs natural gas and crude oil production facilities and pipelines, as well as purchases, markets, transports, and balances natural gas and crude oil production.

The Market. One City Centre is located in the heart of the Houston central business district office submarket and is less than one mile from several key Houston demand drivers, such as Main Street Square, the Toyota Center, Bayou Place and Minute Maid Park. Per the appraisal, 26 Fortune 500 companies are headquartered in Houston, 10 of which are based in the Houston central business district submarket. Although known as the “Energy Capital of the World,” several non-energy companies, such as Bank of America, Deloitte & Touche, and JP Morgan Chase also maintain a presence in downtown Houston. One City Centre is located in front of the Main Street Square light rail station, part of the newly constructed seven mile light rail system that provides for transportation throughout the Houston central business district. The appraisal notes that, since 1990, approximately $5.5 billion has been invested in major residential development, infrastructure, hotels, and office buildings. According to the appraisal, the Houston central business district office submarket contained approximately 57.6 million square feet of existing supply and maintained an overall vacancy rate of 9.2% for the year ended 2014. Class A office property vacancy rate for the Houston central business district submarket over the same time period was 8.7% with asking rents of $36.78 and $41.96 per square foot for general office properties and Class A office space respectively. The appraisal identified four properties that are directly competitive with One City Centre. The properties range in size from 372,757 to 1,061,351 square feet and occupancy from 83.0% to 95.0%. The weighted average occupancy of the group is 89.1% and the average rental rate is $23.25 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

127 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

One City Centre

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent	Base Rent PSF	Lease Expiration Date
Waste Management(3)(4)	Baa2 / A- / BBB	243,628	40.5%	$4,595,568	$18.86	12/31/2020
Energy XXI(5)	NA / B- / CCC	171,016	28.4%	$3,154,271	$18.44	12/31/2022
Ballard Exploration	NA / NA / NA	18,518	3.1%	$333,324	$18.00	8/31/2017
Wells Fargo Bank	A2 / A+ / AA-	13,136	2.2%	$203,608	$15.50	4/30/2016
Stone Bond Technologies	NA / NA / NA	8,823	1.5%	$136,757	$15.50	5/31/2016
Paloma Resources	NA / NA / NA	7,354	1.2%	$147,080	$20.00	1/31/2016
CT Corporation Systems	NA / NA / NA	7,071	1.2%	$141,420	$20.00	12/31/2015
McCord Development(6)	NA / NA / NA	6,843	1.1%	$136,860	$20.00	12/31/2016
Rivington Capital Advisors	NA / NA / NA	5,214	0.9%	$97,763	$18.75	2/28/2019
Wynne & Wynne LLP	NA / NA / NA	2,992	0.5%	$53,856	$18.00	7/31/2017

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.
(3)	The Waste Management lease has two five-year extension options.
(4)	Waste Management has the following options to contract its space: (i) approximately 880 square feet in the lower tunnel of the building any time on or after the last day of the 72nd month after lease commencement with respect to this particular space, with 12 months’ prior notice; and (ii) all of the space (but not less than all) either on the 12th floor (9,625 square feet) or the 17th floor (21,266 square feet), as of June 30, 2019, with prior written notice by October 31, 2018. In addition, Waste Management executed a contraction option earlier this year and plans to vacate the space it currently occupies on the 9th floor of the property (21,103 square feet) on December 31, 2015. According to the borrower, Waste Management is in the process of consolidating its Houston office footprint and is in discussions to expand the current lease. The ninth floor give-back is part of this long term strategy.
(5)	The Energy XXI lease has one five-year extension option.
(6)	McCord Development has the right to terminate its lease with 30 days’ notice.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant(2)	NAP	104,612	17.4%	NAP	NAP	104,612	17.4%	NAP	NAP
2015 & MTM	1	7,071	1.2	$141,420	1.5%	111,683	18.5%	$141,420	1.5%
2016	7	39,421	6.5	689,752	7.4	151,104	25.1%	$831,172	9.0%
2017	4	24,097	4.0	438,299	4.7	175,201	29.1%	$1,269,471	13.7%
2018	0	0	0.0	0	0.0	175,201	29.1%	$1,269,471	13.7%
2019	1	5,214	0.9	97,763	1.1	180,415	30.0%	$1,367,233	14.7%
2020	1	243,628	40.5	4,595,568	49.5	424,043	70.4%	$5,962,801	64.2%
2021	1	2,848	0.5	51,264	0.6	426,891	70.9%	$6,014,065	64.8%
2022	1	171,016	28.4	3,154,271	34.0	597,907	99.3%	$9,168,336	98.8%
2023	0	0	0.0	0	0.0	597,907	99.3%	$9,168,336	98.8%
2024	0	0	0.0	0	0.0	597,907	99.3%	$9,168,336	98.8%
2025	0	0	0.0	0	0.0	597,907	99.3%	$9,168,336	98.8%
2026 & Beyond	2	4,215	0.7	115,653	1.2	602,122	100.0%	$9,283,989	100.0%
Total	18	602,122	100.0%	$9,283,989	100.0%

(1)	Based on the underwritten rent roll.
(2)	Includes 21,103 square feet of space that Waste Management indicated it will vacate on December 31, 2015.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

128 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

One City Centre

Operating History and Underwritten Net Cash Flow
	2012(1)	2013	2014	TTM(2)	Underwritten	Per Square Foot	%(3)
Rents in Place(4)	$7,817,405	$8,844,687	$8,858,616	$9,170,042	$9,283,989	$15.42	46.2%
Vacant Income	0	0	0	0	2,087,620	3.47%	10.4%
Gross Potential Rent	$7,817,405	$8,844,687	$8,858,616	$9,170,042	$11,371,609	$18.89	56.6%
Total Reimbursements	5,157,272	6,701,914	7,084,849	7,030,988	8,732,769	14.50%	43.4%
Net Rental Income	$12,974,677	$15,546,601	$15,943,465	$16,201,029	$20,104,378	$33.39%	100.0%
(Vacancy/Credit Loss)	0	0	(360,886)	(541,420)	(3,690,797)	(6.13)	(18.4)
Other Income(5)	1,818,819	3,352,968	2,780,759	2,706,353	2,891,917	4.80	14.4
Effective Gross Income	$14,793,495	$18,899,569	$18,363,338	$18,365,962	$19,305,498	$32.06%	96.0%%

Total Expenses	$6,881,731	$9,159,438	$9,256,147	$8,988,910	$10,216,109	$16.97	52.9%

Net Operating Income	$7,911,764	$9,740,131	$9,107,191	$9,377,052	$9,089,389	$15.10	47.1%

Total TI/LC, Capex/RR	0	0	0	0	912,642	1.52	4.7
							%
Net Cash Flow	$7,911,764	$9,740,131	$9,107,191	$9,377,052	$8,176,746	$13.58	42.4%

Occupancy(6)	86.5%	82.3%	82.2%	82.6%	81.6%
(1)	2012 NOI represents annualized fourth quarter financials, as the property was acquired in September 2012.
(2)	TTM represents the trailing 12-month period ending on February 28, 2015.
(3)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(4)	Underwritten Rents in Place consist of in-place rents as of February 28, 2015 including rent steps through March 2016.
(5)	Other Income consists primarily of income from the parking garages, totaling 1,369 spaces. The increase in 2013 Other Income is attributed to the lease termination penalty paid by Electronic Data Systems that had occupied 62,000 square feet at the property. Electronic Data Systems was acquired by Hewlett Packard in 2008 and as part of consolidation, exercised a termination option in 2013 resulting in approximately $1.0 million in termination fees.
(6)	Historical occupancies are as of December 31 of each respective year. TTM Occupancy is based on the underwritten rent roll dated February 28, 2015. Underwritten occupancy represents economic occupancy.

Property Management. The property is managed by Accesso Services, LLC, a Florida limited liability company and an affiliate of the borrower.

Permitted Mezzanine Debt. Future mezzanine debt is permitted in connection with a bona fide sale to a third party and consequent assumption of the loan by a lender-approved borrower, provided, among other things as detailed in the loan agreement, (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio does not exceed 70.0%, (iii) the aggregate debt service coverage ratio including the mezzanine loan is no less than 1.55x, and (iv) an acceptable intercreditor agreement has been executed.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

129 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

215 West 125th Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$33,000,000	Title:	Fee / Leasehold
Cut-off Date Principal Balance:	$33,000,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	2.5%	Net Rentable Area (SF):	167,919
Loan Purpose:	Acquisition	Location:	New York, NY
Borrower:	BVK 215 West 125th Street, LLC	Year Built / Renovated:	1971 / 2001
Sponsor:	RREEF Spezial Invest GmbH	Occupancy(1):	94.1%
Interest Rate:	4.27800%	Occupancy Date:	3/31/2015
Note Date:	6/26/2015	Number of Tenants:	9
Maturity Date:	7/1/2025	2012 NOI:	$2,118,098
Interest-only Period:	120 months	2013 NOI:	$2,842,505
Original Term:	120 months	2014 NOI:	$3,233,464
Original Amortization:	None	TTM NOI (as of 4/2015):	$3,713,222
Amortization Type:	Interest Only	UW Economic Occupancy:	89.7%
Call Protection:	L(25),Grtr1%orYM(93),O(2)	UW Revenues:	$7,530,609
Lockbox:	CMA	UW Expenses:	$4,431,693
Additional Debt:	Yes	UW NOI(1):	$3,098,916
Additional Debt Balance:	$4,500,000	UW NCF:	$2,632,476
Additional Debt Type:	Subordinate Debt	Appraised Value / Per SF:	$56,000,000 / $333
		Appraisal Date:	4/21/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$197
Taxes:	$0	Springing	N/A	Maturity Date Loan / SF:	$197
Insurance:	$0	Springing	N/A	Cut-off Date LTV:	58.9%
Replacement Reserves:	$0	Springing	N/A	Maturity Date LTV:	58.9%
TI/LC:	$0	Springing	N/A	UW NCF DSCR:	1.83x
Other(2):	$272,105	$35,202	N/A	UW NOI Debt Yield:	9.4%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$33,000,000	64.2%	Purchase Price	$49,456,952	96.3%
Sponsor Equity	18,371,957	35.8	Closing Costs	1,642,901	3.2
			Upfront Reserves	272,105	0.5
Total Sources	$51,371,957	100.0%	Total Uses	$51,371,957	100.0%
(1)	Occupancy and UW NOI include monthly rent from CUNY, which has executed a lease but has not commenced paying rent. Without this tenant, the property’s occupancy is 89.9%.
(2)	Initial Other Escrows and Reserves include $166,498 for free rent reserve and $105,607 for a ground lease reserve.

The Loan. The 215 West 125th Street loan has an outstanding principal balance of $33.0 million and is secured by a first mortgage lien on the borrower’s fee/leasehold interest in a six-story, 167,919 square foot office building located in Uptown Manhattan, New York. The loan has a 10-year term and will be interest-only for the entire term of the loan. The borrowing entity for the 215 West 125th Street loan is BVK 215 West 125th Street, LLC, a Delaware limited liability company and special purpose entity. The loan sponsor is RREEF Spezial Invest GmbH (“RREEF”), the primary real estate investment business of the Deutsche Bank Asset Management division. During the past 40 years, RREEF has built a real estate investing business, with over 600 professionals located in 21 cities around the world and approximately $47.1 billion in assets under management. RREEF employs a disciplined investment approach and offers a diverse range of strategies and solutions across the risk/return and geographic spectrum. RREEF’s customers include governments, corporations, insurance companies, endowments and retirement plans worldwide. The previously existing debt was securitized in 2006 as part of the BACM 2006-2 securitization.

The Property. 215 West 125th Street is a Class B office building located on an approximately 0.7 acre site at 215 West 125th Street between Adam Clayton Powell Jr Boulevard and Frederick Douglass Boulevard in Harlem, New York. The property was constructed in 1971 and renovated in 2001. The six-story property totals 167,919 square feet and consists of 153,737 square feet of multi tenant office space and 14,182 square feet of grade level retail space along 125th Street. The property also includes a 60-space parking garage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

130 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

215 West 125th Street

As of March 31, 2015, the property was 94.1% leased by nine tenants. The property’s largest tenant is New York State Workers’ Compensation Board, which first took occupancy in May 2001 and currently occupies 26.9% of the net rentable area through September 2019. The New York State Workers’ Compensation Board protects the rights of employees and employers by ensuring the proper delivery of benefits to those who are injured or ill, and by promoting compliance with the law. The property serves as the sole Manhattan office for the New York State Workers’ Compensation Board. The second largest tenant is Emblem Health, which first took occupancy in January 2012 and currently occupies 20.3% of the net rentable area through January 2032 with two, five-year extension options. Emblem Health is New York State’s largest neighborhood health insurance and wellness company. Founded in 1937, Emblem Health has been providing quality health insurance plans for working New Yorkers and their families for over 75 years. The third largest tenant is Columbia University, which took occupancy in May 2003 and currently occupies 19.7% of the net rentable area through May 2018 with one, five-year extension option. For more than 250 years, Columbia University has been a leader in higher education in the nation and around the world. The property is home to Columbia’s National Center for Disaster Preparedness Earth Institute.

The Market. 215 West 125th Street is situated in the 125th Street corridor of the Harlem neighborhood of Manhattan, New York City. The property is served by the bus and subway system with the 1, 2, 3, 4, 5, A, B, C, and D lines running through the neighborhood. The Harlem East 125th Street station of the Metro North is located directly east of the property at 125th Street and Park Avenue. According to the appraisal, the 10027 zip code trade area contains approximately 62,707 people with a median household income of $36,275 as of 2015.

According to the appraisal, the property is located in the Uptown submarket of Manhattan. As of the first quarter of 2015, the office submarket consisted of 490 buildings totaling approximately 14.6 million square feet of office space with an overall vacancy rate of 4.0% and average rents of $44.73 per square foot. This compares to 4.7% and $41.76 per square foot respectively with the first quarter of 2014. The appraisal identified six directly competitive office properties built between 1910 and 2015 and ranging in size from approximately 13,130 to 408,651 square feet. Excluding the 5 West 125th Street comparable, which is not yet completed, the comparable properties reported occupancies ranging from 90.1% to 100.0% with a weighted average of 90.2%. Asking rents for the comparable properties range from $29.47 to $45.00 per square foot with a weighted average rental rate of $36.79. The appraisal identified six directly competitive leases of retail spaces along commercial corridors similar to 125th Street, ranging in size from approximately 1,500 to 39,000 square feet. Asking rents for the comparable properties range from $55.13 to $168.52 per square foot with a weighted average rental rate of $89.15. The in-place retail rental rate at the property is $113.83 per square foot, which is below the appraisal concluded retail market rent of $115.00 per square foot. The in-place retail rental rate at the property is $33.82 per square foot, which is below the appraisal concluded retail market rent of $38.00 per square foot.

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent	Base Rent PSF	Lease Expiration Date
New York State Workers’ Compensation Board	Aa1 / AA+ / AA+	45,205	26.9%	$1,663,544	$36.80	9/30/2019
Emblem Health	NA / NA / NA	34,170	20.3%	$1,256,892	$36.78	1/31/2032
Columbia University	Aaa / NA / NA	33,068	19.7%	$1,257,907	$38.04	5/31/2018
New York State Dept of Labor	Aa1 / AA+ / AA+	26,546	15.8%	$963,620	$36.30	8/31/2019
CUNY(3)	NA / NA / NA	7,113	4.2%	$256,068	$36.00	6/30/2024
Carter’s Retail(4)	NA / BB+ / NA	5,008	3.0%	$482,655	$96.38	7/31/2024
Bank of America	Baa1 / A- / A	4,849	2.9%	$557,635	$115.00	3/31/2017
New York City Community Board 10(5)	Aa2 / AA / AA	2,058	1.2%	$62,255	$30.25	1/20/2018
UPS Dropbox(6)	Aa3 / A+ / AA-	0	0.0%	$1,200	$1,200	MTM

(1)    Based on the underwritten rent roll.

(2)    Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company (or in the case of some tenants, parent government entity) guarantees the lease.

(3)    CUNY has the option to terminate its lease beginning on March 17, 2019 with 12 months’ prior notice and payment of a termination fee equal to unamortized costs of all tenant improvements, brokerage commissions paid in connection with the lease and tenant’s free rent. The tenant has rent abatement until August 20, 2015.

(4)    Carter’s Retail has the option to terminate its lease so long as gross sales for the period from January 1, 2017 and December 31, 2017 are less than $2.2 million with six months’ prior notice by March 31, 2018, and payment of a termination fee equal to $200,000. The tenant has partial rent abatement until July 31, 2016.

(5)    New York City Community Board 10 has the option to terminate its lease anytime with 12 months’ prior notice and payment of a termination fee equal to unamortized costs of all tenant improvements, brokerage commissions paid in connection with the lease and tenant’s free rent.

(6)    UPS Dropbox has the option to terminate its lease at any time with one months’ prior notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

131 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

215 West 125th Street

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	9,902	5.9%	NAP	NAP	9,902	5.9%	NAP	NAP
2015 & MTM	1	0	0.0	$1,200	0.0%	9,902	5.9%	$1,200	0.0%
2016	0	0	0.0	0	0.0	9,902	5.9%	$1,200	0.0%
2017	1	4,849	2.9	557,635	8.6	14,751	8.8%	$558,835	8.6%
2018	2	35,126	20.9	1,320,161	20.3	49,877	29.7%	$1,878,996	28.9%
2019	2	71,751	42.7	2,627,164	40.4	121,628	72.4%	$4,506,160	69.3%
2020	0	0	0.0	0	0.0	121,628	72.4%	$4,506,160	69.3%
2021	0	0	0.0	0	0.0	121,628	72.4%	$4,506,160	69.3%
2022	0	0	0.0	0	0.0	121,628	72.4%	$4,506,160	69.3%
2023	0	0	0.0	0	0.0	121,628	72.4%	$4,506,160	69.3%
2024	2	12,121	7.2	738,723	11.4	133,749	79.7%	$5,244,883	80.7%
2025	0	0	0.0	0	0.0	133,749	79.7%	$5,244,883	80.7%
2026 & Beyond	1	34,170	20.3	1,256,892	19.3	167,919	100.0%	$6,501,775	100.0%
Total	9	167,919	100.0%	$6,501,775	100.0%

(1)     Based on the underwritten rent roll.

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$4,559,133	$5,198,668	$5,597,078	$5,895,191	$6,501,775	$38.72	80.7%
Vacant Income	0	0	0	0	352,415	2.10	4.4
Gross Potential Rent	$4,559,133	$5,198,668	$5,597,078	$5,895,191	$6,854,190	$40.82	85.1%
Total Reimbursements	485,788	831,248	710,369	937,968	1,204,773	7.17	14.9
Net Rental Income	$5,044,921	$6,029,917	$6,307,447	$6,833,159	$8,058,963	$47.99	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(830,073)	(4.94)	(10.3)
Other Income	438,370	371,257	400,729	369,533	301,719	1.80	3.7
Effective Gross Income	$5,483,291	$6,401,173	$6,708,177	$7,202,692	$7,530,609	$44.85	93.4%

Total Expenses	$3,365,193	$3,558,668	$3,474,712	$3,489,470	$4,431,693	$26.39	58.8%

Net Operating Income	$2,118,098	$2,842,505	$3,233,464	$3,713,222	$3,098,916	$18.45	41.2%

Total TI/LC, Capex/RR	0	0	0	0	466,440	2.78	6.2

Net Cash Flow	$2,118,098	$2,842,505	$3,233,464	$3,713,222	$2,632,476	$15.68	35.0%

Occupancy(4)	91.0%	91.0%	94.1%	94.1%	89.7%
(1)	TTM column is based on the trailing 12 month period ending April 30, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	The increase in Underwritten Rents in Place from TTM is the result of two recent leases, CUNY (4.2% of the net rentable area) and Carter's Retail (3.0% of the net rentable area) being signed in 2014 and their respective rent abatements during the 2014 period. These two tenant's combined annual base rent totals $738,723.
(4)	Historical Occupancies are as of December 31 of each respective year. TTM Occupancy is most current occupancy as of March 31, 2015. Underwritten Occupancy represents economic occupancy.

Partial Releases. In the event the property is converted to a condominium structure, the borrower is permitted to release one or more retail units after expiration of the lockout period, upon certain terms and conditions including, without limitation: (i) the partial prepayment of 125% of the allocated loan amount for the unit (the release amount will be the portion of the loan allocable to the applicable unit as determined by the lender at the time of the conversion); (ii) the borrower will continue to have the right to appoint the majority of the members of the condominium association board and control the board; and (iii) after the release, the debt service coverage ratio (calculated based on the trailing 12 months) is equal to or greater than the greater of (a) the product of 2.30 multiplied by a fraction of which (1) the numerator is the sum of the release amounts of all units (including the units to be released), and (2) the denominator is the sum of the then-current outstanding principal amount of the loan, and (b) the debt service coverage ratio immediately preceding the release (including the property being released) based on the trailing 12 months. See “Description of the Mortgaged Properties – Certain Terms and Conditions of the Mortgage Loans – Releases of Individual Mortgaged Properties” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

132 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

215 West 125th Street

Permitted Mezzanine Debt. In connection with a permitted sale of the property and assumption of the loan, the loan agreement permits future mezzanine financing secured by the ownership interests in the borrower upon certain terms and conditions which include, without limitation: (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio does not exceed 59.0%, (iii) the aggregate debt service coverage ratio, as calculated in the loan documents and including the mezzanine loan, is not less than 1.75x, (iv) the debt yield, as calculated in the loan documents and including the mezzanine loan, is not less than 9.39% and (v) an acceptable intercreditor agreement has been executed.

Subordinate Debt. The sponsor, RREEF Spezial Invest GmbH, has provided a $4,500,000 unsecured loan to the borrower. The parties have entered into a subordination and standstill agreement, which subordinates the unsecured debt to the mortgage loan and restricts the unsecured lender from enforcing its remedies during the term of the loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

133 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Albany Road Georgia Portfolio

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Portfolio
Original Principal Balance:	$32,740,000	Title:	Fee
Cut-off Date Principal Balance:	$32,740,000	Property Type - Subtype:	Various - Various
% of Pool by IPB:	2.5%	Net Rentable Area (SF):	371,097
Loan Purpose:	Acquisition	Location:	Various, GA
Borrowers:	Albany Road-Ashwood LLC and	Year Built / Renovated:	Various / Various
	Albany Road-Long Wharf LLC	Occupancy:	96.4%
Sponsor:	Christopher J. Knisley	Occupancy Date(1):	Various
Interest Rate:	4.16700%	Number of Tenants:	37
Note Date:	5/28/2015	2012 NOI(2):	N/A
Maturity Date:	6/1/2025	2013 NOI:	$815,924
Interest-only Period:	60 months	2014 NOI:	$1,352,358
Original Term:	120 months	TTM NOI (Various)(3)(4):	$1,751,709
Original Amortization:	360 months	UW Economic Occupancy:	87.6%
Amortization Type:	IO-Balloon	UW Revenues:	$4,879,339
Call Protection:	L(25),Grtr1%orYM(92),O(3)	UW Expenses:	$2,028,643
Lockbox:	CMA	UW NOI(4):	$2,850,696
Additional Debt:	N/A	UW NCF:	$2,528,822
Additional Debt Balance:	N/A	Appraised Value / Per SF(5):	$41,500,000 / $112
Additional Debt Type:	N/A	Appraisal Date:	4/24/2015

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$88
Taxes:	$307,062	$34,118	N/A	Maturity Date Loan / SF:	$80
Insurance:	$0	Springing	N/A	Cut-off Date LTV(5):	78.9%
Replacement Reserves:	$840,000	Springing	$150,000	Maturity Date LTV(5):	71.8%
TI/LC(6):	$1,000,000	Springing	$1,500,000	UW NCF DSCR:	1.32x
Other(7):	$795,206	$0	N/A	UW NOI Debt Yield:	8.7%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$32,740,000	70.2%	Purchase Price	$41,200,000	88.3%
Sponsor Equity	13,911,444	29.8%	Upfront Reserves	2,942,268	6.3%
			Closing Costs	2,509,176	5.4%
Total Sources	$46,651,444	100.0%	Total Uses	$46,651,444	100.0%
(1)	Occupancy Date is as of April 1, 2015, except for the 1200 Ashwood property, which has an Occupancy Date of March 31, 2015.
(2)	The sponsor acquired three of the properties in 2012 and historical financials were not made available.
(3)	TTM NOI for all properties is as of April 30, 2015 except for the 1200 Ashwood property, which is as of March 31, 2015.
(4)	UW NOI is higher than TTM NOI primarily due to four new leases signed in 2015 which accounts for approximately $314,532 in underwritten rent steps taken through December 2015, which accounts for approximately $367,497 in annual income.
(5)	The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV reflect the “hypothetical market value as-is” for the 1200 Ashwood property, which assumes that tenant improvements and rent abatements for eight tenants at the 1200 Ashwood property have been paid. These amounts have been fully reserved at close. The “as-is” value as of April 24, 2015 of $26.5 million results in a portfolio Cut-off Date LTV and Maturity Date LTV of 80.2% and 73.0%, respectively.
(6)	Monthly TI/LC reserves includes $16,667 on the first payment date that the amount of the tenant improvement and leasing commission reserve is less than $550,000 and on each monthly payment date thereafter until the reserve reaches the initial cap of $1.5 million.
(7)	Initial Other Escrows Reserves includes $602,929 for a free rent reserve and $192,277 for outstanding tenant improvements and leasing commissions.

The Loan. The Albany Road Georgia Portfolio loan has an outstanding principal balance of $32.74 million and is secured by a first mortgage lien on one mixed-use office and flex asset, two industrial flex properties and one Class A office building, totaling 371,097 square feet, located in the Atlanta, Georgia metropolitan statistical area. The loan has a 10-year term and, subsequent to a five-year interest only period, will amortize on a 30-year schedule.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

134 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Albany Road Georgia Portfolio

The Portfolio. Albany Road Georgia Portfolio is comprised of one mixed-use office and flex asset, two industrial flex buildings and one Class A office building, totaling 371,097 square feet, located in the Atlanta, Georgia metropolitan area. The properties include 1200 Ashwood (198,431 square feet, 60.1% of underwritten net cash flow), Roberts (65,000 square feet, 19.2% of underwritten net cash flow), Avalon (60,858 square feet, 14.8% of underwritten net cash flow) and Vaughn (46,808 square feet, 5.9% of underwritten net cash flow). The portfolio has an aggregate appraised value of $41.5 million and, as of March 31, 2015 for the 1200 Ashwood property and April 1, 2015 for the Roberts, Avalon and Vaughn properties, the portfolio was 96.4% leased by 37 tenants.

Portfolio Summary
Property	Location	Property Use	Net Rentable Area(SF)	Year Built	Allocated Loan Amount	% of Allocated Loan Amount	Appraised Value	Underwritten Net Cash Flow	% of Underwritten Net Cash Flow
1200 Ashwood	Dunwoody, GA	Office	198,431	1985	$21,600,000	66.0%	$27,200,000	$1,520,461	60.1%
Roberts	Kennesaw, GA	Industrial/Flex	65,000	1991	5,200,000	15.9	6,700,000	485,383	19.2
Avalon	Peachtree Corners, GA	Industrial/Flex	60,858	1996	4,050,000	12.4	5,200,000	373,102	14.8
Vaughn	Kennesaw, GA	Industrial/Office	46,808	1992	1,890,000	5.8	2,400,000	149,876	5.9
Total			371,097		$32,740,000	100.0%	$41,500,000	$2,528,822	100.0%

1200 Ashwood (Dunwoody, Georgia). 1200 Ashwood is a 198,431 square foot, five-story Class A suburban office building located at 1200 Ashwood Parkway in Dunwoody, Georgia on an approximately 11.6-acre site. The property was originally constructed in 1985 and renovated in 2012. As of March 31, 2015, the property was 93.3% leased by 28 tenants. The largest tenant, Noble Systems, which has been headquartered at the 1200 Ashwood property since July 2014, currently leases 11.2% of the portfolio net rentable area through December 2025. Noble Systems is a global leader in customer contact technology, offering comprehensive and cost-effective technology platforms for unified communications, business process management and analytics.

Roberts (Kennesaw, Georgia). Roberts is a 65,000 square foot, single-story 90% office / 10% flex building located at 1155 Roberts Boulevard in Kennesaw, Georgia on an approximately 6.5-acre site. The property was originally constructed in 1991. As of April 1, 2015, the property was 100.0% leased by three tenants, Dornier Medtech America, Uni-Select and Mohawk Carpet. The property’s largest tenant, Dornier Medtech America, which has been a tenant since August 2001, currently leases 9.4% of the portfolio net rentable area through July 2020. Dornier Medtech America works in both the urology and medical laser markets. As a global company, Dornier Medtech America has operating units and service partners throughout the world.

Avalon (Peachtree Corners, Georgia). Avalon is a 60,858 square foot, single-story 75% office / 25% flex building located at 4955 Avalon Ridge Parkway in Peachtree Corners, Georgia on an approximately 5.4-acre site. The property was originally constructed in 1996. As of April 1, 2015, the property was 100.0% leased by three tenants, Electronics for Imaging, Capital City Mechanical and University Hospital. The property’s largest tenant, Electronics for Imaging, which has been a tenant since January 2014, currently leases 7.7% of the portfolio net rentable area through November 2021. Founded in 1988, Electronics for Imaging provides digital inkjet printers, business process automation solutions, and color digital front ends in the United States and internationally.

Vaughn (Kennesaw, Georgia). Vaughn is a 46,808 square foot, single-story 60% warehouse / 40% office building located at 1965 Vaughn Road Northwest in Kennesaw, Georgia on an approximately 7.7-acre site. The property was originally constructed in 1992. As of April 1, 2015, the property was 100.0% leased by three tenants, Pivotal Retail Group, ABE Enterprises and Comfort Systems. The property’s largest tenant, Pivotal Retail Group, which has been headquartered at property since June 2012, currently leases 6.0% of the portfolio net rentable area through April 2020. Pivotal Retail Group provides essential retail solutions, collaborating with clients to assist in creating effective cost sensitive solutions while helping clients become more efficient and profitable.

The Market. The Albany Road Georgia Portfolio properties are located within the Atlanta metropolitan area. Vaughn and Roberts are located in Kennesaw within the Northwest submarket of Atlanta, Avalon is located Peachtree Corners within the Northeast submarket of Atlanta, and Ashwood is located in Dunwoody within the Central Perimeter submarket of Atlanta. The portfolio is within close proximity to the Atlanta central business district and has convenient access to Hartsfield-Jackson Atlanta International Airport and the Kennesaw/Buckhead/Marietta/Duluth areas via Interstate 75, Interstate 85, Interstate 285, and Route 41.

According to the appraisal, as of the fourth quarter of 2014, the Northwest office submarket contained approximately 22.6 million square feet of existing supply and maintained an overall vacancy rate of 18.6%, with overall asking rents of $20.30 per square foot. For the same period, the I-85 Northeast industrial submarket contained approximately 143.0 million square feet of existing supply and maintained an overall vacancy rate of 7.2%. The Central Perimeter office submarket contained approximately 22.8 million square feet of existing supply and maintained an overall vacancy rate of 14.0%, with overall asking rents of $21.86 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

135 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Albany Road Georgia Portfolio

Tenant Summary(1)

Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent PSF	Lease Expiration Date
Noble Systems(3)	NA / NA / NA	41,520	11.2%	$17.04	12/1/2025
Dornier Medtech America(4)	NA / NA / NA	35,059	9.4%	$8.67	7/31/2020
Electronics for Imaging(5)	NA / NA / NA	28,527	7.7%	$7.19	11/30/2021
Humana Employers Health(6)	Baa3 / BBB+ / BBB	26,164	7.1%	$18.73	8/1/2020
Pivotal Retail Group	NA / NA / NA	22,257	6.0%	$4.51	4/30/2020
Sedgwick Claims Management	NA / NA / NA	21,834	5.9%	$19.11	3/1/2017
Uni-Select	NA / NA / NA	17,415	4.7%	$12.46	6/30/2019
Capital City Mechanical	NA / NA / NA	16,550	4.5%	$6.50	9/15/2019
Universal Hospital	NA / NA / NA	15,781	4.3%	$9.68	12/31/2016
ABE Enterprises	NA / NA / NA	13,339	3.6%	$4.89	9/30/2019

(1)     Based on the underwritten rent roll.

(2)     Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

(3)     Noble Systems has the right to terminate its lease on December 31, 2022 with 12 months’ notice and payment of a termination fee.

(4)     Dornier Medtech America has the right to terminate its lease on July 31, 2020 with nine months’ notice and payment of a termination fee.

(5)     Electronics for Imaging has the right to terminate its lease on December 31, 2020 with 12 months’ notice and payment of a termination fee.

(6)     Humana Employers Health has the right to terminate its lease on March 31, 2019 with six months’ notice and payment of a termination fee

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	13,213	3.6%	NAP	NAP	13,213	3.6%	NAP	NAP
2015 & MTM	4	15,150	4.1%	$291,846	6.2%	28,363	7.6%	$291,846	6.2%
2016	6	23,791	6.4%	263,609	5.6%	52,154	14.1%	$555,455	11.8%
2017	4	26,850	7.2%	511,218	10.9%	79,004	21.3%	$1,066,673	22.6%
2018	4	18,633	5.0%	373,337	7.9%	97,637	26.3%	$1,440,010	30.6%
2019	6	72,720	19.6%	595,155	12.6%	170,357	45.9%	$2,035,165	43.2%
2020	10	116,042	31.3%	1,537,454	32.6%	286,399	77.2%	$3,572,619	75.8%
2021	1	28,527	7.7%	205,109	4.4%	314,926	84.9%	$3,777,728	80.2%
2022	0	0	0.0%	$0	0.0%	314,926	84.9%	$3,777,728	80.2%
2023	0	0	0.0%	$0	0.0%	314,926	84.9%	$3,777,728	80.2%
2024	1	11,163	3.0%	226,274	4.8%	326,089	87.9%	$4,004,002	85.0%
2025	1	41,520	11.2%	707,321	15.0%	367,609	99.1%	$4,711,324	100.0%
2026 & Beyond(2)	0	3,488	0.9%	0	0.0%	371,097	100.0%	$4,711,324	100.0%
Total	37	371,097	100.0%	$4,711,323	100.0%

(1)   Based on the underwritten rent roll as of April 1, 2015, except for the 1200 Ashwood property, which is as of March 31, 2015.

(2)   2026 & Beyond includes a fitness center totaling 2,742 square feet and a conference center totaling 746 square feet, both located at the 1200 Ashwood property and intended for tenant use.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

136 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

Albany Road Georgia Portfolio

Operating History and Underwritten Net Cash Flow
	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$2,428,188	$3,301,332	$3,466,101	$4,711,323	$12.70	84.6%
Vacant Income	0	0	0	279,883	0.75	5.0%
Gross Potential Rent	$2,428,188	$3,301,332	$3,466,101	$4,991,206	$13.45	89.7%
Reimbursements	232,985	349,173	486,842	574,874	1.55	10.3%
Net Rental Income	$2,661,172	$3,650,505	$3,952,943	$5,566,079	$15.00	100.0%
(Vacancy/Credit Loss)	(186,951)	(357,610)	(219,996)	(692,344)	(1.87)	(12.4)-
Other Income	5,393	18,572	8,610	5,603	0.02	0.1%
Effective Gross Income	$2,479,614	$3,311,468	$3,741,558	$4,879,339	$13.15	87.7%

Total Expenses	$1,663,692	$1,959,109	$1,989,849	$2,028,643	$5.47	41.6%

Net Operating Income(4)	$815,924	$1,352,358	$1,751,709	$2,850,696	$7.68	58.4%

Total TI/LC, Capex/RR	0	0	0	321,874	0.87	6.6%
Net Cash Flow	$815,924	$1,352,358	$1,751,709	$2,528,822	$6.81	51.8%

Occupancy(5)	64.8%	89.9%	96.4%	87.6%

(1)    The TTM column represents the trailing 12 months ended April 30, 2015, except for the 1200 Ashwood property, which is as of March 31, 2015.

(2)    Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of the fields.

(3)    The increase in 2014 Rents in Place from 2013 Rents in Place is driven by 12 tenants that either renewed or signed a new lease in 2014, which account for approximately $1.7 million in annual rent.

(4)	Underwritten Net Operating Income is higher than TTM Net Operating Income primarily due to the newly executed lease with Humana Employers Health and contractual rent steps taken through December 2015.
(5)	Historical Occupancies are as of December 31 of each respective year. TTM Occupancy is most current occupancy as of April 1, 2015, except for the 1200 Ashwood property, which is as of March 31, 2015. Underwritten Occupancy represents the economic occupancy.

Permitted Mezzanine Debt. The loan agreement permits certain direct and indirect owners of the borrowers to obtain a mezzanine loan in connection with a bona fide sale of the property and assumption of the loan upon certain terms and conditions set forth in the loan agreement, which include, without limitation, (i) no event of default has occurred and is continuing, (ii) the combined loan-to-value ratio does not exceed 75.0%, (iii) the aggregate debt service coverage ratio, as calculated in the loan documents and including the mezzanine loan, is not less than 1.35x, and (iv) an acceptable intercreditor agreement has been executed.

Partial Releases. The borrowers are permitted to release one or more individual properties after expiration of the lockout period upon the following terms and conditions, among others: (i) the partial prepayment of 125% of the allocated loan amount for the 1200 Ashwood property (or 110% of the aggregate allocated loan amounts for the Roberts, Avalon and Vaughn properties, which must be released at one time) plus the applicable yield maintenance premium; (ii) after the release, the debt service coverage ratio (as calculated under the loan documents) based on the trailing 12 months is equal to or greater than the greater of (a) 1.35 multiplied by a fraction, the numerator of which is the sum of the allocated loan amounts for the properties (including the property being released) and the denominator is the then-current principal balance of the loan, and (b) the debt service coverage ratio immediately preceding the release (including the property being released) based on the trailing 12 months; (iii) after giving effect to the release, the LTV ratio for the properties will not exceed 79.5%, and (iv) delivery of a REMIC opinion. See “Description of the Mortgaged Properties – Certain Terms and Conditions of the Mortgage Loans – Releases of Individual Mortgaged Properties” in the Free Writing Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

137 of 142

Structural and Collateral Term Sheet	JPMBB 2015-C30

300 North Greene Street

Mortgage Loan Information		Property Information
Mortgage Loan Seller:	JPMCB	Single Asset / Portfolio:	Single Asset
Original Principal Balance:	$32,600,000	Title:	Fee
Cut-off Date Principal Balance:	$32,600,000	Property Type - Subtype:	Office - CBD
% of Pool by IPB:	2.4%	Net Rentable Area (SF):	324,305
Loan Purpose:	Acquisition	Location:	Greensboro, NC
Borrower:	Hertz Greensboro	Year Built / Renovated:	1989 / N/A
	300 North Greene, LLC	Occupancy:	83.5%
Sponsors:	William Z. Hertz, Isaac Hertz and	Occupancy Date:	3/25/2015
	Sarah Hertz	Number of Tenants:	22
Interest Rate:	5.06070%	2012 NOI:	$3,919,490
Note Date:	6/5/2015	2013 NOI:	$3,986,665
Maturity Date:	7/1/2020	2014 NOI:	$3,930,633
Interest-only Period:	None	TTM NOI (as of 2/2015):	$3,821,326
Original Term:	60 months	UW Economic Occupancy:	85.1%
Original Amortization:	360 months	UW Revenues:	$6,418,057
Amortization Type:	Balloon	UW Expenses:	$2,842,715
Call Protection:	L(25),Grtr1%orYM(12),O(23)	UW NOI:	$3,575,342
Lockbox:	Hard	UW NCF:	$3,024,024
Additional Debt:	Yes	Appraised Value / Per SF(1):	$43,550,000 / $134
Additional Debt Balance:	$4,000,000	Appraisal Date:	4/27/2015
Additional Debt Type:	Mezzanine Loan

Escrows and Reserves				Financial Information
	Initial	Monthly	Initial Cap	Cut-off Date Loan / SF:	$101
Taxes:	$571,682	$52,400	N/A	Maturity Date Loan / SF:	$93
Insurance:	$0	Springing	N/A	Cut-off Date LTV(1):	74.9%
Replacement Reserves:	$5,410	$5,410	N/A	Maturity Date LTV(1):	69.1%
TI/LC:	$750,000	$40,600	N/A	UW NCF DSCR:	1.43x
Other(2):	$543,113	$0	N/A	UW NOI Debt Yield:	11.0%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Mortgage Loan	$32,600,000	71.1%	Purchase Price	$42,730,000	93.2%
Mezzanine Loan	4,000,000	8.7	Upfront Reserves	1,870,205	4.1
Sponsor Equity	9,264,204	20.2	Closing Costs	1,263,999	2.7
Total Sources	$45,864,204	100.0%	Total Uses	$45,864,204	100.0%

(1)    The Appraised Value / Per SF, Cut-off Date LTV and Maturity Date LTV are calculated based on the “Market Value Subject to Hypothetical Condition” provided by the appraisal, which assumes that all capital expenditures, tenant improvements, leasing commissions and free rent have been paid. These amounts have been fully reserved at close. The “as-is” value as of April 27, 2015 is $42.8 million, which results in a Cut-off Date LTV and Maturity Date LTV of 76.2% and 70.3%, respectively.

(2)    The Initial Other Escrows Reserves includes $250,000 for a deferred maintenance reserve, $250,000 for an environmental reserve and $43,113 for outstanding tenant improvements and leasing commissions.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

300 North Greene Street

The Loan. The 300 North Greene Street loan has an outstanding principal balance of $32.6 million and is secured by a first mortgage lien on the borrower’s fee interest on a 324,305 square foot office building located in Greensboro, North Carolina. The 300 North Greene Street loan has a five-year term and will amortize on a 30-year schedule. The borrowing entity for the loan is Hertz Greensboro 300 North Greene, LLC, a Delaware limited liability company and special purpose entity. The loan sponsors and nonrecourse carve-out guarantors are William Z. Hertz, Isaac Hertz and Sarah Hertz of the Hertz Investment Group, LLC. The Hertz Investment Group is a national real estate investment and management company currently headquartered in Santa Monica, California. The company’s unique business plan focuses its acquisition strategy towards secondary central business districts and state capitals in an effort to control the market. Since its founding in 1979 by Judah Hertz, the company has grown to own and manage approximately 12.2 million square feet with an aggregate portfolio market value of approximately $1.2 billion. The previously existing debt was securitized in 2005 as part of the WBCMT 2005-C17 securitization.

The Property. 300 North Greene Street is a Class B office building located at 300 North Greene Street in Greensboro, North Carolina. The property was constructed in 1989 and is situated on approximately one acre of land. The 21-story property totals 324,305 square feet of gross leasable area and consists of multi-tenant office space and contains six 30-minute parking spaces on the premises. Additionally, the owners lease an additional 110 spaces in the adjacent Marriott parking deck, and the cost of leasing is reimbursed by building tenants. 300 North Greene Street is located at the northeast corner of the intersection of North Greene Street and Summit Avenue in Greensboro’s central business district, in close proximity to restaurants, banks, hotels, new condos, expanding retail, and Newbridge Bank Park, in addition to offices of the region‘s most respected law, financial and investment firms.

As of March 25, 2015, the property was 83.5% leased by 22 tenants. The largest tenant at the property, Smith Moore Leatherwood, LLP, which has been a tenant since February 1990, currently leases 20.2% of the net rentable area through June 2020. Founded in 1919, Smith Moore Leatherwood, LLP has more than 170 attorneys across its offices in North Carolina, South Carolina and Georgia. The firm’s core practice areas are focused on litigation, labor and employment, corporate law, healthcare and commercial real estate. The second largest tenant, Wells Fargo Bank (“Wells Fargo”), which has been a tenant since January 1990, currently leases 15.0% of the net rentable area through December 2019. Wells Fargo (NYSE: WFC, Moody’s: A2, S&P: A+, Fitch AA-) is a financial services company headquartered in San Francisco, California that provides banking, insurance, investments, mortgage, and consumer and commercial finance. The firm was founded in 1852 and currently has approximately $1.7 trillion in assets, approximately 266,000 employees, 8,700 locations, 12,500 ATMs and offices in 36 countries. The third largest tenant, Bell Partners Inc. (“Bell Partners”), which has been a tenant since September 2005, currently leases 8.7% of the net rentable area through May 2017. Founded in 1976, Bell Partners is a private real estate company that seeks to provide attractive, risk-adjusted returns to its investors by acquiring well-located, high-quality apartment communities in the Northeast, Mid-Atlantic, Southeast and Southwest United States. The National Multi-Housing Council currently lists Bell Partners as the 11th largest apartment operator in the United States, with a management portfolio of nearly 70,000 homes valued at over $5.0 billion across 16 states with over 16,000 associates. Since 2002, the company has completed nearly $7.0 billion of apartment transactions.

The Market. 300 North Greene Street is located in the heart of Greensboro’s central business district and is located three blocks northeast of Guilford County’s court and administrative complex. Much of the development in the property’s immediate neighborhood consists of office buildings, hotels and parking decks, with many government facilities located within walking distance of the property. Newbridge Bank Park, the baseball stadium for the Greensboro Grasshoppers, is located two blocks west of the property. Regional access to the area is primarily provided by Interstate 40, a major east-west route of the Interstate Highway System, which is located three miles south of the property. Per Costar, the trade area consisting of a five-mile radius contains an estimated 194,641 people with a median household income of $35,195 as of 2014. According to the appraisal, as of the first quarter of 2015, the Greensboro Central Business District Class B/C office submarket contained approximately 1.0 million square feet of existing supply and maintained an overall vacancy rate of 23.4% with asking rents of $15.21 per square foot. The appraisal identified six office lease comparables that are directly competitive with 300 North Greene Street. The in-place retail rental rate at the property is $24.12 per square foot, which is above the appraisal concluded asking rent of $18.89 per square foot for the Greensboro central business district. The office leases are at properties that range from 60,000 to 281,226 square feet and have reported occupancies ranging from 70.0% to 95.0% occupied. The weighted average occupancy of the group is 86.4% and the weighted average rental rate is $20.20 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

300 North Greene Street

Tenant Summary(1)
Tenant	Ratings(2) Moody’s/S&P/Fitch	Net Rentable Area (SF)	% of Total NRA	Base Rent	Base Rent PSF	Lease Expiration Date
Smith Moore Leatherwood, LLP	NA / NA / NA	65,632	20.2%	$978,573	$14.91	6/30/2020
Wells Fargo Bank	A2 / A+ / AA-	48,767	15.0%	$1,038,570	$21.30	12/31/2019
Bell Partners Inc.	NA / NA / NA	28,227	8.7%	$693,898	$24.58	5/31/2017
Womble Carlyle Sandridge & Rice	NA / NA / NA	20,267	6.2%	$390,140	$19.25	6/30/2017
United Guaranty Corporation	NA / NA / NA	17,797	5.5%	$325,685	$18.30	9/30/2016
KPMG, LLP	NA / NA / NA	9,740	3.0%	$205,514	$21.10	10/31/2018
Citigroup Global Markets	Baa1 / A- / A	9,538	2.9%	$223,380	$23.42	8/31/2016
MacCord Mason PLLC	NA / NA / NA	8,546	2.6%	$171,176	$20.03	11/30/2015
Hagan Davis Mangum Bank	NA / NA / NA	8,372	2.6%	$152,454	$18.21	10/31/2015
Ellis & Winters, LLP	NA / NA / NA	8,301	2.6%	$170,171	$20.50	3/31/2020

(1)	Based on the underwritten rent roll.
(2)	Ratings provided are for the parent company of the entity listed in the “Tenant” field whether or not the parent company guarantees the lease.

Lease Rollover Schedule(1)
Year	Number of Leases Expiring	Net Rentable Area Expiring	% of NRA Expiring	Base Rent Expiring	% of Base Rent Expiring	Cumulative Net Rentable Area Expiring	Cumulative % of NRA Expiring	Cumulative Base Rent Expiring	Cumulative % of Base Rent Expiring
Vacant	NAP	53,384	16.5%	NAP	NAP	53,384	16.5%	NAP	NAP
2015 & MTM	6	31,521	9.7	$653,690	12.4%	84,905	26.2%	$653,690	12.4%
2016	7	46,460	14.3	929,955	17.6	131,365	40.5%	$1,583,645	30.0%
2017	2	48,494	15.0	1,084,038	20.5	179,859	55.5%	$2,667,683	50.5%
2018	3	19,148	5.9	400,320	7.6	199,007	61.4%	$3,068,003	58.1%
2019	2	50,122	15.5	1,066,348	20.2	249,129	76.8%	$4,134,351	78.3%
2020	2	73,933	22.8	1,148,744	21.7	323,062	99.6%	$5,283,094	100.0%
2021	0	0	0.0	0	0.0	323,062	99.6%	$5,283,094	100.0%
2022	0	0	0.0	0	0.0	323,062	99.6%	$5,283,094	100.0%
2023	0	0	0.0	0	0.0	323,062	99.6%	$5,283,094	100.0%
2024	0	0	0.0	0	0.0	323,062	99.6%	$5,283,094	100.0%
2025	0	0	0.0	0	0.0	323,062	99.6%	$5,283,094	100.0%
2026 & Beyond(2)	0	1,243	0.4	0	0.0	324,305	100.0%	$5,283,094	100.0%
Total	22	324,305	100.0%	$5,283,094	100.0%

(1)  Based on the underwritten rent roll.

(2) 2026 & Beyond includes a building management office totaling 1,243 square feet. The space does not contribute to the number of leases but is not considered vacant as it contributes to building amenities and services.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

300 North Greene Street

Operating History and Underwritten Net Cash Flow
	2012	2013	2014	TTM(1)	Underwritten	Per Square Foot	%(2)
Rents in Place(3)	$5,435,934	$5,516,023	$5,442,651	$5,367,337	$5,283,094	$16.29	70.6%
Vacant Income	0	0	0	0	1,116,308	3.44%	14.9%
Gross Potential Rent	$5,435,934	$5,516,023	$5,442,651	$5,367,337	$6,399,402	$19.73	85.5%
Total Reimbursements	1,014,098	995,656	993,703	977,305	1,084,371	3.34%	14.5%
Net Rental Income	$6,450,032	$6,511,679	$6,436,354	$6,344,642	$7,483,773	$23.08%	100.0%
(Vacancy/Credit Loss)	0	0	0	0	(1,116,308)	(3.44)	(14.9)
Other Income(4)	99,827	85,898	68,107	66,272	50,592	0.16	0.7
Effective Gross Income	$6,549,859	$6,597,577	$6,504,461	$6,410,914	$6,418,057	$19.79%	85.8%%

Total Expenses	$2,630,369	$2,610,912	$2,573,828	$2,589,588	$2,842,715	$8.77	44.3%

Net Operating Income	$3,919,490	$3,986,665	$3,930,633	$3,821,326	$3,575,342	$11.02	55.7%

Total TI/LC, Capex/RR	0	0	0	0	551,319	1.70	8.6
							%
Net Cash Flow	$3,919,490	$3,986,665	$3,930,633	$3,821,326	$3,024,024	$9.32	47.1%

Occupancy(5)	85.4%	87.5%	84.8%	83.5%	85.1%
(1)	TTM column is based on the trailing 12 month period ending on February 28, 2015.
(2)	Percentage column represents percent of Net Rental Income for all revenue lines and represents percent of Effective Gross Income for the remainder of fields.
(3)	Underwritten Rents in Place as of March 25, 2015 and include rent steps through April 2016.
(4)	Other Income consists primarily of service income, which includes revenue associated with the tenant bill backs that are generally offset by the associated service costs.
(5)	Historical Occupancy is as of December 31 of each respective year. TTM Occupancy is the most current occupancy as of March 25, 2015. Underwritten Occupancy represents economic occupancy.

Property Management. The property is managed by Hertz Investment Group, LLC (“Hertz”), an affiliate of the borrower. The current management agreement commenced on June 4, 2015, has a three-year term and will automatically renew for up to two successive periods of three years each unless otherwise terminated by either party. The management agreement provides for a contractual property management fee of 5.0% of the cash income, payable on a monthly basis. If Hertz retains a local property management company, Hertz will have the right to pay such company a fee of 1.0% of the cash income. In addition to the property management fee, the management agreement provides for a leasing administration fee of 6.0% of the net value of each new lease and 4.0% of the net value of each renewal lease. Additionally, the management agreement provides for a construction administration fee of 5.0% of the total cost of construction, both for tenant improvement and capital improvement construction. The management fees are subordinate to the liens and interests of the 300 North Green Street loan.

Additional Debt. An affiliate of the borrower has provided a $4.0 million mezzanine loan that is secured by the direct equity interests in the borrower and is coterminous with the 300 North Greene Street loan. The mezzanine loan has a 12.00000% coupon and is interest-only for the full term of the loan. Including the mezzanine loan, the Cut-off Date LTV is 84.0%, the UW NCF DSCR is 1.16x and the UW NOI Debt Yield is 9.8%. See “Description of the Mortgage Pool – Additional Debt – Existing Mezzanine Debt” in the Free Writing Prospectus for additional information.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Structural and Collateral Term Sheet	JPMBB 2015-C30

Contacts

J.P. Morgan CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Kunal Singh Managing Director	kunal.k.singh@jpmorgan.com	(212) 834-5467

Dwayne McNicholas Vice President	dwayne.p.mcnicholas@jpmorgan.com	(212) 834-9328

J.P. Morgan CMBS Trading
Contact	E-mail	Phone Number
Andy Taylor Managing Director	andrew.b.taylor@jpmorgan.com	(212) 834-3111
Avinash Sharma Vice President	avinash.sharma@jpmorgan.com	(212) 272-6108

J.P. Morgan Securitized Products Syndicate
Contact	E-mail	Phone Number
Andy Cherna Managing Director	andy.cherna@jpmorgan.com	(212) 834-4154

Mick Wiedrick Executive Director	mick.k.wiedrick@jpmorgan.com	(212) 834-4154

Barclays CMBS Capital Markets & Banking
Contact	E-mail	Phone Number
Daniel Vinson Managing Director	daniel.vinson@barclays.com	(212) 528-8224

Luke Adovasio Director	luke.adovasio@barclays.com	(212) 526-5248

Barclays CMBS Trading
Contact	E-mail	Phone Number
Max Baker Director	max.baker@barclays.com	(212) 412-2084
David Kung Director	david.kung@barclays.com	(212) 528-7970

Barclays Securitized Products Syndicate
Contact	E-mail	Phone Number
Brian Wiele Managing Director	brian.wiele@barclays.com	(212) 412-5780
Kenneth Rosenberg Director	kenneth.rosenberg@barclays.com	(212) 412-5780

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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